FONAR CORPORATION

 Proxy - Combined Annual Meeting of Stockholders for fiscal years 2008 and 2009
                                November 17, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Fonar Corporation (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Raymond V. Damadian, David B. Terry, Luciano Bonanni and Kurt Reimann, and each of them, proxies with full power of substitution, for and in the name of the undersigned to attend the Combined Annual Meeting of the Stockholders of the Company for the 2008 and 2009 fiscal years to be held at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware on November 17, 2008 at 10:00 a.m., local time, and at any adjournment(s) thereof, and there to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly and lawfully come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS ONE THROUGH FIVE.

No. 1.  Election of Directors

            For All Nominees listed below          WITHHOLD AUTHORITY
            (except as marked to the               to vote for all Nominees
            contrary listed below)                 below

            +-------------+                        +-------------+
            /             /                        /             /
            /             /                        /             /
            +-------------+                        +-------------+


(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

Raymond V. Damadian, Claudette J. V. Chan, Robert J. Janoff, Charles N. O'Data and Robert Djerejian.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

No. 2. To ratify the selection of Marcum & Kliegman LLP as the Company's independent auditors for the fiscal years ended June 30, 2008 and June 30, 2009.

               FOR                AGAINST              ABSTAIN

           +----------+         +----------+         +----------+
           /          /         /          /         /          /
           /          /         /          /         /          /
           +----------+         +----------+         +----------+


No. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

              AUTHORITY                              AUTHORITY
               GRANTED                               WITHHELD

           +-------------+                        +-------------+
           /             /                        /             /
           /             /                        /             /
           +-------------+                        +-------------+


                          Dated:  ____________________


                          __________________________________
                          Signature

                          __________________________________
                          Signature if jointly held


                                        Please sign your name(s) EXACTLY as
                                        your name(s) appear(s) on your stock
                                        certificate(s). All joint tenants must
                                        sign.  When signing as attorney,
                                        executor, administrator, guardian or
                                        corporate officer, please provide your
                                        FULL title.


The Board of Directors requests that you fill in, date and sign the Proxy and return it in the enclosed envelope.

                           SCHEDULE 14A INFORMATION

Proxy Statement  Pursuant to section 14(a) of the Securities and Exchange Act of
1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-12


                                Fonar Corporation
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14-6(i) (1) and 0-11.

     1) Title of each class of securities to which transaction applies:

                                       N/A

     2) Aggregate number of securities to which transaction applies:

                                       N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

                                       N/A

     4) Proposed maximum aggregate value of transaction:

                                       N/A

     5) Total fee paid:

                                       N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     1) Amount Previously Paid:

     ...........................................................................

     2) Form, Schedule or Registration Statement No.:

     ...........................................................................

     3) Filing Party:

     ...........................................................................

     4) Date Filed:

     ...........................................................................

                                FONAR CORPORATION
                                110 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747
                                 (631) 694-2929


                NOTICE OF COMBINED ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 17, 2008


To The Stockholders:

The Combined Annual Meetings of the stockholders of Fonar Corporation required to be held during the fiscal years ended June 30, 2008 and June 30, 2009 will be held at the Double Tree Hotel, Wilmington Downtown, 700 King Street, Wilmington, Delaware 19801 (302-655-0400), on November 17, 2008, at 10:00 a.m. local time for the following purposes:

1. To elect five Directors to the Board of Directors.

2. To ratify the selection of Marcum & Kliegman LLP as the Company's auditors for the fiscal years ended June 30, 2008 and June 30, 2009.

3. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on September 25, 2008 are entitled to notice of, and to vote at, this meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the principal office of the Company, 110 Marcus Drive, Melville, New York, for a period of ten days prior to the meeting.

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. You may vote by internet, by phone or by signing, dating, and returning your proxy at your earliest convenience. Voting by internet, telephone or mail will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.


                                 BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Claudette J.V. Chan

                                 Claudette J.V. Chan, Secretary

                                 PROXY STATEMENT
                         FOR COMBINED ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD NOVEMBER 17, 2008

This proxy statement, which is first being made available to shareholders on or about October 8, 2008 on the internet, is furnished in connection with the solicitation of proxies by the Board of Directors of Fonar Corporation (the "Company"), to be voted at the combined annual meeting of the stockholders of the Company to be held at 10:00 a.m. on November 17, 2008 and any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Combined Annual Meeting of Stockholders. At the same time a paper notice regarding the availability of proxy materials will be mailed to stockholders. Stockholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

This Annual Meeting is a combined meeting for both the current fiscal year and the meeting which was required to be held during the prior fiscal year. Consequently, it is referred to as a "Combined Annual Meeting". This year, the stockholders will have several options as to how to view their shares.

THIS YEAR, THE COMPANY IS POSTING THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, TOGETHER WITH THE ANNUAL REPORT ON THE INTERNET. YOU MAY READ THE MATERIALS ONLINE OR PRINT OUT A COPY. YOU WILL ALSO HAVE THE ABILITY TO VOTE ONLINE.

IN THE ALTERNATIVE, YOU MAY ELECT TO RECEIVE AN E-MAIL OR THE TRADITIONAL PAPER COPIES OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND THE ANNUAL REPORT. THERE IS NO CHARGE FOR RECEIVING E-MAIL OR PAPER COPIES, BUT YOU MUST REQUEST THEM IF YOU WANT THEM. TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST AS INSTRUCTED ON OR BEFORE NOVEMBER 3, 2008.

TO VIEW THE MATERIALS AND VOTE ON THE INTERNET, HAVE THE 12 DIGIT CONTROL NUMBER(S) LOCATED ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AVAILABLE AND VISIT: www.proxyvote.com.

STOCKHOLDERS MAY REQUEST A COPY OF THE PROXY MATERIALS:

1.   BY INTERNET - VISIT www.proxy.com

2.   BY TELEPHONE - 1-800-579-1639

3.   BY E-MAIL - sendmaterial@proxyvote.com

Only stockholders of record at the close of business on September 25, 2008 will be entitled to vote at the meeting. Shares of Common Stock are entitled to one vote per share, shares of Class B Common Stock are entitled to ten votes per share and shares of Class C Common Stock are entitled to twenty-five votes per share. At the close of business on September 25, 2008, there were issued and outstanding 4,904,275 shares of

Common Stock held of record by 4,412 stockholders, 158 shares of Class B Common Stock held of record by 12 stockholders and 382,513 shares of Class C Common Stock held of record by 4 stockholders. The shares of Class A Nonvoting Preferred Stock, 313,451 shares held of record by 3,856 stockholders at the close of business on September 25, 2008, are not entitled to vote. Except for the shares of Class A Nonvoting Preferred Stock, there are no shares of Preferred Stock issued and outstanding.

Any proxy may be revoked at any time before it is exercised by delivery of a written instrument of revocation or a later dated proxy to the principal executive office of the Company or, while the meeting is in session, to the Secretary of the meeting, without, however, affecting any vote previously taken. The presence of a stockholder at the meeting will not operate to revoke his proxy. The casting of a ballot by a stockholder who is present at the meeting, however, will revoke his proxy, but only as to the matters on which the ballot is cast and not as to any matters on which he does not cast a ballot or as to matters previously voted upon.

Proxies received by management will be voted at the meeting or any adjournment thereof. EACH PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE THEREIN BY THE PERSON GIVING THE PROXY. TO THE EXTENT NO CHOICE IS SPECIFIED, HOWEVER, THE PROXY WILL BE VOTED FOR MANAGEMENT'S PROPOSALS. All of management's proposals have been unanimously approved by the Board of Directors.

1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Five directors are to be elected at the annual meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following nominees to serve as directors unless the stockholder indicates to the contrary on the proxy. All of the nominees are currently directors. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

DIRECTORS AND OFFICERS

Raymond V. Damadian, M.D. (age 72), a nominee for Director, has been the Chairman of the Board and President of FONAR since its inception and Treasurer since February, 2001. Dr. Damadian received an M.D. degree in 1960 from Albert Einstein College of Medicine, New York, and a B.S. degree in mathematics from the University of Wisconsin in 1956. In addition, Dr. Damadian conducted post-graduate work at Harvard University, where he studied extensively in the fields of physics, mathematics and electronics. Dr. Damadian is a 1988 recipient of the National Medal of Technology and in 1989 was inducted into the National Inventors Hall of Fame, for his contributions in conceiving and developing the application of magnetic resonance technology to medical applications including whole body scanning and diagnostic imaging. Dr. Damadian is also the director, President and Treasurer of the Company's subsidiary, Health Management Corporation of America ("HMCA").

Claudette J.V. Chan (age 70), a nominee for Director, has been a Director of FONAR since October 1987. She also has been the Secretary of FONAR since January, 2008. Mrs. Chan has been employed since 1992 by HMCA and its predecessor, Raymond V. Damadian, M.D. MR Scanning Centers Management Company, as "site inspector," in which capacity she is responsible for supervising and implementing standard procedures and policies for MRI scanning centers. From 1989 to 1994 Mrs. Chan was employed by St. Matthew's and St. Timothy's Neighborhood Center, Inc., as the director of volunteers in the "Meals on Wheels" program, a program which cares for the elderly. She received a bachelor of science degree in nursing from Cornell University in 1960. Mrs. Chan is the sister of Raymond V. Damadian.

Robert J. Janoff (age 81), a nominee for Director, has been a Director of FONAR since February, 1989. Mr. Janoff has been a self-employed New York State licensed private investigator for more than thirty-five years and was a Senior Adjustor in Empire Insurance Group for more than 15 years until retiring from that position on July 1, 1997. Mr. Janoff also served, from June 1985 to June 1991, as President of Action Data Management Strategies, Ltd., a supplier of computer programs for use by insurance companies. Mr. Janoff is a Director Emeritus of Harmony Heights of Oyster Bay, New York, which is a nonprofit residential school for girls with learning disabilities.

Charles N. O'Data (age 72), a nominee for Director, has been a Director of FONAR since February, 1998. From 1968 to 1997, Mr. O'Data was the Vice President for Development for Geneva College, a liberal arts college located in western Pennsylvania. In that capacity, he acted as the College's chief investment officer. His responsibilities included management of the College's endowment fund and fund raising. In July 1997, Mr. O'Data retired from Geneva College after 36 years of service to assume a position of National Sales Executive for SC Johnson Company's Professional Markets Group (a unit of SC Johnson Wax), and specialized in healthcare and education sales, a position he held until the spring of 1999. Mr. O'Data presently acts an independent financial consultant to various entities. He founded The Beaver County Foundation, a Community Foundation, in 1992, and serves as its President. Mr. O'Data served as a director of Heritage Valley Health System, The Medical Center, Beaver for 25 years, three years as Chairman. Mr. O'Data is a graduate of Geneva College, where he received a B.S. degree in Economics in 1958.

Robert Djerejian (77), a nominee for Director, has been a Director of Fonar since June, 2002. Since 1996 Mr. Djerejian has served as a senior consultant for Haines, Lundberg & Waehler International, (HWL International) an architecture, design and engineering firm, which among other specialties designs hospitals and laboratories. Prior to that time he was the Senior Managing Partner of the firm where he received numerous design awards including the National Honor Award from the Endowment for the Arts and The Design Excellence Award from the NY Society of the American Institute of Architects. During his management of the firm he brought the firm to international prominence with offices in London, Shanghai and Saudi Arabia. He currently consults to private clientele in design management in planning, design and construction services. Mr. Djerejian is an Emeritus member of the Board of Trustees of Pratt Institute since 1992, where he chaired the Nominations Committee and was the Vice Chairman of the Executive Committee. He served as a Board Member coordinating the joint venture of Corcoran College of Art & Design in Washington DC with Pratt Institute as one of the founding directors forming the Delaware College of Art and Design. He is a member of the American Institute of Architects and the NY Society of Architects. Mr. Djerejian is a graduate of Pratt Institute School of Architecture, where he received his B.A. in Architecture in 1955.

CORPORATE GOVERNANCE, THE BOARD AND ITS COMMITTEES

All of the nominees are presently directors of the Company. The five nominees will be elected to hold office for the ensuing year or until their respective successors are elected and qualified. Of the five nominees, Messrs. Charles N. O'Data, Robert J. Janoff and Robert Djerejian are independent, as defined in the Securities and Exchange Commission Regulations and Nasdaq Market Place Rules. In making such determinations, there were no transactions, relationships or arrangements not disclosed in our SEC filings to be considered by the Board of Directors, in determining whether the director was independent.

During the year ended June 30, 2008, the Board of Directors unanimously consented to take action in lieu of a meeting on one occasion, and the audit committee met four times.

During the year ended June 30, 2007 the Board of Directors unanimously consented to take action in lieu of a meeting on two occasions, and the audit committee met four times.

Dr. Damadian receives no cash compensation for serving on the Board. The other directors are each paid $20,000 per year in their capacities as directors. This is the sole compensation payable to the directors.

The Company's Board of Directors has an audit committee. There is no standing compensation committee or nominating committee.

In accordance with the Nasdaq Marketplace Rules, the Board of Directors adopted a written charter for the audit committee which took effect in June, 2001 and was revised on November 17, 2004. All of the directors on the audit committee are independent.

Stockholders may communicate with directors by writing to them at the Company in accordance with the Company's corporate governance policies and code of conduct, or in any other manner the particular director may provide. Depending on the sensitivity and timing of a matter raised by a stockholder and the need for disclosure of matters to be made not to just one stockholder, but to the stockholders as a whole, it may not be possible for the director to reply to the stockholder.

AUDIT COMMITTEE

The Audit Committee, which is comprised of independent directors, is governed by a Board approved charter that contains, among other things, the Committee's membership requirements and responsibilities. The audit committee oversees the Company's accounting, financial reporting process, internal controls and audits, and consults with management and the independent public accountants on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the audit committee appoints, evaluates and retains the Company's independent public accountants. It also maintains direct responsibility for the compensation, termination and oversight of the Company's independent public accountants and evaluates the independent public accountants' qualifications, performance and independence.

Financial Expert on Audit Committee: The Board has determined that Mr. O'Data, who currently is a financial consultant to various entities and previously was the Vice President for Development for Geneva College, is the audit committee financial expert. The Board made a qualitative assessment of Mr. O'Data's level of knowledge and experience based on a number of factors, including his formal education and experience.

AUDIT COMMITTEE REPORT

The audit committee has (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent auditors the matters required to be discussed by SAS 61 (Statement on Auditing Standards No.
61) and (c) has received the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1 and has discussed with the independent accountants the independent accountant's independence.

Based on the foregoing review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

The members of the audit committee are Messrs. Charles N. O'Data, Robert J. Janoff and Robert Djerejian. Messrs. O'Data, Janoff and Djerejian are
independent directors, as defined in the Securities and Exchange Commission Regulations and Nasdaq Market Place Rules.

NOMINATING COMMITTEE

The Company does not believe it requires a separate standing nominating committee because the Board of Directors is relatively small and can make the nominations acting as a whole. The Board does not have a policy with regard to director candidates recommended by stockholders because the absence of such recommendations makes a formal policy unnecessary. Historically, there usually has not been a need to identify new nominees in the absence of the resignation or death of an existing director. The remaining directors evaluate a new nominee based on his integrity, loyalty, competence and experience, and how his background complements that of the remaining directors.

VOTE REQUIRED AND BOARD RECOMMENDATION

The directors will be elected by the vote of a plurality of the votes represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR.

      INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                            DIRECTORS, AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's common shares by the nominees for directors, the Company's Chief Executive Officer, and the directors and executive officers as a group as of May 5, 2008.

NAME AND ADDRESS OF                  SHARES                PERCENT
BENEFICIAL OWNER (1)             BENEFICIALLY OWNED        OF CLASS
-------------------------        ------------------        --------

Raymond V. Damadian, M.D.
c/o FONAR Corporation
Melville, New York
 Director, President
 PEO, PFO 5% + Stockholder
    Common Stock                       120,302              2.46%
    Class C Stock                      382,447             99.98%
    Class A Preferred                   19,093              6.09%


Claudette Chan
Director
    Common Stock                           106                  *
    Class A Preferred                       32                  *

Robert J. Janoff
Director
    Common Stock                         3,600                  *
    Class A Preferred                       80                  *


Charles N. O'Data
Director
    Common Stock                            28                  *


Robert Djerejian
Director
    Common Stock                             0                  *

All Officers, Directors and Nominees
as a Group (6 persons) (2)           ---------            ---------
    Common Stock                       124,036              2.54%
    Class C Stock                      382,447             99.98%
    Class A Preferred                   19,205              6.13%
___________________________
*   Less than one percent

1. Address provided for each beneficial owner owning more than five percent of the voting securities of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Item 13, "Certain Relationships and Related Transactions" of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008 which is specifically incorporated by reference herein. A copy of the Form 10-K is included in the Annual Report to Stockholders which is being sent to the Company's stockholders with this Proxy Statement.)

The Company believes that each of the related transactions described therein were on terms at least as favorable to the Company as were available from non-affiliated parties.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS; COMPENSATION COMMITTEE

With the exception of the Principal Executive Officer and Principal Financial Officer, Dr. Raymond V. Damadian, the compensation of the Company's executive officers is based on a combination of salary and bonuses based on performance. Decisions concerning compensation are made on a case by case basis and not pursuant to standardized formulas, programs, policies or criteria. Dr. Damadian, who serves as both the Principal Executive Officer and Principal Financial Officer, receives compensation which consists only of a salary, which has remained at consistent modest levels to conserve funds. The Board of Directors does not have a compensation committee and does not believe such a committee is required, in view of the manner in which compensation matters are handled. Dr. Raymond V. Damadian is the only executive officer who is a member of the Board of Directors. Dr. Damadian, who also has voting control of the Company and serves as Chairman of the Board and President, participates in the determination of executive compensation for the Company's officers.

As noted above, the Company's compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Principal Executive Officer. No officer of the Company received compensation in excess of $1 million in fiscal 2008 or in any previous fiscal year. The Board currently believes that the Company should be able to continue to manage its executive compensation program for others so as to preserve the related federal income tax deductions.

The Company maintains no pension or deferred compensation plans except for a noncontributory 401(k) plan.

The following table discloses compensation received for the three years ended June 30, 2008 by the Company's Principal Executive Officer and Principal Financial Officer.

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
Name                                                Plans,
and                                         Stock   Pension, All
Principal                                   and     Deferred Other
Total                                       Option  Compen-  Compen-
Position              Year   Salary   Bonus Awards  sation   sation   Total
----------            ---- ---------- ----- ------- -------- -------  ----------
Raymond V. Damadian   2008 $90,087.83    0       0       0       0    $90,087.83
Chairman of the       2007 $90,162.36    0       0       0       0    $90,162.36
Board; President;     2006 $93,059.68    0       0       0       0    $93,059.68
Principal Executive
Officer; Acting
Principal Financial
Officer; Director
--------------------------------------------------------------------------------

No executive officer has a written or unwritten employment agreement with the Company. Salaries, bonuses and discretionary stock and stock option awards comprise the full amount of total compensation. The only exceptions are commissions, based on a percentage of the sales prices, payable to salesmen.

COMPENSATION PURSUANT TO STOCK OPTIONS AND SAR GRANTS

No stock options or stock appreciation rights were granted to the Company's Principal Executive Officer and Principal Financial Officer during fiscal 2007 or fiscal 2008.

OPTION/SAR EXERCISES AND YEAR END VALUES

No options or stock appreciation rights were exercised by the Company's Chief Executive Officer during fiscal 2007. The Company's Chief Executive Officer did not hold any unexercised stock options or stock appreciation rights at the end of either fiscal 2007 or fiscal 2008.

2. RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors selected Marcum & Kliegman LLP, as the Company's independent auditors for the fiscal years ending June 30, 2008 and June 30, 2009. The stockholders will be asked to ratify this action by the Board. Marcum & Kliegman LLP were the Company's auditors for the fiscal years ended June 30, 2005, June 30, 2006 and June 30, 2007.

One or more representatives of Marcum & Kliegman LLP, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

The affirmative vote of shares holding a majority of the votes represented at the meeting is required to ratify the selection of auditors by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

AUDIT FEES

The aggregate fees billed by Marcum & Kliegman LLP for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2008 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended June 30, 2008 were $574,674.

The aggregate fees billed by Marcum & Kliegman for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2007 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended June 30, 2007 were $679,052.

All work on the audits in each of the last two fiscal years was performed by full-time permanent employees of Marcum & Kliegman LLP.

AUDIT-RELATED FEES

No audit-related fees were billed by Marcum & Kliegman LLP for the fiscal years ended June 30, 2008 and June 30, 2007.

TAX FEES

The aggregate fees billed by Marcum & Kliegman LLP for tax compliance, tax advise and tax planning in the fiscal years ended June 30, 2008 and June 30, 2007 were $115,668 and $153,337, respectively.

ALL OTHER FEES

The aggregate fees billed by Marcum & Kliegman LLP for all other services rendered by them during the fiscal years ended June 30, 2008 and June 30, 2007 were $6,125 and $49,898, respectively, which included services in connection with the registration of securities and the accounting consequences of other possible corporation transactions.

Since January 1, 2003, the audit committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. Specifically, the committee must pre-approve the use of the auditors for all such services. The audit committee has pre-approved all non-audit work since that time and in making its determination has considered whether the provision of such services was compatible with the independence of the auditors.

No fees were billed by Marcum & Kliegman LLP for the fiscal years ended June 30, 2008 or June 30, 2007 for designing, operating, supervising or implementing any of our financial information systems or any hardware or software systems for our financial information.

The Company's audit committee believes that the provision by Marcum & Kliegman LLP of services in addition to audit services in fiscal 2008 and 2007 were compatible with maintaining their independence. The services to be performed are presented by Marcum & Kliegman LLP to the committee or its chairman. The matter is then evaluated and a decision made.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2010 annual meeting of stockholders must be received by the Company no later than September 3, 2009 to be included in the Company's proxy statement and form of proxy related to that meeting, or such later date as the Company may announce.

SOLICITATION OF PROXIES

The proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, e-mail, facsimile, telephone, telegraph, or messenger. The Company will pay persons holding shares of stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING TABULATION

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the meeting. The ratification of proposals and the selection of auditors requires the affirmative vote of a majority of the votes represented in person or by proxy at the meeting. Votes cast by proxy or in person at the meeting will be tabulated by the Company.

A stockholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion. Where a proposal requires a majority of the votes present for its passage, an abstention or non-vote will have the same effect as a negative vote.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies, where the authorization to do so has been granted.

DATED: Melville, New York, October 8, 2008

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2008, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

                          INVESTOR RELATIONS DEPARTMENT
                                FONAR CORPORATION
                                110 MARCUS DRIVE
                            MELVILLE, NEW YORK 11747

ADDENDUM TO PROXY STATEMENT

CORPORATE GOVERNANCE, THE BOARD AND ITS COMMITTEES

Due to the shareholdings of the  Company's Chief Executive Officer,  Dr. Raymond
V. Damadian, which total more than 50% of the voting power of the Company, the Company is a controlled company for purposes of NASDAQ Markeplace Rule 4350(c).

                                FONAR CORPORATION

                         REVISED AUDIT COMMITTEE CHARTER

This Audit Committee Charter, as most recently revised, adopted by the Board of Directors (the "Board") of Fonar Corporation (the "Company").

1. PURPOSE

The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee (i) management's conduct of: the Company's financial reporting, including by overviewing the integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the Company's securityholders and other users thereof; (ii) management's establishment and conduct of the Company's systems of internal accounting and financial controls, including the Company's internal audit function; (iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, the conduct of the annual audit and any other audit, attest or review services, and the engagement of the independent auditors to provide any non- audit services; (iv) the preparation of the audit committee report required by U.S. Securities and Exchange Commission ("SEC") rules; (v) the Company's legal and regulatory compliance; and (vi) the Company's codes of conduct, as established by management and the Board. The Committee's role shall apply equally with respect to any subsidiary of the Company (including any partnership or joint venture) whose financial results are consolidated with the financial results of the Company and any other subsidiary which is directly or indirectly controlled by the Company and also with respect to any separate financial reports of any such subsidiary.

In discharging its role, the Committee is empowered to investigate any matter that comes to its attention and shall have access to all books, records, facilities and personnel of the Company which are necessary in order for the Committee to perform its duties hereunder. The Committee has the power to retain legal counsel, auditors or other experts as it determines appropriate to carry out its role and responsibilities and shall be provided adequate funding from the Company to engage such advisors and for the administration of the Committee's affairs. The Company shall compensate the independent auditor for its audit, review and attest services as determined and directed by the Committee.

The Committee shall report regularly to the Board on the Committee's activities, including all actions taken by the Committee on behalf of the Company and on any material issues that arise with respect to the quality or integrity of the Company's financial statements, the performance and independence of the independent auditor, the performance of the internal audit function, the Company's compliance with legal or regulatory requirements and the adequacy of and compliance with the Company's codes of conduct to the extent such codes of conduct relate to the duties and purposes of the Audit Committee as described herein and any other matters the Committee reasonably deems appropriate in connection with the performance of its duties hereunder or which the Board requests. The Committee shall report to the Board at least annually on its expenses, including the compensation of the independent auditor.

II. COMMITTEE MEMBERSHIP

The Committee shall consist of three or more members of the Board, as shall be determined by the Board, each of whom has been determined by the Board to be "independent" in accordance with the applicable listing standards of the NASD. All members of the Committee shall meet the applicable financial literacy requirements of the NASD and at least one member shall be an "audit committee financial expert" as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

III. COMMITTEE MEETINGS; SUBCOMMITTEES

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee's meetings shall include, on at least a quarterly basis, an executive session with the independent auditor to provide the opportunity for full and frank discussion of the Company's financial reporting without any member of senior management present, except for the Company's General Counsel if the Committee so desires.

IV. RESPONSIBILITIES AND FUNCTIONS

The Committee's role is one of oversight. The Committee's primary responsibility relates to the Company's financial reporting and its other responsibilities and functions as stated herein, while important in their own right, are ancillary to the accurate and complete presentation of the Company's financial position and prospects. The Company's management is responsible for preparing the Company's financial statements, for assuring the Company's compliance with its legal and regulatory obligations and for the adherence by Company personnel with the Company's business policies and codes of conduct. The Company's independent auditor is responsible for auditing the Company's financial statements and assessing the adequacy of the Company's internal controls. The Company's management and independent auditor have more knowledge and detailed information about the Company, greater expertise in financial reporting, internal control matters, the legal and regulatory obligations of the Company and the details of the Company's codes of conduct and business policies, and greater opportunity to analyze financial reporting issues facing the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements, internal controls, legal compliance or adherence to its codes of conduct and business policies or any professional certification as to the independent auditor's work.

The following functions of the Committee are specified as a guide, with the understanding that the Committee will exercise its judgment in determining the specific activities the Committee may undertake at any time and in its activities may diverge from this guide as appropriate given the circumstances. The Committee is authorized to carry out these and such other functions and responsibilities as are assigned by the Board from time to time and to take any actions reasonably related to the Committee's responsibilities as mandated by this Charter.

To fulfill its purpose, the Committee shall:

     1. appoint, subject to ratification of the appointment by the shareholders, and, if appropriate, dismiss the accounting firm which shall audit the Company's annual financial statements and any other accounting firm which shall provide to the Company any other audit, attest or review services (each of which shall be considered an "independent auditor" for purposes for this Charter), and evaluate the performance, determine the compensation and oversee the work of the independent auditors; the independent auditors shall report directly to the Committee and the Committee shall resolve any disagreement between management and the independent auditors regarding financial reporting In connection with the appointment of the Company's independent auditors, the Committee shall on an annual basis:

          (a) receive and review a formal written statement from the accounting firm to be retained as the Company's independent auditor delineating all relationships between the accounting firm and the Company (consistent with Independence Standards Board Standard No. 1 and any additional or successor standard established by the Public Company Accounting Oversight Board) and also delineating any services the accounting firm has provided to the Company's chief executive, chief financial and chief accounting officer; the Committee shall actively engage in a dialogue with such accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the accounting firm and take appropriate action in response to the accounting firm's report to satisfy itself of the auditor's independence;

          (b) consider whether, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate the accounting firm that serves as its independent auditor;

          (c) set clear policies with respect to the Company's hiring of employees or former employees of the independent auditors;

          (d) receive and review a report from the independent auditors describing: (i) such firm's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, peer review, or Public Company Accounting Oversight, Board Review of such firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

     2. review and approve any auditing and non-auditing services to be provided by the Company's independent auditors, including the adoption by the Committee of any policies and procedures detailing services which the independent auditors are permitted to provide to the Company without specific advance approval by the Committee, if any, except that if services rendered by the auditors were not recognized as non-audit services at the time of the independent auditor's engagement, such services shall be promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

     3. review and discuss with management and the independent auditor on a regular basis: (i) the adequacy of the Company's internal and disclosure controls and procedures, including computerized information system disclosure controls and procedures and security; (ii) any significant deficiencies or material weaknesses in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data that are reported to the Committee; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls that are reported to the Committee; and (iv) any findings and recommendations of the independent auditor with regard to such matters, together with management's responses;

     4. review and discuss with management, including the chief financial officer and chief accounting officer, and the independent auditor (i) any significant audit findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of the auditor's work, including any restrictions on the scope of activities or access to required information; (iii) any changes required in the scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

     5. review and discuss with management and the independent auditor accounting policies that may be viewed as critical; review and discuss significant changes in Company accounting policies and any accounting and financial reporting proposals (including changes in generally accepted accounting principles) that may have a material impact on the Company's financial reports; inquire as independent auditor's view of the accounting treatment related to significant new Company transactions or other significant matters or events not in the ordinary course of the Company's business and inquire as to the independent auditor's views about whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices;

     6. review and discuss with management and the independent auditor any financial or non-financial arrangements that do not appear in the financial statements of the Company but are material to the Company's financial position or performance; and review, discuss with management and the independent auditor, and approve, any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are material in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, as determined by the Committee to warrant review by the Committee;

     7. review and discuss with the independent auditor: (i) any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company;

     8. review and discuss with management, including the chief financial officer and chief accounting officer, and the independent auditor any significant risks or exposures to which the Company is subject and assess the Company's underlying policies with respect to risk assessment and risk management and the steps management has taken to minimize risks;

     9. review the Company's financial statements, including: (i) prior to public release, reviewing and discussing with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC, including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", (b) the certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's chief executive and financial officers and personnel and any qualifications thereon, (c) the matters required to be discussed with the independent auditor by Statement of Auditing Standards No. 61 or No. 71; (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meet separately with the independent auditor without any management member present and discuss the independent auditor's assessment of the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iii) also in connection with the release of the Company's audited annual financial statements, meet separately with management and the Company's financial personnel and discuss management's evaluation of the adequacy of the Company's system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company's audited financial statements and the quality of the Company's financial reports; (iv) make a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company with the SEC, review such financial statements and any report, certification or opinion thereon provided by the independent auditor;

     10.  discuss with management and the independent  auditor,  as appropriate,
          earnings  press  releases  and  financial   information  and  earnings
          guidance provided to analysts and to rating agencies;

     11. establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     12. review periodically with the General Counsel: (i) legal and regulatory matters that may have a material impact on the Company's financial statements and (ii) the scope and effectiveness of the Company's legal compliance policies and programs;

     13. receive and act upon any reports of a material violation of law received from any attorney for the Company in accordance with the SEC's Rule of practice, any reports from legal counsel appointed or retained, with the authorization of the Committee, to investigate any such report and any reports of the General Counsel on any proceeding relating to such reports;

     14. review periodically with management the adequacy of the Company's codes of conduct (including the Company's policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information) and the compliance therewith by Company personnel and review and approve any waivers sought under such codes with respect to directors, executive officers and senior financial officers) but any waiver reviewed by the Committee shall be reported by the Committee to the Board and approval of the Board as well shall be required for any such waiver to any officer who is a member of the Board;

     15. review and advise the Board with respect to the appointment, reassignment, replacement or dismissal of the chief financial officer and chief accounting officer and other financial or accounting personnel and consult with the Compensation Committee, if any, regarding any reduction in the salary or benefits of, the terms of participation in any incentive compensation program by and any discretionary bonus or incentive award to the chief financial officer and chief accounting officer;

     16. prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the Company's audited financial statements with management;
          (ii) has discussed with the independent auditor the matters required to be discussed by SAS No. 61 and 90; (iii) has received the written disclosure and letter from the independent auditor (delineating all relationships such firm has with the Company) and has discussed with such firm its independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the U.S. Securities and Exchange Commission;

     17. conduct an annual self-evaluation of the performance of the Committee, including its compliance with this Charter, and review and reassess the adequacy of this Charter; and

     18.  maintain   minutes  and  other  records  of  Committee   meetings  and
          activities.

                                ANNUAL REPORT
                   FONAR PRESIDENT'S MESSAGE TO SHAREHOLDERS
                               October 8, 2008

Dear Shareholders:

FONAR is the original MRI company. Since being incorporated in 1978, the company introduced the first commercial MRI scanner (1980) and has remained a leader in magnetic resonance imaging (MRI) research and development. In recent years we developed and commercialized an MRI scanner whose unique physical configuration enables it to scan patients in any position or posture - the FONAR Upright(R) Multi-Position(TM) MRI. Conventional MRI scanners can only scan patients lying down, i.e. in a single, static, non-weight-bearing position. The FONAR Upright(R) Multi-Position(TM) MRI is the only MRI that is able to provide Dynamic(TM) MRI, which is imaging of the patient in any position * including weight-bearing postures, bending, flexion and extension.

LANDMARK  INDEPENDENT  SPINE  STUDY BY UCLA  SCHOOL OF  MEDICINE

For many, the advantages of Dynamic(TM) MRI are obvious. In fact, we are constantly hearing reports from users and referring physicians of how the Upright(R) MRI diagnoses problems that conventional MRIs underestimate or completely miss. Physicians everywhere, particularly surgeons, enthusiastically credit the Upright(R) MRI for giving them more complete diagnoses, which allowed them to improve their patients' outcomes.

This is, of course, very gratifying, but a key step for the FONAR Upright(R) Multi-Position(TM) MRI to substantially penetrate the market is to obtain broad acceptance of its unique technology by the medical community. Such acceptance is not quickly or easily attained. In fact, there have been several important studies conducted at the prestigious University of Aberdeen in Scotland with very positive results regarding the enormous diagnostic value of Dynamic(TM) MRI. While these studies certainly attracted the attention of those in the medical community, many of them have been demanding more evidence. In particular, they look for clinical proof in large-sample scientific studies preferably performed at prestigious institutions and published in peer-reviewed U.S. journals.

I am pleased to report that we have taken a giant forward in this regard. At the 22nd Annual Meeting of the North American Spine Society (NASS) held October 23-27, 2007 in Austin, Texas, the University of California, Los Angeles (UCLA) School of Medicine presented four scientific papers comparing the visualization of spine pathology by Dynamic(TM) MRI to images obtained by Static MRI in 1,302 patients. The studies were performed utilizing the FONAR Upright(R) Multi-Position(TM) MRI scanner in conjunction with a software image analysis program developed by FONAR user True MRI that provides comprehensive quantitative measurements of spinal structures in Static and Dynamic(TM) positions. The results were staggering.

Key among the results of these four  studies are:

     *    The   Static   MRI   "miss   rate"  of   spondylolistheses   (vertebra
          dislocations) at the critical L4-5 segment is 35.1%

     *    The   Static   MRI   "miss   rate"  of   spondylolistheses   (vertebra
          dislocations) at L3-4 is even higher at 38.7%

     *    The Static MRI overall "miss rate" is 18.1%

We now have the kind of documented evidence the medical community has been waiting for: significant findings based on a large sample study (over 1000 patients) conducted at a prestigious institution (The UCLA School of Medicine). These results establish both the diagnostic value of Dynamic(TM) MRI and the stunning inadequacy of Static-Only MRI.

The UCLA study demonstrates convincingly that a spine surgeon intent on achieving the very best outcomes for his patients, as all surgeons are, cannot afford to take their patients to surgery without first obtaining images from the Upright(R) MRI. These images provide a full assessment and complete characterization of the patient's spinal pathology, which no other MRI can. Static recumbent-only MRI is clearly falling short and does not provide surgeons with what they need to achieve optimal results.

SALES & MARKETING

The focus of FONAR's sales and marketing efforts is to stimulate demand and awareness of the Upright MRI(R) among patients, surgeons, referring physicians, radiologists, independent MRI practice owners, and hospitals.

FONAR's   marketing   strategy   is   multi-pronged:    advertising   campaigns;
telemarketing; trade show participation; direct sales efforts for U.S. market penetration; and distribution channel partnerships.

ADVERTISING - The overall goal of FONAR advertising is to convince physicians that utilizing the Upright(R) Multi-Position(TM) MRI is no longer an option. It's a necessity.

This year FONAR advertising concentrated on reaching physicians through ads placed in major medical journals. Targeting orthopedic surgeons, neurosurgeons, and radiologists in such prestigious journals as Spine magazine, The Spine Journal, The Journal of the American Medical Association, Radiology, and Diagnostic Imaging, these ads highlight the unique advantages of the Upright(R) MRI.

FONAR is also driving physicians and consumers to its Web site (www.fonar.com) with advertisements on Google and Yahoo Search.

NEW TELEMARKETING SALES EFFORT - FONAR has recently launched a major telemarketing effort to physicians. The goal is to reach physicians everywhere with the benefits of FONAR's Upright(R) Multi-Position(TM) MRI. As part of the effort, the UCLA study mentioned above is being mailed to thousands of physicians, who are called to alert them that the study is being mailed to them and then called back after the study arrives. The effort is already generating sales leads that FONAR would not otherwise have.

TRADE SHOW PARTICIPATION - In calendar 2007, FONAR exhibited at the annual meetings of several surgery and radiology societies: The American Academy of Orthopaedic Surgeons (AAOS); North American Spine Society (NASS), American Association of Neurosurgery (AANS), the Congress of Neurosurgery (CNS), the Radiological Society of North America (RSNA), and the American College of Spine Surgery (ACSS). In March 2007, FONAR exhibited at the annual meeting of the International Surgical Conference in Abu Dhabi in the UAE.

DIRECT SALES EFFORTS FOR U.S. MARKET PENETRATION - FONAR has a direct sales force for U.S. distribution. The team consists of industry veterans who are well versed not only in the benefits of our product, but in important peer- reviewed studies that attest to the diagnostic value of Dynamic(TM) MRI.

DISTRIBUTION CHANNEL PARTNERSHIPS -- Tecserena GmbH of Germany has been a European distributor for FONAR since the beginning of 2006. The sales force of Tecserena formerly represented Hitachi in Europe. We are pleased that Tecserena has sold FONAR Upright(R) MRIs in Cologne, Germany; St. Maartenskliniek, the largest orthopaedic hospital in the Netherlands; Hanover, Germany; and in Munich, Germany. Alfred Schlemmer, managing director of Tecserena said, "The FONAR Upright(R) Multi-Position(TM) MRI is a one-of-a-kind product, a product that we firmly believe will become a standard in MRI diagnostics in Europe, especially of the spine. There is nothing like it. Our basic marketing strategy is to educate the medical community about the unique diagnostic capabilities of the FONAR unit. Once the marketplace understands them, sales follow."

ON-GOING SALES CHALLENGES

As has been the experience of every other manufacturer of MRI equipment, FONAR sales continue to suffer from the effects of the Deficit Reduction Act (DRA) of 2005. The January 1, 2007 implementation of the Act reduced Medicare's reimbursement for MRI services by 17% - 48%, depending on the service provided. Since contracted fees with many commercial payers are fixed percentages of Medicare fees, the lower reimbursement problem has been further compounded. Consequently, the DRA has had a negative effect on new MRI equipment sales across the country.

Also, in the wake of the sub-prime lending crisis, funding for capital equipment purchases has not been easily obtainable, despite low interest rates.

FONAR, however, remains confident that once the impact of the DRA has been fully absorbed and the lingering effects of the sub-prime lending crisis dissipate, the medical community will once again be purchasing the diagnostic equipment it needs. And I am convinced, perhaps more that ever, that the medical community needs Dynamic(TM) MRI. The sales future of any important medical innovation is always bright.

MULTI-STATE DIAGNOSTIC IMAGING PROVIDER PURCHASES SECOND UPRIGHT(R) MRI

FONAR  reported in January of this year that the Center for  Diagnostic  Imaging
(CDI) of Minneapolis, Minnesota, purchased a second FONAR Upright(R) Multi-Position(TM) MRI just six months after installing its first. The sale was placed jointly with General Electric Healthcare (GEHC), a manufacturer's representative of FONAR. CDI currently owns and operates 42 diagnostic imaging centers in eight states, including Minnesota, Wisconsin, Illinois, Indiana,
Kansas, Missouri, Washington, and Florida. Both CDI purchases were in partnership with the Northwestern College of Chiropractic (Northwest Health Science University - NWHSU).

The first scanner was installed at a CDI Minneapolis outpatient center in the west metro suburb, St. Louis Park, in June 2007. "We've purchased a second FONAR Upright(R) Multi-Position(TM) MRI to go into one of our Woodbury outpatient centers in the east metro area," said Robert Baumgartner, CEO of CDI. "Our ongoing collaboration with NWHSU follows our commitment to provide access to the most comprehensive imaging services for clinicians and patients to meet their unique imaging needs."

"At CDI, we're committed to providing patients the right exam at the right time with accurate results. The FONAR Open Upright(R) MRI scanner provides certain patients - claustrophobic patients, larger patients or those in need of a Positional MRI - access to the imaging exam needed to accurately diagnose a suspected condition and to guide their care," said William Mullin, M.D., a spine radiologist at CDI.

RADIATION-FREE METHOD TO DIAGNOSE AND MONITOR SCOLIOSIS TREATMENT

There is a great deal of concern about high exposure to X-rays among scoliosis patients. The America's National Cancer Institute (NCI) reports a significantly higher incidence of later-life breast cancer in women who were exposed to multiple doses of X-ray when they were younger, stating that "women with scoliosis, or abnormal curvature of the spine, who were exposed to diagnostic X-rays during childhood and adolescence may be at increased risks of dying of breast cancer....  The 5,466 women in the study, who received an average of 24.7
X-rays, were found to have a 70% higher risk of breast cancer than women in the general population."

I am pleased that FONAR has developed the first radiation-free method to diagnose and monitor scoliosis when an Upright(R) image (x-ray or MRI) is essential to evaluating scoliosis and the extent of it. In some instances the scoliosis may disappear altogether when the patient is lying down and his/her body weight is removed. The NCI study and the danger of inducing breast cancer makes x-ray an unsatisfactory method for diagnosis and monitoring scoliosis treatment. We are pleased that Fonar Upright(R) has been able to provide a radiation-free technology that children and young people and others can have access to without being subjected to the risk of cancer. The method has been designed for use exclusively on the Upright(R) MRI. We are working hard to make this new application available to all Upright(R) MRI users. At the same time, FONAR is spreading the good news to physicians in their medical journals. The response over this new MR application, particularly at pediatric hospitals, has been very encouraging.

NATIONAL INVENTOR OF THE YEAR AWARD

On June 11, 2007, The Intellectual Property Owners Education Foundation (IPOEF) honored FONAR president and founder Professor Raymond V. Damadian, M.D., as the 34th winner of the 'National Inventor of the Year Award' for the invention of the FONAR Upright(R) Multi-Position(TM) MRI. The award was presented by The Honorable Congressman Howard L. Berman (D-Calif.), Chairman of the House Judiciary Subcommittee on Intellectual Property at the Caucus Room, Cannon House Office Building, Washington, D.C.

UPRIGHT(R) MRIs SOLD IN CANADA AND AUSTRALIA

I am very pleased that the Upright(R) MRI has penetrated two important international markets during the past six months - Canada and Australia.

In December we sold an Upright(R) MRI in Canada to the Welcome Back Clinic, which plans to install it this year in the province of British Columbia. They are eager to use their Upright(R) MRI to provide patients suffering from spine pain with a truly comprehensive assessment of their spines. In April we sold an Upright(R) MRI to a group medical practice in Australia, a country of 20 million people presently served by approximately 100 MRI scanners.

We also have sold Upright(R) Multi-Position(TM) MRIs in England, Germany, Greece, Kuwait, the Netherlands, Puerto Rico, Scotland, Spain, and Switzerland.

NEW UPRIGHT(R) MRI APPLICATION

While it was obvious that the Upright(R) MRI is an extremely valuable tool for spine studies, it is very gratifying to learn of entirely new Upright(R) MRI applications developed by Upright(R) MRI users. The value of the Upright(R) MRI in the diagnosis and evaluation of Chiari malformation patients was recently published by The Chiari Institute in the Journal of Neurosurgery: Spine, December 2007, Volume 7. The prestigious Chiari Institute is part of North Shore-Long Island Jewish Health Systems. We are appreciative of Dr. Milhorat and his team for recognizing the Upright(R) MRI's power to visualize the full cranial settling, cerebellar ptosis, cerebellar tonsil descent and foramen magnum impaction that occurs in the Chiari Malformation-I/HDCT patients so they can be optimally addressed surgically.

HMCA

Our management subsidiary, HMCA (Health Management Corporation of America), continues to provide FONAR with a steady source of revenue in fees from managing ten (10) MRI businesses, most of them Upright(R) MRI centers, in New York, Florida and Georgia. As company revenues improve, we expect to grow this part of our business.

CONCLUSION

We have a product that physicians desperately need to improve the outcomes of their patients * a product that only FONAR can provide. The advancements in MRI technology an aging American population and the entry of Baby-Boomers into their retirement years make spine medicine an increasingly important specialty of medical practice. The FONAR Upright(R) Multi-Position(TM) MRI addresses this increasing need.

Thanks to the recent UCLA studies, our product has taken a giant step forward towards gaining acceptance by the medical community. Meanwhile, as this process of acceptance accelerates, our scientists and engineers continue to improve it and our sales and marketing team applies its experience and skill to sell many more machines.

As of June 30, 2008, we had sold 162 Upright(R) MRIs and installed 128 of them worldwide.

Our customer service organization continues to grow to accommodate a growing installed base. The resulting increase in revenues from this division provides stability to the company and underscores the importance of our customers, to whom we remain fully committed.

FONAR has been in business for 30 years. As you can see from what I have written, our FONAR Upright(R) Multi-Position(TM) MRI continues to gain acceptance, making us increasingly confident that this product's unique ability to meet the needs of the medical community gives FONAR the strength to succeed in even the most challenging competitive and financial environments.

Thank you for your faithful support.

Sincerely,

/s/ Raymond V. Damadian
Raymond V. Damadian
President and Chairman

            SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
                              _____________________

                                    FORM 10-K
                              _____________________

  [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                           ACT OF 1934 [Fee Required]
                     For the fiscal year ended June 30, 2008

                                       OR

   [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
                     EXCHANGE ACT OF 1934 [No Fee Required]
          For the transition period from _____________ to _____________

                           Commission File No. 0-10248
                           ___________________________

                                FONAR CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                             11-2464137
      (State of incorporation)        (IRS Employer Identification Number)


 110 Marcus Drive, Melville, New York                11747
(Address of principal executive offices)           (Zip Code)

                                 (631) 694-2929
              (Registrant's telephone number, including area code)
              ____________________________________________________

           Securities registered pursuant to Section 12(b) of the Act:
                    Common Stock, par value $.0001 per share

           Securities registered pursuant to Section 12(g) of the Act:
                                      None
        ________________________________________________________________

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ____ No ___X___ Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or
Section 15(d) of the Act. Yes ____ No ___X___

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes ___X___      No _______

Indicate by check mark if disclosure of delinquent filers, pursuant to Item 405 of Regulation S-K, {section}229.405 of this Chapter, is not contained, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this 10-K or any amendment to the Form 10-K. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ____  Accelerated filer ____
Non-accelerated filer ____    Smaller reporting company ___X___

(Do not check if a smaller reporting company)
Indicate by check mark whether the  registrant is a shell company (as defined in
Rule 12b-2 of the Exchange Act).  Yes ____     No ____

The aggregate market value of the shares of Common Stock held by non-affiliates as of December 31, 2007 based on the closing price of $5.20 per share on such date as reported on the NASDAQ System, was approximately $25 million. The other outstanding classes do not have a readily determinable market value.

As of September 15, 2008, 4,904,275 shares of Common Stock, 158 shares of Class B Common Stock, 382,513 shares of Class C Common Stock and 313,451 shares of Class A Non-voting Preferred Stock of the registrant were outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
None

PART I
ITEM 1.  BUSINESS
GENERAL

Fonar Corporation, sometimes referred to as the "Company" or "Fonar", is a Delaware corporation which was incorporated on July 17, 1978. Our address is 110 Marcus Drive, Melville, New York 11747 and our telephone number is 631-694-2929. Fonar also maintains a WEB site at www.Fonar.com. Fonar provides copies of its filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K and amendments to these reports to stockholders on request.

We conduct our business in two segments. The first, conducted directly through Fonar, is referred to as our medical equipment segment. The second, conducted through our wholly owned subsidiary Health Management Corporation of America, is referred to as the physician management and diagnostic services segment.

MEDICAL EQUIPMENT SEGMENT

Fonar is engaged in the business of designing, manufacturing, selling and servicing magnetic resonance imaging, also referred to as "MRI" or "MR", scanners which utilize MRI technology for the detection and diagnosis of human disease. Fonar's founders built the first scanner in 1977 and Fonar introduced the first commercial MRI scanner in 1980. Fonar is the originator of the iron-core non-superconductive and permanent magnet technology.

Fonar's iron frame technology made Fonar the originator of "open" MRI scanners. We introduced the first "open" MRI in 1980. Since that time we have concentrated on further application of our "open" MRI, introducing most recently the Upright(R) Multi-Position(TM) MRI scanner (also referred to as the "Upright(R)" or "Stand-Up(R)" MRI scanner) and the Fonar 360(TM) MRI scanner.

The product we are now most vigorously promoting is our Upright(R) MRI. The Upright(R) MRI is unique in the industry in that it allows patients to be scanned in a fully weight-bearing condition, such as standing, sitting or bending in any position that causes symptoms. This means that an abnormality or injury, such as a slipped disk can be visualized where it may not be visualized with the patient lying down. We are introducing the name "Upright(R)" as an alternative to "Stand-UP(R)" because of the multiplicity of positions in which the patient may be scanned where the patient is not standing.


PHYSICIAN MANAGEMENT AND DIAGNOSTIC SERVICES SEGMENT

Health Management Corporation of America, which we sometimes refer to as "HMCA", was formed by Fonar in March 1997 as a wholly-owned subsidiary in order to enable us to expand into the business of providing comprehensive management services to medical providers. HMCA provides management services, administrative services, office space, equipment, repair, maintenance service and clerical and other non-medical personnel to medical providers. Since July 28, 2005, following the sale of HMCA's physical therapy and rehabilitation business, HMCA has elected to provide its services solely to diagnostic imaging centers.

See Note 20 to the Consolidated Financial Statements for separate financial information respecting our medical equipment and physician and diagnostic management services segments.


FORWARD LOOKING STATEMENTS.

Certain statements made in this Annual Report on Form 10-K are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the plans and objectives of Management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the expansion of business. These assumptions involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Annual Report will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

RECENT DEVELOPMENTS AND OVERVIEW.

Our products and works-in-progress are intended to significantly improve our competitive position. Our current products are the Upright(R) MRI and the Fonar 360(TM).

The Upright(R) MRI permits, for the first time, MRI diagnoses to be made in the weight-bearing state. The Upright(R) MRI is the only MRI scanner which allows patients to be scanned while standing, sitting or reclining, either horizontally or at an angle. This means that an abnormality or injury, such as a slipped disk, will be able to be scanned under full weight-bearing conditions and, more often than not, in the position in which the patient experiences pain. A patient handling system built into the floor brings the patients to the desired height in the scanner. An adjustable bed allows the patients to stand, sit or lie on their backs, sides or stomachs at any angle. The Upright(R) MRI may also be useful for MRI guided interventional procedures.

More recently a new application of the Fonar Upright(R) technology is in the evaluation and diagnosis of patients with the Arnold-Chiari syndrome believed to affect from 200,000 to 500,000 Americans. In this syndrome brain stem compression and entrapment of the brain at the base of the skull in the foramen magnum, which is the circular bony opening at the base of the skull where the spinal cord exits the skull. Classic symptoms of the Chiari syndrome include the "drop attack", where the erect patient unexpectedly experiences an explosive rush or nervous discharge at the base of the brain which rushes down the body to the extremities, causing the patient to collapse in a transient neuromuscular paralysis which then subsides when the patient is in a horizontal position.

The Fonar Upright(R) MRI has recently demonstrated its key value on two patients with Chiari syndrome establishing that the conventional lie- down MRI scanners cannot make an adequate evaluation of their pathology since the patient's pathology is most visible and symptoms are most acute when the patient is upright. It is critical to have an image of the patient in an upright position so that the neurosurgeons can fully evaluate the extent of the brain stem compression which is occurring so they can choose the most appropriate surgical approach for the operative repair.

Another milestone in the sale and utilization of Fonar's Upright(R) technology is the sale in September, 2006 of an Upright(R) MRI scanner to the largest orthopedic hospital in the Netherlands, the St. Maartenskliniek. St. Maartenskliniek has over 300 in- patient beds and an extensive outpatient clinic program that diagnosis and treats 25,000 patients with orthopedic problems annually. In placing their order, St. Maartenskliniek announced from the point of view of their internationally recognized "Spine Center" that "once Fonar made available upright weight-bearing MRI imaging technology, owning one for the St. Maartenskliniek "Spine Center" was not optional but mandatory. For our hospital to continue to engage in spine surgery without it, once this new technology became available, was unacceptable. Once the means were available to make certain we were getting the complete picture of the patient's spine pathology before undertaking surgery, so that we could be certain we were not performing surgery based on a wrong diagnosis and running the risk of doing the wrong surgery, we did not regard the utilization of this new technology, from our patient's perspective as optional. It was mandatory."

We are vigorously promoting sales of the Upright(R) MRI which we regard as our most promising product. The market for the Upright(R) shows strong progress. Revenues recognized from the sale of Upright(R) MRI scanners increased in fiscal 2008 by 1.5% over fiscal 2007 from approximately $11.0 million in fiscal 2007 to approximately $11.2 million in fiscal 2008 and by 5.6% in fiscal 2007 from approximately $10.5 million in fiscal 2006. The following chart shows the revenues attributable to our different model scanners for the fiscal years ended June 30, 2006, June 30, 2007 and June 30, 2008. Note that we recognize revenue on a percentage of completion basis. Accordingly, revenue is recognized as each sub-assembly of a scanner is manufactured. Consequently the revenues for a fiscal period do not necessarily relate to orders placed in that period.

                                     Revenues Recognized
                           ---------------------------------------
          Model            Fiscal 2006   Fiscal 2007   Fiscal 2008
          -------------    -----------   -----------   -----------
          Upright(R)       $10,452,069   $11,041,251   $11,203,688
          Fonar 360(TM)    $   383,589   $    62,379   $         0
          Other            $         0   $         0   $         0

The Fonar 360(TM) includes the Open Sky(TM) MRI. We received our first order for a Fonar 360(TM) scanner in the first quarter of fiscal 2005. The magnet frame is incorporated into the floor, ceiling and sidewalls of the scan room and is open. Consequently, physicians and family members can walk inside the magnet to approach the patient. The Open Sky(TM) version of the Fonar 360(TM) is decoratively designed so that it is incorporated into the panoramic landscape that decorates the walls of the scan room. The ability of the Fonar 360(TM) to give physicians direct 360 degree access to patients and the availability of MRI compatible interventional instruments such as needles, catheters, probes, scalpels and forceps, will also enable the Fonar 360(TM) to be used for image guided interventions.

Fonar's showcase installation of the first Fonar 360(TM) MRI scanner was completed at the Oxford Nuffield Orthopedic Center in Oxford, United Kingdom. Oxford-Nuffield had two objectives in the choice of the Fonar 360(TM) MRI. The first was to have an open mid-field MRI imaging scanner to meet their medical imaging needs. The second was to have an open scanner that would enable direct image guided surgical intervention. The Oxford-Nuffield scanner is carrying a full diagnostic imaging load daily.

Additionally, development of the works in progress Fonar 360(TM) MRI image guided interventional technology is actively progressing. Fonar software engineers have completed and installed their 2nd generation tracking software at Oxford-Nuffield which is designed to enable the surgeons to insert needles into the patient and accurately advance them under direct visual image guidance to the target tissue, such as a tumor, so that therapeutic agents can be injected.

Health Management Corporation of America ("HMCA"), a wholly-owned subsidiary of Fonar, currently is managing 10 diagnostic imaging centers located principally in New York and Florida.

MEDICAL EQUIPMENT SEGMENT

PRODUCTS

Fonar's principal products are the Upright(R) MRI and the Fonar 360(TM).

The Upright(R) MRI is a whole-body  open MRI system that enables  positional MRI
(pMRI(TM)) applications, such as weight-bearing MRI studies. Operating at a magnetic field strength of 0.6 Tesla, the scanner is a powerful, diagnostically versatile and cost-effective open MRI that provides a broad range of clinical capabilities and a complete set of imaging protocols. Patients can be scanned standing, bending, sitting, upright at an intermediate angle or in any of the conventional recumbent positions. This multi-positional MRI system accommodates an unrestricted range of motion for flexion, extension, lateral bending, and rotation studies of the cervical (upper)and lumbar (lower) spine. Previously difficult patient scanning positions can be achieved using the system's MRI-compatible, three-dimensional, motorized patient handling system. Patients, lying horizontally, are placed into the magnet in the conventional manner. The system's lift and tilt functions then deliver the targeted anatomical region to the center of the magnet. The ceiling and floor are recessed to accommodate the full vertical travel of the table. True image orientation is assured, regardless of the rotation angle, via computer read- back of the table's position. Spines and extremities can be scanned in weight- bearing states; brains can be scanned with patients either standing or sitting.

Recently, this capability of the Fonar Upright(R) technology has demonstrated its key value on patients with the Arnold-Chiari syndrome, which is believed to affect 200,000 to 500,000 Americans. In this syndrome, brain stem compression and subsequent severe neurological symptoms occur in these patients, when because of weakness in the support tissues within the skull, the brain stem descends and is compressed at the base of the skull in the foramen magnum, which is the circular bony opening at the base of the skull where the spinal cord exits the skull. Conventional lie-down MRI scanners cannot make an adequate evaluation of the pathology since the patient's pathology is most visible and the symptoms most acute when the patient is scanned in the upright weight-bearing position.

The Upright(R) MRI has also demonstrated its value for patients suffering from scoliosis. Scoliosis patients have been typically subjected to routine x-ray exams for years and must be imaged upright for an adequate evaluation of their scoliosis. Because the patient must be standing for the exam, an x-ray machine has been the only modality that could provide that service. The Upright(R) MRI, is the only MRI scanner which allows the patient to stand during the MRI exam. Fonar has developed a new RF receiver and scanning protocol that for the first time allows scoliosis patients to obtain diagnostic pictures of their spines without the risks of x- rays. A recent study by the National Cancer Institute
(2000)of 5,466 women with scoliosis reported a 70% increase in breast cancer resulting from 24.7 chest x-rays these patients received on the average in the course of their scoliosis treatment.

The Upright(R) MRI is exceptionally open, making it the most non- claustrophobic whole-body MRI scanner. Patients can walk into the magnet, stand or sit for their scans and then walk out. From the patient's point of view, the magnet's front-open and top-open design provides an unprecedented degree of comfort because the scanner allows the patient an unobstructed view of the scanner room from inside the magnet, and there is nothing in front of one's face or over one's head. The only thing in front of the patient's face during the scan is a very large (42") panoramic TV (included with the scanner) mounted on the wall. The bed is tilted back five degrees to stabilize a standing patient. Special coil fixtures, a patient seat, Velcro straps, and transpolar stabilizing bars are available to keep the patient comfortable and motionless throughout the scanning process.

Full-range-of-motion studies of the joints in virtually any direction will be possible, an especially promising feature for sports injuries. Full range of motion cines, or movies, of the lumbar spine will be achieved under full body weight.

The Upright(R) MRI will also be useful for MRI guided interventional  procedures
as  the  physician  would  have  unhindered   access  to  the  patient  with  no
restrictions in the vertical direction.

This easy-entry, mid-field-strength scanner should be ideal for trauma centers where a quick MRI screening within the first critical hour of treatment will greatly improve patients' chances for survival and optimize the extent of recovery.

The Fonar 360(TM) is an enlarged room sized magnet in which the floor, ceiling and walls of the scan room are part of the magnet frame. This is made possible by Fonar's patented Iron-Frame(TM) technology which allows our engineers to control, contour and direct the magnet's lines of flux in the patient gap where wanted and almost none outside of the steel of the magnet where not wanted. Consequently, this scanner allows 360 degree access to the patient, and physicians and family members are able to enter the scanner and approach the patient.

The Fonar 360(TM) is presently marketed as a diagnostic scanner and is sometimes referred to as the Open Sky(TM) MRI. In its Open Sky(TM) capacity, the Fonar 360(TM) serves as an open patient- friendly scanner which allows 360 degree access to the patient on the scanner bed.

To optimize the patient-friendly character of the Open Sky(TM) MRI, the walls, floor, ceiling and magnet poles are decorated with landscape murals. The patient gap is twenty inches and the magnetic field strength is 0.6 Tesla.

We also  expect to  enable  the  Fonar  360(TM)  to  function  as an MRI  guided interventional scanner, for the purpose of performing intra-operative, interventional and therapeutic procedures with MR compatible instrumentation. In this capacity, the enlarged room sized magnet and 360 degree access to the patient afforded by the Fonar 360(TM) would permit full-fledged support teams to walk into the magnet and perform MRI guided interventions on the patient inside the magnet. Most importantly, the exceptional quality of the MRI image and its exceptional capacity to exhibit tissue detail on the image, by virtue of the nuclear resonance signal's extraordinary capacity to create image contrast, can then be obtained very near real time to guide the physician during the MRI guided intervention. Thus MRI compatible instruments, needles, catheters, endoscopes and the like can be introduced directly into the human body and guided to the malignant lesion or other pathology by means of the MRI image. Surgically inoperable lesions could be accessed through MRI guided catheters and needles making it possible to deliver the treatment agent directly to the targeted tissue.

The first Fonar 360(TM) MRI scanner, installed at the Oxford-Nuffield Orthopedic Center in Oxford, United Kingdom, is now carrying a full diagnostic imaging caseload. In addition, however, development of the works in progress Fonar 360(TM) MRI image guided interventional technology is actively progressing. Fonar software engineers have completed and installed their 2nd generation tracking software at Oxford-Nuffield which is designed to enable the surgeons to insert needles into the patient and accurately advance them, under direct visual image guidance, to the target tissue, such as a tumor, so that therapeutic agents can be injected.

With current treatment methods, such as chemotherapy taken by mouth, the therapy must always be restricted in the doses that can be applied to the malignant tissue because of the adverse effects on the healthy tissues. Thus chemotherapies must be limited at the first sign of toxic side effects. The same is the case with radiation therapy. Fonar expects that with the Fonar 360(TM) treatment agents may be administrated directly to the malignant tissue through small catheters or needles, thereby allowing much larger doses of chemotherapy, x-rays, laser ablation, microwave and other anti-neoplastic agents to be applied directly and exclusively to the malignant tissue with more effective results. Since the interventional procedure of introducing a treatment needle or catheter under image guidance will be minimally invasive, the procedure can be readily repeated should metastases occur elsewhere, with minimum impact on the patient beyond a straightforward needle injection. The presence of the MRI image during treatment would enable the operator to make assessments during treatment whether the treatment is being effective.

In addition to the patient comfort and new applications, such as MRI directed interventions, made possible by our scanners' open design, the Upright(R) and Fonar 360(TM) scanners are designed to maximize image quality through an optimal combination of signal-to-noise (S/N) and contrast-to-noise (C/N) ratios. The technical improvements realized in these scanners' design over their predecessors also include increased image- processing speed and diagnostic flexibility.

MRI directed interventions are made possible by the scanners' ability to supply images to a monitor positioned next to the patient, enabling the operator to view in process an interventional procedure from an unlimited number of angles. The openness of Fonar's scanners would enable a physician to perform a wide range of interventional procedures inside the magnet.

In the case of breast imaging the access by a physician permits an image guided biopsy to be performed easily which is essential once suspicious lesions are spotted by any diagnostic modality. In addition to being far superior to x-ray in detecting breast lesions because of the MRI's ability to create the soft tissue contrast needed to see them, where x-ray is deficient in its ability to generate the needed contrast between cancer and normal tissue, there is not the painful compression of the breast characteristic of X-ray mammography.

The Upright(R) MRI and Fonar 360(TM) scanners share much of the same fundamental technology and offer the same speed, precision and image quality. Fonar's scanners initiated the new market segment of high-field open MRI in which the Fonar Upright(R) MRI is one of the market leaders. High-field open MRIs operate at significantly higher magnetic field strengths and, therefore, produce more of the MRI image-producing signal needed to make high-quality MRI images (measured by signal-to-noise ratios, S/N).

The Upright(R) MRI and Fonar 360(TM) scanners utilize a 6000 gauss (0.6 Tesla field strength) iron core electromagnet. The greater field strength of the 6000 gauss magnet, as compared to lower field open MRI scanners that operate at 3,000 gauss (0.3 Tesla) when enhanced by the electronics already utilized by Fonar's scanners, produces images of higher quality and clarity. Fonar's 0.6 Tesla open scanner magnets are among the highest field "open MRI" magnets in the industry.

The Upright(R) MRI and Fonar 360(TM) scanners are designed to maximize image quality through an optimal combination of signal-to-noise (S/N) and contrast-to-noise (C/N) ratios. The technical improvements realized in the scanners' design over their lower field predecessors also include increased image-processing speed and diagnostic flexibility.

Several technological advances have been engineered into the Upright(R) MRI and Fonar 360(TM) scanners for extra improvements in S/N, including: new high-S/N Organ Specific(TM) receiver coils; new advanced front-end electronics featuring high-speed, wide-dynamic-range analog-to-digital conversion and a miniaturized ultra-low-noise pre-amplifier; high-speed automatic tuning, bandwidth-optimized pulse sequences, multi- bandwidth sequences, and off-center FOV imaging capability.

In addition to the signal-to-noise ratio, however, the factor that must be considered when it comes to image quality is contrast, the quality that enables reading physicians to clearly distinguish adjacent, and sometimes minute, anatomical structures from their surroundings. This quality is measured by contrast-to-noise ratios (C/N). Unlike S/N, which increases with increasing field strength, relaxometry studies have shown that C/N peaks in the mid-field range and actually falls off precipitously at higher field strengths. The Upright(R) MRI and Fonar 360(TM) scanners operate squarely in the optimum C/N range.

The Upright(R) MRI and Fonar 360(TM) provide various features allowing for versatile diagnostic capability. For example, SMART(TM) scanning allows for same-scan customization of up to 63 slices, each slice with its own thickness, resolution, angle and position. This is an important feature for scanning parts of the body that include small- structure sub-regions requiring finer slice parameters. There is also Multi- Angle Oblique(TM) (MAO) imaging, and oblique imaging.

The console for these scanners includes a mouse-driven, multi-window interface for easy operation and a 19-inch, 1280 x 1024-pixel, 20-up, high-resolution image monitor with features such as electronic magnifying glass and real-time, continuous zoom and pan.

Prior to the introduction of the Upright(R) MRI and Fonar 360(TM) QUAD(TM) scanner, the Ultimate(TM) 7000 scanner and the Beta(TM) scanner. The Beta(TM) 3000 scanner utilized a permanent magnet and the Beta(TM) earlier Fonar's products included the 3000M scanner utilized an iron core electromagnet. All of our current and earlier model scanners create cross-sectional images of the human body.

During fiscal 2008, sales of our Upright(R) MRI scanners accounted for approximately 31.5% of our total revenues and 47.6% of our medical equipment revenues, as compared to 33.2% of total revenues and 51.9% of medical equipment revenues in fiscal 2007 and 31.6% of total revenues and 53.0% of medical equipment revenues in fiscal 2006. These sales show the market penetration being achieved by the Upright(R) MRI scanner.

During fiscal 2008, we had no revenues attributable to sales of our Fonar 360(TM) scanner. During fiscal 2007 sales of our Fonar 360(TM) scanner accounted for 0.2% of total revenues and 0.3% of medical equipment revenues and during fiscal 2006 sales of our Fonar 360(TM) scanner accounted for 1.2% of total revenues and 1.9% of medical equipment revenues.

Our principal selling, marketing and advertising efforts have been focused on the Upright(R) MRI, which we believe is a particularly unique product, being the only MRI scanner which is both open and allows for weight bearing imaging. Since we perceive that the Upright(R) MRI is successfully penetrating the market and enabled us to achieve profitability in fiscal 2005, we expect to continue our focus on the Upright(R) MRI in the immediate future, notwithstanding the losses incurred in fiscal 2007 and fiscal 2008. We are optimistic that the Fonar 360(TM) and our other products and works in progress will also contribute to increased product sales.

The materials and components used in the manufacture of our products (circuit boards, computer hardware components, electrical components, steel and plastic) are generally available at competitive prices. We have not had difficulty acquiring such materials.

WORKS-IN-PROGRESS

All of our products and works-in-progress seek to bring to the public MRI products that are expected to provide important advances against serious disease.

MRI takes advantage of the nuclear resonance signal elicited from the body's tissues and the exceptional sensitivity of this signal for detecting disease. Much of the serious disease of the body occurs in the soft tissue of vital organs. The principal diagnostic modality currently in use for detecting disease, as in the case of x-ray mammography, are diagnostic x-rays. X-rays discriminate soft tissues, such as healthy breast tissue and cancerous tissue poorly, because the x-ray particle traverses the various soft tissues almost equally thereby causing target films to be nearly equally exposed by x-rays passing through adjacent soft tissues and creating healthy and cancerous shadows on the film that differ little in brightness. The image contrast between cancerous and healthy breast tissue is poor, making the detection of breast cancers by the x-ray mammogram less than optimal and forcing the mammogram to rely on the presence or absence of microscopic stones called "microcalcifications" instead of being able to "see" the breast cancer itself. If microcalcifications are not present to provide the missing contrast, then the breast cancer goes undetected. They frequently are not present. The maximum contrast available by x-ray with which to discriminate disease is 4%. Brain cancers differ from surrounding healthy brain by only 1.6% while the contrast in the brain by MRI is 25 times greater at 40%. X-ray contrasts among the body's soft tissues are maximally 4%. Their contrast by MRI is 32.5 times greater (130%).

On the other hand the soft tissue contrasts with which to distinguish cancers on images by MRI are up to 180%. In the case of cancer these contrasts can be even more marked making cancers readily visible and detectable anywhere in the body. This is because the nuclear resonance signals from the body's tissues differ so dramatically. Liver cancer and healthy liver signals differ by 180% for example. Thus there is some urgency to bring to market an MRI based breast scanner that can overcome the x-ray limitation and assure that mammograms do not miss serious lesions. The added benefit of MRI mammography relative to x- ray mammography is the elimination of the need for the patient to disrobe and the painful compression of the breast typical of the x-ray mammogram. The patient is scanned in her street clothes in MRI mammography. Moreover MRI mammogram scans the entire chest wall including the axilla for the presence of nodes which the x-ray mammogram cannot reach.

We view our Upright(R) MRI as having the potential for being an ideal breast examination machine as it permits the patient to be seated for the examination, which would allow easy access for an MRI guided breast biopsy when needed. The Fonar 360(TM) MRI scanner would also be ideal for breast examinations.

PRODUCT MARKETING

The principal markets for the Company's scanners are private scanning centers and hospitals.

Fonar's internal sales force is approximately 8 persons. Our internal sales force handles the domestic market, although we also have two non-exclusive domestic independent sales representatives. We continue to use independent manufacturer's representatives and distributors for foreign markets. In addition to its internal domestic sales force, Fonar and General Electric Medical Systems, a division of General Electric Company, have entered into an arrangement pursuant to which General Electric Medical Systems is an independent manufacturer's representative for Fonar's Upright(R) MRI scanner in the domestic market as well. Neither General Electric nor any of Fonar's other competitors, however, are entitled to make the Upright(R) MRI scanner. In August 2007, Fonar engaged the services of a second independent sales representative to focus on spine surgeons or groups of spine surgeons pre-approved by Fonar who have a pre-existing relationship with the sales representative.

Fonar's website includes an interactive product information desk for reaching customers. We plan to commence a program for providing demonstrations of our products to potential customers on an international basis.

Fonar has exhibited its new products at the annual meeting of the Radiological Society of North America ("RSNA") in Chicago from November 1995 through 2007 and plans to attend RSNA meetings in future years. The RSNA meeting is attended by radiologists from all over the world. Most manufacturers of MRI scanners regularly exhibit at this meeting.

Fonar has targeted orthopedic surgeons and neurosurgeons, particularly spine surgeons, as important markets for the Upright(R) MRI. Accordingly, Fonar has exhibited at the annual meetings of The American Academy of Orthopaedic Surgeons
(AAOS); the North American Spine Society (NASS); the American Association of Neurological Surgeons (AANS); and the Congress of Neurological Surgeons (CNS). In addition, in 2007, Fonar attended the Global Health Care Expansion Congress and the Abu Dahabi International Surgical Conference abroad.

Fonar's success in targeting surgeons was most evident in the sale, in September 2006, of an Upright(R) MRI scanner to the largest orthopedic hospital in the Netherlands, the St. Maartenskliniek in Nijmegen. In addition to being a key sale to a prestigious hospital, the medical conclusions reached and stated by the buyer and the buyer's intention to conduct research and publish articles concerning the Upright(R) technology, are a vital component to Fonar's objective to prove to the medical community at large, insurers, governmental agencies and others the benefits, if not necessity of Upright(R) scanning. A Director of St. Maartenskliniek and the Chairman of Spine Surgery stated that "We at St. Maartenskliniek, the biggest orthopedic hospital in the Netherlands, are very much looking forward to this new technology from Fonar which will enable us to evaluate the spine anatomy in the fully weight bearing state and in multiple positions. We expect these new multi-position capabilities to lead to more accurate diagnosis and better surgery outcomes for patients. Once our active research program has discovered the benefits of this new Fonar technology for patients, we intend to publish the results in a lot of peer reviewed scientific journals." The Chairman stated further "that once Fonar made available upright weight-bearing MRI imaging technology, owning one for the St. Maartenskliniek "Spine Center" was not optional but mandatory. For our hospital to continue to engage in spine surgery without it, once this new technology became available, was unacceptable".

We have launched an advertising campaign, directed at physicians. It has led to many inquires about purchase and to some sales of the Upright(R) MRI scanner. In order to increase Fonar's presence in the medical market and to tell the story of the Upright(R) MRI with its Multi-Position(R) diagnostic capability well, the campaign features two-page color advertisements. The advertising is directed at three target audiences, and each of the three is being reached through the leading medical journals that are addressed to that audience.

     1) Neurosurgeons and Orthopaedic Surgeons: These are the surgeons who can most benefit from the superior diagnostic benefits of the Fonar Upright(R) MRI with its Multi-Position(R) diagnostic ability. Advertisements to them appeared in the journal Spine, The Journal of Neurosurgery, and the Journal of the American Academy of Orthopedic Surgery.

     2) Radiologists: This segment of the campaign is aimed at the physicians who now have a wonderful new modality to offer their referring physicians. The advertisements are appeared in Radiology and Diagnostic Imaging.

     3) All Physicians: This effort is to the total physician audience, so that the vast number of doctors who send patients for MRI's are aware of the diagnostic advantages of the Fonar Upright(R) Multi- Position(R) MRI. The advertisements appear in the Journal of the American Medical Association, which has a readership of over 350,000 physicians.

This advertising has featured a series of compelling messages. One advertisement points out that the AMA book, Guides to the Evaluation of Permanent Impairment, indicates that diagnosis must be performed upright in flexion and extension. Another advertisement is educational and headlined, "Discover the power of Upright Imaging". Fonar realizes that peer-to-peer communications is the most powerful way to speak to physicians, so the campaign uses testimonials from surgeons and radiologists. The first such advertisement featured five surgeons and two radiologists, explaining the Multi- Position(R) diagnostic benefits of the Fonar Upright(R) MRI scanner to them. The latest advertisement features a leading radiologist, telling why he bought 12 Fonar Upright(R) MRI scanners and plans to buy more.

Most recently, we have commenced a telemarketing campaign for the purpose of reaching prospective customers beyond the reach of our existing sales force so they can be made aware of the medical benefits of Fonar's new Upright(R) MRI imaging technology.

We have an extensive advertising effort on Google and Yahoo Search Marketing. Enter relevant terms, such as "mri" or "mri for back pain", and an ad for Fonar will very likely appear in the paid search listings on the right side of the results page or along the top of it.

Also, our new advertising for HMCA also serves as advertising for Fonar MRI scanners. We are increasing our focus on our HMCA business by increasing internet awareness of the Upright(R) scanning centers that HMCA manages by installing new Websites for every location and embarking on a new internet advertising campaign. These websites and advertising give prospective customers of Upright(R) MRI scanners a view of operating Upright(R) MRI centers and the benefits of using an Upright(R) MRI scanner. The success of HMCA-managed sites not only increases management fees to HMCA but encourages new sales for Fonar as well.

We are directing our MRI marketing efforts to meet the demand for high field open MRI scanners. Fonar plans to devote its principal efforts to marketing the Upright(R) MRI, which is the only scanner in the industry that has the unique capability of scanning patients under weight-bearing conditions and in various positions of pain or other symptoms. In addition we will continue to market our Fonar 360(TM) MRI scanners. Utilizing a 6000 gauss (0.6 Tesla field strength) iron core electromagnet, the Upright(R) MRI and Fonar 360(TM) scanner magnets are among the highest field "open MRI" scanners in the industry. Recent announcements in the press have reported the occurrence of MRI Scanner explosions (5 scanners) secondary to entrapped Helium gas evaporating from the liquid Helium that circulates in conventional MRI scanners to refrigerate the super-conducting wire generating the magnet fields of these magnets. Fonar's Upright(R) MRI magnet does not utilize liquid Helium and is free of this liability as is the Fonar 360(TM).

The Upright(R) MRI is also suited to fill a demand for better diagnoses of scoliosis patients, who must be standing for the exam. Scoliosis patients are typically subjected to routine x-ray exams for years. In the past, an x-ray machine was the only modality that could provide that service. Typical MRI scanners cannot provide this service because the patient cannot stand up inside of them. The Fonar Upright(R) MRI scanner is the only MRI scanner which allows the patient to stand during the exam. The Fonar Upright(R) Scanner avoids radiation of the x-ray machines currently used for scoliosis which have been reported recently by the National Cancer Institute to cause a 70% increase in the risk of breast cancer.

We also will seek to introduce new MRI applications for our scanners such as MRI-directed interventions.

Our areas of operations are principally in the United States. During the fiscal year ended June 30, 2008, 2.4% of the Company's revenues were generated by foreign sales, as compared to 7.3% and 10.1% for fiscal 2007 and 2006, respectively.

We are seeking to promote foreign sales and have sold scanners in various foreign countries. Foreign sales, however, have not yet proved to be a significant source of revenue.

SERVICE AND UPGRADES FOR MRI SCANNERS

Our customer base of installed scanners has been and will continue to be an additional source of income, independent of direct sales.

Income is generated from the installed base in two principal areas namely, service and upgrades. Service and maintenance revenues from our external installed base were approximately $11.0 million in fiscal 2008, $10.0 million in fiscal 2007 and $8.6 million in fiscal 2006. We expect service revenues to continue to increase as warranties expire on previously sold scanners, and the customers then enter into service contracts.

We also anticipate that our new scanners will result in upgrades income in future fiscal years. The potential for upgrades income, particularly in the form of new patient supporting upright imaging fixtures and receiver coils, originates in the versatility and productivity of the new Upright(R) Imaging technology. New medical uses for MRI technology are constantly being discovered and are anticipated for the Upright(R) Imaging technology as well. New features can often be added to the scanner by the implementation of little more than versatile new software packages. For example, software can be added to existing MRI angiography applications to synchronize angiograms with the cardiac cycle. By doing so the dynamics of blood vessel filling and emptying can be visualized with movies. Such enhancements are attractive to end users because they extend the useful life of the equipment and enable the user to avoid obsolescence and the expense of having to purchase new equipment. At the present time, however, upgrade revenue is not significant. We had no upgrade revenue in fiscal 2008 and fiscal 2007 and approximately $82,000 in upgrade revenue in fiscal 2006.

Service and upgrade revenues are expected to increase as sales of scanners and the size of the customer base increases.

RESEARCH AND DEVELOPMENT

During the fiscal year ended June 30, 2008, we incurred expenditures of $5,463,963, $457,372 of which was capitalized, on research and development, as compared to $6,328,265, $636,167 of which was capitalized and $7,581,898, $714,253 of which was capitalized, during the fiscal years ended June 30, 2007 and June 30, 2006, respectively.

Research and development activities have focused principally, on the development and enhancement of the Upright(R) and Fonar 360(TM) MRI scanners. The Upright(R) MRI and Fonar 360(TM) involve significant software and hardware development as the new products represent entirely new hardware designs and architecture requiring a new operating software. Our research activity includes developing a multitude of new features for upright scanning made possible by the new high speed data processing power of Fonar's newest scanners. In addition, the Company's research and development efforts include the development of new software, such as its Sympulse(TM) software and hardware upgrade and the designing and continuing introduction of new receiver surface coils for the Upright(R) MRI.

BACKLOG

Our backlog of unfilled orders at September 26, 2008 was approximately $36.5 million, as compared to $49.2 million at September 28, 2007. It is expected that a substantial portion of the existing backlog of orders will be filled within the 2009 fiscal year. Our contracts generally provide that if a customer cancels an order, the customer's initial down payment for the MRI scanner is nonrefundable.

PATENTS AND LICENSES

We currently have numerous patents in effect which relate to the technology and components of the MRI scanners. We believe that these patents, and the know-how we have developed, are material to our business.

One of our patents, issued in the name of Dr. Damadian and licensed to Fonar, was United States patent No. 3,789,832, Apparatus and Method for Detecting Cancer in Tissue, also referred to as the "1974 Patent". The development of our MRI scanners have been based upon the 1974 Patent, and we believe that the 1974 Patent was the first of its kind to utilize MR to scan the human body and to detect cancer. The 1974 Patent was extended beyond its original 17-year term and expired in February, 1992.

We have significantly enhanced our patent position within the industry and now possesses a substantial patent portfolio which provides us, under the aegis of United States patent law, "the exclusive right to make, use and sell" many of the scanner features which Fonar pioneered and which are now incorporated in most MRI scanners sold by the industry. Fonar has 145 patents issued and approximately 70 patents pending. A number of Fonar's existing patents specifically relate to protecting Fonar's position in the high-field iron frame open MRI market. The patents further enhance Dr. Damadian's pioneer patent, the 1974 Patent, that initiated the MRI industry and provided the original invention of MRI scanning. The 145 issued patents extend to various times up to 2026.

We also have patent cross-licensing agreements with other MRI manufacturers.

PRODUCT COMPETITION

MRI SCANNERS

A majority of the MRI scanners in use in hospitals and outpatient facilities and at mobile sites in the United States are based on high field air core magnet technology while the balance are based on open iron frame magnet technology. Fonar's open iron frame MRI scanners are competing principally with high-field air core scanners. Fonar's open MRI scanners, however, utilizing a 6,000 gauss or 0.6 Tesla field strength, iron core electromagnet, were the first "open" MR scanners at high field strength.

Fonar believes that its MRI scanners have significant advantages as compared to the high-field air core scanners of its competitors. These advantages include:

1. There is no expansive fringe magnetic field. High field air core scanners require a more expensive shielded room than is required for the iron frame scanners. The shielded room required for the iron frame scanners is intended to prevent interference from external radio frequencies.

2. They are more open and quiet.

3. They can scan the trauma victim, the cardiac arrest patient, the respirator-supported patient, and premature and newborn babies. This is not possible with high- field air core scanners because their magnetic field interferes with conventional life-support equipment.

The principal competitive disadvantage of our products is that they are not "high field strength", 1.0 Tesla +, magnets. As a general principle, the higher field strength can produce a faster scan. In some parts of the body a faster scan can be traded for a clearer picture. Although we believe that the benefits of "openness" provided by our scanners compensate for the lower field strength, certain customers will still prefer the higher field strength.

Fonar faces competition within the MRI industry from such firms as General Electric Company, Philips N.V., Toshiba Corporation, Hitachi Corporation and Siemens A.G. Most competitors have marketing and financial resources more substantial than those available to us. They have in the past, and may in the future, heavily discount the sales price of their scanners. Such competitors sell both high field air core superconducting MRI scanners and iron frame products. Fonar's original iron frame design, ultimately imitated by Fonar's competitors to duplicate Fonar's origination of "Open" MRI magnets, gave rise to current patient protected Upright(R) MRI technology with the result that Fonar today is the unique and only supplier of the highest field MRI magnets (.6 Tesla) that are not superconducting, do not use liquid helium and are not therefore susceptible to explosion.

The iron frame, because it could control the magnetic lines of force and place them where wanted and remove them from where not wanted, such as in the Fonar 360(TM) where physicians and staff are standing, provide a much more versatile magnet design than is possible with air core magnets. Air core magnets contain no iron but consist entirely of turns of current carrying wire.

For an 11 year period from 1983-1994, Fonar's large competitors, with one exception, generally rejected Fonar's "open" design but by now all have added the iron frame "open" magnet to their MRI product lines. One reason for this market shift, in addition to patient claustrophobia, is the awareness that the open magnet designs permit access to the patient to perform MRI guided procedures, a field which is now growing rapidly and is called "interventional MRI."

The Fonar 360(TM) scanner explicitly addresses this growing market reception of MRI guided interventions, and the first of these scanners was sold to a hospital in England. Fonar's Upright(R) magnet also addresses the growing market reception of MRI guided interventions. Although not enabling a full interventional theater as the Fonar 360(TM) does, the iron frame Upright(R) MRI design permits ready access to the patient and enables a wide range of interventional procedures such as biopsies and needle or catheter delivered therapies to be performed under MRI image guidance. The "tunnel" air core superconductive scanners do not permit access to the patient while the patient is inside the scanner.

Fonar expects to be the leader Upright(R) Multi-Position MRI for providing dynamic visualization of body parts such as the spine and other joints as well as dynamic visualization of the heart in its upright position when it is sustaining its full normal physiological load. No companies possess the patented Upright(R) MRI technology or the Fonar 360(TM)'s 360* full access interventional technology.

OTHER IMAGING MODALITIES

Fonar's MRI scanners also compete with other diagnostic imaging systems, all of which are based upon the ability of energy waves to penetrate human tissue and to be detected by either photographic film or electronic devices for presentation of an image on a television monitor. Three different kinds of energy waves - X-ray, gamma and sound - are used in medical imaging techniques which compete with MRI medical scanning, the first two of which involve exposing the patient to potentially harmful radiation. These other imaging modalities compete with MRI products on the basis of specific applications.

X-rays are the most common energy source used in imaging the body and are employed in three imaging modalities:

1. Conventional X-ray systems, the oldest method of imaging, are typically used to image bones and teeth. The image resolution of adjacent structures that have high contrast, such as bone adjacent to soft tissue, is excellent, while the discrimination between soft tissue organs is poor because of the nearly equivalent penetration of x-rays.

2. Computerized Tomography, also referred to as "CT", systems couple computers to x-ray instruments to produce cross-sectional images of particular large organs or areas of the body. The CT scanner addresses the need for images, not available by conventional radiography, that display anatomic relationships spatially. However, CT images are generally limited to the transverse plane and cannot readily be obtained in the two other planes, sagittal and coronal. Improved picture resolution is available at the expense of increased exposure to x-rays from multiple projections. Furthermore, the pictures obtained by this method are computer reconstructions of a series of projections and, once diseased tissue has been detected, CT scanning cannot be focused for more detailed pictorial analysis or obtain a chemical analysis.

3. Digital radiography systems add computer image processing capability to conventional x-ray systems. Digital radiography can be used in a number of diagnostic procedures which provide continuous imaging of a particular area with enhanced image quality and reduced patient exposure to radiation.

Nuclear medicine systems, which are based upon the detection of gamma radiation generated by radioactive pharmaceuticals introduced into the body, are used to provide information concerning soft tissue and internal body organs and particularly to examine organ function over time.

Ultrasound systems emit, detect and process high frequency sound waves reflected from organ boundaries and tissue interfaces to generate images of soft tissue and internal body organs. Although the images are substantially less detailed than those obtainable with x-ray methods, ultrasound is generally considered harmless and therefore has found particular use in imaging the pregnant uterus.

X-ray machines, ultrasound machines, digital radiography systems and nuclear medicine compete with the MRI scanners by offering significantly lower price and space requirements. However, Fonar believes that the quality of the images produced by its MRI scanners is generally superior to the quality of the images produced by those other methodologies.

GOVERNMENT REGULATION

FDA Regulation

The Food and Drug Administration in accordance with Title 21 of the Code of Federal Regulations regulates the manufacturing and marketing of Fonar's MRI scanners. The regulations can be classified as either pre-market or post-market. The pre-market requirements include obtaining marketing clearance, proper device labeling, establishment registration and device listing. Once the products are on the market, Fonar must comply with post-market surveillance controls. These requirements include the Quality Systems Regulation, or "QSR", also known as Current Good Manufacturing Practices or CGMPs, and Medical Device Reporting, also referred to as MDR regulations. The QSR is a quality assurance requirement that covers the design, packaging, labeling and manufacturing of a medical device. The MDR regulation is an adverse event-reporting program.

Classes of Products

Under the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act, all medical devices are classified by the FDA into one of three classes. A Class I device is subject only to general controls, such as labeling requirements and manufacturing practices; a Class II device must comply with certain performance standards established by the FDA; and a Class III device must obtain pre-market approval from the FDA prior to commercial marketing.

Fonar's products are Class II devices. Class I devices are subject to the least regulatory control. They present minimal potential for harm to the user and are often simpler in design than Class II or Class III devices. Class I devices are subject to "General Controls" as are Class II and Class III devices. General Controls include:

1. Establishment registration of companies which are required to register under 21 CFR Part 807.20, such as manufacturers, distributors, re-packagers and re-labelers.

2. Medical device listing with FDA of devices to be marketed.

3. Manufacturing devices in accordance with the Current Good Manufacturing Practices Quality System Regulation in 21 CFR Part 820.

4. Labeling devices in accordance with labeling regulations in 21 CFR Part 801 or 809.

5. Submission of a Premarket Notification, pursuant to 510(k), before marketing a device.

Class II devices are those for which general controls alone are insufficient to assure safety and effectiveness, and existing methods are available to provide such assurances. In addition to complying with general controls, Class II devices are also subject to special controls. Special controls may include special labeling requirements, guidance documents, mandatory performance standards and post-market surveillance.

We received approval to market our Beta(TM) 3000 and Beta(TM) 3000M scanners as Class III devices on September 26, 1984 and November 12, 1985. On July 28, 1988, the Magnetic Resonance Diagnostic Device which includes MR Imaging and MR Spectroscopy was reclassified by the FDA to Class II status. Consequently, Fonar's products are now classified as Class II products. On July 26, 1991, Fonar received FDA clearance to market the Ultimate(TM) Magnetic Resonance Imaging Scanner as a Class II device. Fonar received FDA clearance to market the QUAD(TM) 7000 in April 1995 and the QUAD(TM) 12000 in November 1995. On March 16, 2000, Fonar received FDA clearance to market the Fonar 360(TM) for diagnostic imaging, the Open Sky(TM) version, and on October 3, 2000 received FDA clearance for the Upright(R) MRI.

Premarketing Submission

Each person who wants to market Class I, II and some III devices intended for human use in the U.S. must submit a 510(k) to FDA at least 90 days before marketing unless the device is exempt from 510(k) requirements. A 510(k) is a pre-marketing submission made to FDA to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent, SE, to a legally marketed device that is not subject to pre-market approval, PMA. Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims.

The FDA is committed to a 90-day clearance after submission of a 510(k), provided the 510(k) is complete and there is no need to submit additional information or data.

The 510(k) is essentially a brief statement and description of the product. As Fonar's scanner products are Class II products, there are no pre-market data requirements and the process is neither lengthy nor expensive.

An investigational device exemption, also referred to as IDE, allows the investigational device to be used in a clinical study pending FDA clearance in order to collect safety and effectiveness data required to support the Premarket Approval, also referred to as PMA, application or a Premarket Notification pursuant to 510(k), submission to the FDA. Clinical studies are most often conducted to support a PMA.

For the most part, however, we have not found it necessary to utilize IDE's. The standard 90 day clearance for our new MRI scanner products classified as Class II products makes the IDE unnecessary, particularly in view of the time and effort involved in compiling the information necessary to support an IDE.

Quality System Regulation

The Quality Management System is applicable to the design, manufacture, administration of installation and servicing of magnetic resonance imaging scanner systems. The FDA has authority to conduct detailed inspections of manufacturing plants, to establish Good Manufacturing Practices which must be followed in the manufacture of medical devices, to require periodic reporting of product defects and to prohibit the exportation of medical devices that do not comply with the law.

Medical Device Reporting Regulation

Manufacturers must report all MDR reportable events to the FDA. Each manufacturer must review and evaluate all complaints to determine whether the complaint represents an event which is required to be reported to FDA. Section 820.3(b) of the Quality Systems regulation defines a complaint as, "any written, electronic or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a device after it is released for distribution."

A report is required when a manufacturer becomes aware of information that reasonably suggests that one of their marketed devices has or may have caused or contributed to a death, serious injury, or has malfunctioned and that the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur.

Malfunctions are not reportable if they are not likely to result in a death, serious injury or other significant adverse event experience.

A malfunction which is or can be corrected during routine service or device maintenance still must be reported if the recurrence of the malfunction is likely to cause or contribute to a death or serious injury if it were to recur.

We have established and maintained written procedures for implementation of the MDR regulation. These procedures include internal systems that:

     * provide for timely and effective identification, communication and evaluation of adverse events;

     * provide a standardized review process and procedures for determining whether or not an event is reportable; and

     * provide procedures to insure the timely transmission of complete reports.

These procedures also include documentation and record keeping requirements for:

     *    information   that  was   evaluated  to  determine  if  an  event  was
          reportable;

     *    all medical device reports and information submitted to the FDA;

     * any information that was evaluated during preparation of annual certification reports; and

     * systems that ensure access to information that facilitates timely follow up and inspection by FDA.

FDA Enforcement

FDA may take the following actions to enforce the MDR regulation:

FDA-Initiated or Voluntary Recalls

Recalls are regulatory actions that remove a hazardous, potentially hazardous, or a misbranded product from the marketplace. Recalls are also used to convey additional information to the user concerning the safe use of the product. Either FDA or the manufacturer can initiate recalls.

There are three classifications, i.e., I, II, or III, assigned by the Food and Drug Administration to a particular product recall to indicate the relative degree of health hazard presented by the product being recalled.

Class I

Is a situation in which there is a reasonable probability that the use of, or exposure to, a violative product will cause serious adverse health consequences or death.

Class II

Is a situation in which use of, or exposure to, a violative product may cause temporary or medically reversible adverse health consequences or where the probability of serious adverse health consequences is remote.

Class III

Is a situation in which use of, or exposure to, a violative product is not likely to cause adverse health consequences.

Fonar has initiated five voluntary recalls. Four of the recalls were Class II and one was Class III. The recalls involved making minor corrections to the product in the field. Frequently, corrections which are made at the site of the device are called field corrections as opposed to recalls.

Civil Money Penalties

The FDA, after an appropriate hearing, may impose civil money penalties for violations of the FD&C Act that relate to medical devices. In determining the amount of a civil penalty, FDA will take into account the nature, circumstances, extent, and gravity of the violations, the violator's ability to pay, the effect on the violator's ability to continue to do business, and any history of prior violations. The civil money penalty may not exceed $15,000 for each violation and may not exceed $1,000,000 for all violations adjudicated in a single proceeding, per person.

Warning Letters

FDA issues written communications to a firm, indicating that the firm may incur more severe sanctions if the violations described in the letter are not corrected. Warning letters are issued to cause prompt correction of violations that pose a hazard to health or that involve economic deception. The FDA generally issues the letters before pursuing more severe sanctions.

Seizure

A seizure is a civil court action against a specific quantity of goods which enables the FDA to remove these goods from commercial channels. After seizure, no one may tamper with the goods except by permission of the court. The court usually gives the owner or claimant of the seized merchandise approximately 30 days to decide a course of action. If they take no action, the court will recommend disposal of the goods. If the owner decides to contest the government's charges, the court will schedule the case for trial. A third option allows the owner of the goods to request permission of the court to bring the goods into compliance with the law. The owner of the goods is required to provide a bond or, security deposit, to assure that they will perform the orders of the court, and the owner must pay for FDA supervision of any activities by the company to bring the goods into compliance.

Citation

A citation is a formal warning to a firm of intent to prosecute the firm if violations of the FD&C Act are not corrected. It provides the firm an opportunity to convince FDA not to prosecute.

Injunction

An injunction is a civil action filed by FDA against an individual or company. Usually, FDA files an injunction to stop a company from continuing to manufacture, package or distribute products that are in violation of the law.

Prosecution

Prosecution is a criminal action filed by FDA against a company or individual charging violation of the law for past practices.

Foreign and Export Regulation

We obtain approvals as necessary in connection with the sales of our products in foreign countries. In some cases, FDA approval has been sufficient for foreign sales as well. Our standard practice has been to require either the distributor or the customer to obtain any such foreign approvals or licenses which may be required.

Legally marketed devices that comply with the requirements of the Food Drug & Cosmetic Act require a Certificate to Foreign Government issued by the FDA for export. Other devices that do not meet the requirements of the FD&C Act but comply with the laws of a foreign government require a Certificate of Exportability issued by the FDA. All products which we sell have FDA clearance and would fall into the first category.

Foreign governments have differing requirements concerning the import of medical devices into their respective jurisdictions. The European Union, also referred to as EU, made up of 27 individual countries, has some essential requirements described in the EU's Medical Device Directive, also referred to as MDD. In order to export to one of these countries, we must meet the essential requirements of the MDD and any additional requirements of the importing country. The essential requirements are similar to some of the requirements mandated by the FDA. In addition the MDD requires that we enlist a Notified Body to examine and assess our documentation, a Technical Construction File, and verify that the product has been manufactured in conformity with the documentation. The notified body must carry out or arrange for the inspections and tests necessary to verify that the product complies with the essential requirements of the MDD, including safety performance and Electromagnetic Compatibility, also referred to as EMC. Also required is a Quality System, ISO-9001, assessment by the Notified Body. We were approved for ISO 9001 certification for its Quality Management System in April, 1999.

We received clearances to sell the Fonar 360(TM) and Upright(R) MRI scanners in the EU in May, 2002.

Other  countries  require  that  their  own  testing   laboratories  perform  an
evaluation of our devices. This requires that we must bring the foreign agency's personnel to the USA to perform the evaluation at our expense before exporting.

Some countries, including many in Latin America and Africa, have very few regulatory requirements.

Because our export sales are not material at this point, foreign regulation does not have a material effect on us. In any case, we do not believe that foreign regulation will deter its efforts to penetrate foreign markets.

Reimbursement to Medical Providers for MRI Scans

Effective November 22, 1985, the Department of Health and Human Services authorized reimbursement of MRI scans under the Federal Medicare program. In addition, most private insurance companies have authorized reimbursement for MRI scans.

Anti-Kickback and Self-Referral Legislation

Proposed and enacted legislation at the State and Federal levels has restricted referrals by physicians to medical and diagnostic centers in which they or their family members have an interest. In addition, regulations have been adopted by the Secretary of Health and Human Services which provide limited "safe harbors" under the Medicare Anti-Kickback Statute. These safe harbors describe payments and transactions which are permitted between an entity receiving reimbursement under the Medicare program and those having an interest in or dealings with the entity. Although the Company cannot predict the overall effect of the adoption of these regulations on the medical equipment industry, the use and continuation of limited partnerships, where investors may be referring physicians, to own and operate MRI scanners could be greatly diminished.

Deficit Reduction Act

The Deficit Reduction Act, among other things, limits reimbursements for MRI scans performed at MRI facilities. We believe that these limitations may be having a general negative impact on the market for MRI scanners, but believe that the unique capabilities of our products should counter any such effect on Fonar as our marketing and advertising campaigns reach prospective customers. Our Upright(R) MRI is the only MRI scanner which enables patients to be scanned in a weight bearing position and the Fonar 360(TM) MRI is the only MRI scanner which allows complete unobstructed 360* access to the patient.

HEALTH MANAGEMENT CORPORATION OF AMERICA PHYSICIAN AND DIAGNOSTIC SERVICES MANAGEMENT BUSINESS

Health Management Corporation of America, formed under the name U.S. Health Management Corporation and referred to as "HMCA", was organized by us in March 1997. HMCA is a wholly-owned subsidiary which engages in the business of providing comprehensive management services to imaging facilities. The services we provide include development, administration, leasing of office space, facilities and medical equipment, provision of supplies, staffing and supervision of non-medical personnel, legal services, accounting, billing and collection and the development and implementation of practice growth and marketing strategies.

HMCA currently manages 10 MRI facilities. In April 2003, HMCA sold the portion of its business which managed primary care medical practices, and in July 2005, HMCA sold the portion of its business engaged in the management of physical therapy and rehabilitation practices. This was the result of HMCA's decision to focus on management of MRI facilities, the business in which HMCA is most experienced. For the 2008 fiscal year, the revenues HMCA recognized from the MRI facilities were $12.0 million. No revenues were recognized from physical therapy and rehabilitation practices. For the 2007 fiscal year, the revenues HMCA recognized from the MRI facilities were $11.9 million and no revenues were recognized from the physical therapy and rehabilitation practices. For the fiscal 2006 year, the revenues HMCA recognized from the MRI facilities were $12.7 million and the revenues recognized from the physical and rehabilitation practices were $648,000, for total revenues of $13.3 million.

HMCA GROWTH STRATEGY

HMCA's growth strategy focuses on upgrading and expanding the existing facilities it manages and expanding the number of facilities it manages for its clients. Our most important effort in this regard has been to promote and facilitate the replacement of existing MRI scanners with new Fonar Upright(R) MRI scanners. Presently, we have Upright(R) MRI scanners at all of the MRI facilities we manage with the exception of the one in Dublin, Georgia.

In connection with its focus on managing MRI facilities, HMCA decided to sell its business of managing physical therapy and rehabilitation practices. The sale was completed on July 28, 2005, at the beginning of the 2006 fiscal year.

The sale was made pursuant to an asset purchase agreement. The assets sold consisted principally of the management agreements with the physical therapy and rehabilitation facilities, the assignment of other agreements and rights utilized in our physical therapy and rehabilitation facility management business, the physical therapy equipment, a portion of the accounts receivable and office furnishings and equipment we provided to the physical therapy and rehabilitation facilities.

The sale was made to Health Plus Management Services, L.L.C. There is no material relationship between Health Plus and Fonar, HMCA, or any of their respective subsidiaries, directors or officers or associates of any such person. The two principals of Health Plus were employed by HMCA up to the time of the closing of the transaction. In consideration for the termination of their employment agreements, these two individuals each became entitled to receive $800,000. In addition, each became entitled to receive $200,000 for billing and collection services to be provided on behalf of HMCA with respect to a portion of the accounts receivable of certain physical therapy and rehabilitation facilities which arose during the period when we were engaged in the management of those facilities. The $1,000,000 payable was paid in shares of Fonar common stock.

The purchase price under the asset purchase agreement was $6.6 million, payable pursuant to a promissory note in 120 monthly installments commencing on August 28, 2005. The first twelve installments are interest only and the remaining 108 payments will consist of equal installments of principal and interest in the amount of $76,014 each. The note is subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing.

Pursuant to a Modification Agreement dated August 8, 2008, Health Plus made a prepayment of principal in the amount of $2,000,000 in consideration for the balance of the note being discounted by $1,000,000. After taking into account the prepayment of $2,000,000 and the discount of $1,000,000, the remaining balance of $2,378,130, was amortized and made payable over a period of 60 consecutive months, in equal installments of principal and interest of $47,089 each pursuant to a new replacement promissory note, bearing interest at a rate of 7% per annum.

On July 31, 2007, HMCA sold its 20% equity interest in a non-consolidated entity providing management services to a scanning center in the Bronx, New York for approximately $600,000 and its 50% equity interest in a consolidated entity providing management services to a scanning center in Orlando, Florida for approximately $4.3 million.

Effective September 30, 2008, a wholly-owned subsidiary of HMCA sold its 92.3% equity interest in an entity providing management services to a scanning center in Bensonhurst, New York for approximately $2.3 million.

PHYSICIAN AND DIAGNOSTIC MANAGEMENT SERVICES

HMCA's services to the facilities it manages encompass substantially all of their business operations. Each facility is controlled, however, by the physician owner, not HMCA, and all medical services are performed by the physicians and other medical personnel under the physician owner's supervision. HMCA is the management company and performs services of a non-professional nature. These services include:

1. Offices and Equipment. HMCA identifies, negotiates leases for and/or provides office space and equipment to its clients. This includes technologically sophisticated medical equipment. HMCA also provides improvements to leaseholds, assistance in site selection and advice on improving, updating, expanding and adapting to new technology.

2. Personnel. HMCA staffs all the non-medical positions of its clients with its own employees, eliminating the client's need to interview, train and manage non-medical employees. HMCA processes the necessary tax, insurance and other documentation relating to employees.

3. Administrative. HMCA assists in the scheduling of patient appointments, purchasing of medical supplies and equipment and handling of reporting, accounting, processing and filing systems. It prepares and files the physician portions of complex forms to enable its clients to participate in managed care programs and to qualify for insurance reimbursement. We assist the clients to implement programs and procedures to ensure full and timely regulatory compliance and appropriate cost reimbursement under no-fault insurance and workers' compensation guidelines, as well as compliance with other applicable governmental requirements and regulations, including HIPAA and other privacy requirements.

4. Billing and Collections. HMCA is responsible for the billing and collection of revenues from third-party payors including those governed by no-fault and workers' compensation statutes. HMCA is presently using a third party to perform its billing and collection services for clients.

5. Cost Saving Programs. Based on available volume discounts, HMCA seeks to obtain favorable pricing for medical supplies, equipment, contrast agents, such as gadolinuim, and other inventory for its clients.

6. Diagnostic Imaging and Ancillary Services. HMCA can offer access to diagnostic imaging equipment through diagnostic imaging facilities it manages. The Company may expand the ancillary services offered in its network to include CT-scans and x-rays, if it is determined that such additions may be useful to clients.

7. Marketing Strategies. HMCA is responsible for developing marketing plans for its clients.

8. Expansion Plans. HMCA assists the clients in developing expansion plans including the opening of new or replacement facilities where appropriate.

HMCA advises clients on all aspects of their businesses, including expansion where it is a reasonable objective, on a continuous basis. HMCA's objective is to free physicians from as many non-medical duties as is practicable. Practices can treat patients more efficiently if the physicians can spend less time on business and administrative matters and more time practicing medicine.

HMCA provides its services pursuant to negotiated contracts with its clients. While HMCA believes it can provide the greatest value to its clients by furnishing the full range of services appropriate to that client, HMCA would also be willing to enter into contracts providing for a more limited spectrum of management services.

The facilities enter into contracts with third party payors, including managed care companies. Neither HMCA's clients nor HMCA participate in any capitated plans or other risk sharing arrangements. Capitated plans are those HMO programs where the provider is paid a flat monthly fee per patient.

In the case of contracts with the MRI facilities, fees were charged by HMCA during fiscal 2007 based on the number of procedures performed. In the case of the physical therapy and rehabilitation practices we previously managed, flat fees were charged on a monthly basis. Fees were subject to adjustment on an annual basis, but must be based on mutual agreement. The per procedure charges to the MRI facilities during fiscal 2007 ranged from $275 to $500 per MRI scan. Commencing in fiscal 2008, however, the seven MRI facilities sold to Dr. Robert Diamond by Dr. Raymond Damadian were charged a flat fee, pursuant to the new contracts entered into by HMCA following the sale of said MRI facilities at the end of fiscal 2007. Dr. Diamond has been reading scans for HMCA managed facilities for more than seven years. Fees under the new contracts are also subject to adjustment on an annual basis.

As of June 22, 2007, Dr. Robert Diamond purchased the stock of the professional corporations owning the eight New York sites managed by HMCA, previously owned by Dr. Raymond V. Damadian, the President, Chairman of the Board and principal stockholder of Fonar. In connection with the sale, new management agreements were substituted for the existing management agreements, providing, however, for the same management services. The fees in fiscal 2008, however, were flat monthly fees in the aggregate amount of $682,500 per month.

Dr. Damadian still owns the four MRI facilities in Georgia and Florida managed by HMCA. No MRI facilities or other medical facilities are owned by HMCA.

HMCA entered into an agreement in September, 2007 with Integrity Healthcare Management, Inc., also referred to as "Integrity", which is owned by an unrelated party. Under the terms of the agreement, Integrity supervised and directed HMCA and the management of the facilities including the performance of billing and collection services. The existing management agreements between the facilities and HMCA remained in place. As compensation Integrity was entitled to an annual fee equal to one-half of the increase in the consolidated cash flow of HMCA and the facilities over the period from July 1, 2006 through June 30, 2007. The term of the agreement automatically renewed on a year to year basis, but was terminated by HMCA as of the end of June, 2008.

Commencing upon the termination of this agreement, however, we hired Health Diagnostics, LLC, the parent company of Integrity, to perform all billing and collection procedures for HCMA's clients on HMCA's behalf. HMCA has agreed to pay 6% of all adjusted deposits for these services.

HMCA MARKETING

HMCA's marketing strategy is to expand the business and improve the facilities which it manages. HMCA will seek to increase the number of locations of those facilities where market conditions are promising and to promote growth of its clients' patient volume and revenue.

DIAGNOSTIC IMAGING FACILITIES AND OTHER ANCILLIARY SERVICES

Diagnostic imaging facilities managed by HMCA provide diagnostic imaging services to patients referred by physicians who are either in private practice or affiliated with managed care providers or other payor groups. The facilities are operated in a manner which eliminates the admission and other administrative inconveniences of in-hospital diagnostic imaging services. Imaging services are performed in an outpatient setting by trained medical technologists under the direction of physicians. Following diagnostic procedures, the images are reviewed by the interpreting physicians who prepare a report of these tests and their findings. These reports are transcribed by HMCA personnel and then delivered to the referring physician.

HMCA develops marketing programs in an effort to establish and maintain profitable referring physician relationships and to maximize reimbursement yields. These marketing approaches identify and target selected market segments consisting of area physicians with certain desirable medical specialties and reimbursement yields. Corporate and facility managers determine these market segments based upon an analysis of competition, imaging demand, medical specialty and payor mix of each referral from the local market. HMCA also directs marketing efforts at managed care providers.

Managed care providers have become an important factor in the diagnostic imaging industry. To further its position, HMCA will seek to expand the imaging modalities offered at its managed diagnostic imaging facilities.

HMCA COMPETITION

The physician and diagnostic management services field is highly competitive. A number of large hospitals have acquired medical practices and this trend may continue. HMCA expects that more competition will develop. Many competitors have greater financial and other resources than HMCA.

With respect to the diagnostic imaging facilities managed by HMCA, the outpatient diagnostic imaging industry is highly competitive. Competition focuses primarily on attracting physician referrals at the local market level and increasing referrals through relationships with managed care organizations. HMCA believes that principal competitors for the diagnostic imaging centers are hospitals and independent or management company-owned imaging centers. Competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with managed care organizations and referring physicians, type and quality of equipment, facility location, convenience of scheduling and availability of patient appointment times. HMCA believes that it will be able to effectively meet the competition in the outpatient diagnostic imaging industry by installing the new Fonar Upright(R) MRI scanners at its most promising facilities.

GOVERNMENT REGULATION APPLICABLE TO HMCA

FEDERAL REGULATION

Stark Law

Under the federal Self-Referral Law, also referred to as the "Stark Law", which is applicable to Medicare and Medicaid patients, and the self-referral laws of various States, certain health practitioners, including physicians, chiropractors and podiatrists, are prohibited from referring their patients for the provision of designated health services, including diagnostic imaging and physical therapy services, to any entity with which they or their immediate family members have a financial relationship, unless the referral fits within one of the specific exceptions in the statutes or regulations. Statutory exceptions under the Stark Law include, among others, direct physician services, in-office ancillary services rendered within a group practice, space and equipment rental and services rendered to enrollees of certain prepaid health plans. Some of these exceptions are also available under the State self-referral laws. HMCA believes that it and its clients are in compliance with these laws.

Anti-kickback Regulation

Under the federal Anti-kickback statute, which is applicable to Medicare and Medicaid, it is illegal, among other things, for a provider of MRI services to pay or offer money or other consideration to induce the referral of MRI scans. Neither HMCA nor its clients engage in this practice.

In fiscal 2008, approximately 17.3% of the revenues of HMCA's clients were attributable to Medicare and 1.8% were attributable to Medicaid. In fiscal 2007, approximately 20.1% of the revenues of HMCA's clients were attributable to Medicare and 1.6% were attributable to Medicaid. In fiscal 2006, approximately 18.2% of HMCA's revenues were attributable to Medicare and 1.1% were attributable to Medicaid.

Deficit Reduction Act

The Deficit Reduction Act, which among other things, places limits on Medicare reimbursements to MRI scanning facilities, has had a negative but not material effect on the Medicare receipts of HMCA's clients.

State Regulation

In addition to the federal self-referral law and federal Anti-kickback statute, many States, including those in which HMCA and its clients operate, have their own versions of self-referral and anti-kickback laws. These laws are not limited in their applicability, as are the federal laws, to specific programs. HMCA believes that it and its clients are in compliance with these laws.

Various States prohibit business corporations from practicing medicine. Various States also prohibit the sharing of professional fees or fee splitting. Consequently, HMCA leases space and equipment to clients and provides clients with a range of non-medical administrative and managerial services for agreed upon fees. HMCA does not engage in the practice of medicine or establish standards of medical practice or policies for its clients in any State even where permitted.

HMCA's clients generate revenue from patients covered by no-fault insurance and workers' compensation programs. For the fiscal year ended June 30, 2008 approximately 37.9% of our clients' receipts were from patients covered by no-fault insurance and approximately 6.5% of our client's receipts were from patients covered by worker's compensation programs. For the fiscal year ended June 30, 2007, approximately 33.1% of HMCA's clients' receipts were from patients covered by no-fault insurance and approximately 4.8% of HMCA's clients' receipts were from patients covered by workers compensation programs. For the fiscal year ended June 30, 2006 approximately 43% of HMCA's clients' receipts were from patients covered by no-fault insurance and approximately 4.1% of HMCA's clients' receipts were from patients covered by workers compensation programs. In the event that changes in these laws alter the fee structures or methods of providing service, or impose additional or different requirements, HMCA could be required to modify its business practices and services in ways that could be more costly to HMCA or in ways that decrease the revenues which HMCA receives from its clients.

HMCA believes that it and its clients are in compliance with applicable Federal, State and local laws. HMCA does not believe that such laws will have any material effect on its business.

EMPLOYEES

As of July 1, 2008, we employed 268 persons on a full-time and part-time basis. Of such employees, 28 were engaged in marketing and sales, 36 in research and development, 39 in production, 43 in customer support services, 37 in administration, including 66 on site at facilities and offices managed by HMCA and 19 performing transcription services for those facilities.

ITEM 2. PROPERTIES

Fonar leases approximately 117,000 square feet of office and plant space at its principal offices in Melville, New York and at one other locations in Melville, New York at a current aggregate annual rental rate of $958,687 excluding utilities, taxes and other related expenses. The term of one of the leases includes options to renew up through 2008 and the terms of the other leases extend to 2013. Management believes that these premises are adequate for its current needs. HMCA leased approximately 16,850 square feet for its headquarters in Melville, New York but has vacated the premises to consolidate its headquarters with those of Fonar. HMCA maintains leased office premises for its clients having an aggregate annual rental rate of approximately $868,000 under leases having various terms.


ITEM 3. LEGAL PROCEEDINGS

There is no material litigation pending, or to its knowledge, threatened against the Company.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None.

Part II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded in the Nasdaq SmallCap market under the National Association of Securities Dealers Automated Quotation System, also referred to as "NASDAQ", symbol FONR. The following table sets forth the high and low trades reported in NASDAQ System for the periods shown.

                     Fiscal Quarter             High          Low
             ------------------------------     -----        -----
             January  -  March         2006     21.25        14.25
             April    -  June          2006     20.00         6.50
             July     -  September     2006     15.50         8.25
             October  -  December      2006     12.50         9.50
             January  -  March         2007      8.75         5.00
             April    -  June          2007      7.50         4.01
             July     -  September     2007     10.00         4.20
             October  -  December      2007      8.80         5.18
             January  -  March         2008      5.45         2.38
             April    -  June          2008      4.20         2.21
             July     -  September 15, 2008      2.43         1.35

On September 15, 2008, we had approximately 4,412 stockholders of record of our Common Stock, 12 stockholders of record of our Class B Common Stock, 4 stockholders of record of our Class C Common Stock and 3,876 stockholders of record of our Class A Non-voting Preferred Stock.

At the present time, the only class of our securities for which there is a market is the Common Stock.

In July, 2008 we received a notice from NASDAQ that our common stock would be delisted due to failure to hold our annual meeting during fiscal 2008. We appealed and requested a hearing before the Hearing Panel stating that we planned, subject to their approval to hold a joint two-year meeting on November 17, 2008.

We paid cash dividends in fiscal 1998 and the first three quarters of fiscal 1999 on monies we received from the enforcement of our patents. Except for these dividends, we have not paid any cash dividends. Except for these dividends, we expect that we will retain earnings to finance the development and expansion of our business.

Item 6. SELECTED FINANCIAL DATA

The following selected consolidated financial data has been extracted from our consolidated financial statements for the five years ended June 30, 2008. This consolidated selected financial data should be read in conjunction with our consolidated financial statements and the related notes included in Item 8 of this form.


                                   As of and For the Periods Ended June 30,
                        2008           2007          2006           2005           2004
                   -------------  -------------  -------------  -------------  -------------

STATEMENT OF OPERATIONS

Revenues           $ 35,569,000   $ 33,212,000   $ 33,076,000   $104,899,000   $ 71,609,000

Cost of revenues   $ 24,893,000   $ 26,660,000   $ 26,950,000   $ 67,331,000   $ 44,945,000

Research and
Development
Expenses           $  5,007,000   $  5,692,000   $  6,868,000   $  6,007,000   $  5,491,000

Net (Loss) Income  ($13,508,000)  $(25,539,000)  $(29,963,000)  $  1,014,000   ( $9,494,000)

Basic and Diluted
Net Income (Loss)
per common share
- continuing
operations          $    (2.76)    $    (5.29)    $    (6.78)    $      .23     $   (2.61)

Basic weighted
average number of
shares outstanding    4,897,997      4,830,652      4,416,125      4,063,680      3,641,118

Diluted Weighted
average number of
shares outstanding    4,897,997      4,830,652      4,416,125      4,220,228      3,641,118


BALANCE SHEET DATA

Working capital    $(15,965,000)  $ (7,566,000)  $ 14,237,000   $ 36,224,000   $ 22,593,000

Total Assets       $ 35,226,000   $ 41,210,000   $ 57,230,000   $ 76,094,000   $ 77,201,000

Long-term debt
and obligations
under capital
leases (1)         $  1,130,000   $  1,213,000   $  1,406,000   $  1,392,000   $  6,702,000

Stock holder's
(deficiency) equity($4,245,000)   $  8,898,000   $ 30,419,000   $ 51,869,000   $ 43,154,000

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

INTRODUCTION.

Fonar was formed in 1978 to engage in the business of designing, manufacturing and selling MRI scanners. In 1997, we formed a wholly-owned subsidiary, Health Management Corporation of America, also referred to as "HMCA", formerly known as U.S. Health Management Corporation, in order to expand into the physician and diagnostic management services business.

Fonar's principal MRI products are its Stand-Up(R)/Upright(R) MRI and Fonar 360(TM) MRI scanners. The Stand-Up(R) MRI allows patients to be scanned for the first time under weight-bearing conditions. The Company has been aggressively seeking new sales. The Stand-Up(R) MRI is the only MRI capable of producing images in the weight bearing state.

At 0.6 Tesla field strength, the Upright(R) MRI and Fonar 360(TM) magnets are among the highest field open MRI scanners in the industry, offering non-claustrophobic MRI together with high-field image quality. Fonar's open MRI scanners were the first high field strength MRI scanners in the industry.

HMCA commenced operations in July, 1997 and generates revenues from providing comprehensive management services, including development, administration, accounting, billing and collection services, together with office space, medical equipment, supplies and non-medical personnel to its clients. Revenues are in the form of fees which are earned under contracts with MRI facilities and physical rehabilitation practices. Since April 2003, HMCA has not engaged in the management of primary care medical practices. Since July 2005, HMCA has engaged only in the management of MRI facilities, having sold the portion of its business engaged in the management of physical therapy and rehabilitation practices.

For the fiscal years ended June 30, 2008, June 30, 2007, 30.8% and 100%, respectively, of HMCA's revenues were derived from contracts with facilities and practices owned by Dr. Raymond V. Damadian, the President of Fonar and HMCA and principal stockholder of Fonar. The agreements with the MRI facilities are for one-year terms which renew automatically on an annual basis, unless terminated. The fees for fiscal 2007 were based on the number of procedures performed and ranged from $275 to $500 per MRI scan. Commencing with fiscal 2008, the MRI facilities were charged a flat fee, pursuant to new contracts executed in connection with the sale of the MRI facilities by Dr. Raymond Damadian to Dr. Robert Diamond at the end of fiscal 2007. The fees will be reviewed and if appropriate, adjusted on an annual basis by mutual agreement.

Critical Accounting Policies
----------------------------

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to investments, intangible assets, income taxes, contingencies and litigation. We base our estimates on historical experience and on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements. We recognize revenue and related costs of revenue from sales contracts for our MRI scanners, under the percentage-of-completion method. Under this method, we recognize revenue and related costs of revenue, as each sub-assembly is completed. Amounts received in advance of our commencement of production are recorded as customer advances.

We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. As of June 30, 2008, we recorded a valuation allowance which reduced our deferred tax assets to equal our deferred tax liability.

We amortize our intangible assets, including patents, purchased management agreements and capitalized software development costs, over the shorter of the contractual/legal life or the estimated economic life. Our amortization life for patents and capitalized software development costs is 15 to 17 years and 5 years, respectively.

We periodically assess the recoverability of long-lived assets, including property and equipment, intangibles and management agreements, when there are indications of potential impairment, based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

RESULTS OF OPERATIONS. FISCAL 2008 COMPARED TO FISCAL 2007

In fiscal 2008, we experienced a net loss of $13.5 million on revenues of $35.6 million, as compared to a net loss of $25.5 million on revenues of $33.2 million for fiscal 2007. This represents an increase in revenues of 7.1%. This was due mostly to increased unrelated party sales and service revenues, which increased by 2.0% and 10.0% respectively. Related party product sales and management fees decreased by 100% and 69.0% respectively. In addition, total cost and expenses decreased by 10.5%. In fiscal 2007 and the beginning of fiscal 2008 we have made significant cuts to reduce losses and negative cash flow. Our consolidated operating results improved by $8.6 million to an operating loss of $16.9 million for fiscal 2008 as compared to an operating loss of $25.5 million for fiscal 2007.

Discussion of Operating Results of Medical Equipment Segment
Fiscal 2008 Compared to Fiscal 2007
------------------------------------------------------------

Revenues attributable to our medical equipment segment increased by 10.6% to $23.5 million in fiscal 2008 from $21.3 million in fiscal 2007, with product sales revenues remaining constant at $11.3 million in fiscal 2007 and fiscal 2008, but service revenue increasing by 10.2%, from $10.0 million in fiscal 2007 to $11.0 million in fiscal 2008. This increase in revenues was attributable to an increase in sales of our Upright(R) MRI to unrelated parties and increased service revenues, notwithstanding the decrease in related party sales. We attribute the lower sales volumes in fiscal 2007 and 2008 primarily to a concern on the part of potential customers about MRI scan reimbursements from medical insurance, no-fault insurance, worker's compensation and Federal and State programs, most significantly Medicare and Medicaid. Even in our own management of MRI facilities by HMCA, we have noticed an increasing resistance to paying claims by insurers. Also of concern is the Deficit Reduction Act which is reducing Medicare funding available for MRI imaging.

We anticipate an improvement in our Upright(R) MRI sales because the Upright(R) MRI is unique in that it permits MRI scans to be performed on patients upright in the weight-bearing state and in multiple positions that correlate with symptoms. An important event in our ongoing effort to educate both the medical community and payors about the benefits, if not necessity, of utilizing Upright(R) MRI scanning, occurred in fiscal 2007 when we sold an Upright(R) MRI scanner to the largest orthopedic hospital in the Netherlands, St. Maartenskliniek. Upon placing the order, the Chairman of Spine Surgery at St. Maartenskliniek expressed the view that for their hospital to continue to engage in spine surgery without Fonar's Upright(R) MRI technology, now that it was available was "unacceptable" and that owning the scanner "was not optional, but mandatory". He further stated that "[o]nce our active research program has discovered the benefits of this new Fonar technology for patients, we intend to publish the results in a lot of peer reviewed scientific journals".

In addition, significant progress is being made in developing the Fonar 360(TM) MRI scanner so that it can be used in interventional procedures. At the Oxford-Nuffield site in the United Kingdom, where we installed the first Fonar 360(TM) MRI, Fonar software engineers have completed and installed our 2nd generation tracking software, which is designed to enable the surgeons to insert needles into the patient and accurately advance them under direct visual image guidance to the target tissue, such as a tumor, in order to inject therapeutic agents directly into the tissue.

The increase in service revenue is a result primarily of our increase scanner base, as scanners sold in previous years become service customers after the warranty period expires.

Product sales to unrelated parties increased by 2.0% in fiscal 2008 from $11.1 million in fiscal 2007 to $11.3 million in fiscal 2008. Product sales to related parties decreased by 100% in fiscal 2008 from $152,000 in fiscal 2007 to $0 in fiscal 2008.

We believe that one of our principal challenges in achieving greater market penetration is attributable to the better name recognition and larger sales forces of our larger competitors such as General Electric, Siemens, Hitachi, Philips and Toshiba and the ability of some of our competitors to offer attractive financing terms through affiliates, such as G.E. Capital. Nevertheless, no other competitor offers a whole body weight bearing MRI scanner such as the Upright(R) MRI, and the General Electric Medical Systems division of General Electric acts as a manufacturer's representative for the Stand-Up(R) MRI.

We believe that our aggregate product sales to unrelated parties of Upright(R) Scanners shows that we are successfully meeting that challenge.

The operating results for the medical equipment segment improved by $8.1 million from a loss of $22.2 million in fiscal 2007 to a loss of $14.1 million in fiscal 2008. This improvement is attributable most significantly to an increase in service revenue and to an increase in our scanner sales.

We recognized revenues of $11.2 million from the sale of our Upright(R) MRI scanners in fiscal 2008. In fiscal 2007, we recognized revenues of $11.0 million from the sale of Upright(R) MRI scanners.

Sales of MRI scanners to related parties, consisting of professional corporations and other entities in which Dr. Damadian or members of his family have an interest, represented none of our revenues in fiscal 2008, as compared to 0.5%, or $152,000, of our revenues in fiscal 2006. We believe concerns about payor reimbursements adversely affected these sales as well as sales to unrelated parties.

License and royalty revenue in fiscal 2008 increased to $1.2 million as compared to $0 in fiscal 2007.

Research and development expenses, net of capitalized costs, decreased by 12% to $5.0 million in fiscal 2008 as compared to $5.7 million in fiscal 2007. Our expenses for fiscal 2008 represented continued research and development of Fonar's scanners, Fonar's new hardware and software product, Sympulse(TM) and new surface coils to be used with the Stand-Up(R) MRI scanner.


Discussion of Operating Results of Physician and Diagnostic Services Management Segment.
Fiscal 2008 Compared to Fiscal 2007
-------------------------------------------------------------------------------

Revenues attributable to the Company's physician and diagnostic services management segment, HMCA, increased by 0.8% to $12.0 million in fiscal 2008 from $11.9 million in fiscal 2007. The increase in revenues reflects a change in management fees charged from a per procedure charge to a flat fee on 7 of the MRI centers. This was offset by a reduction of income in the MRI center located in Orlando, Florida in which HMCA sold its partnership interest in July 2007. HMCA manages only MRI facilities. Presently, 9 of the 10 MRI facilities managed by HMCA have Upright(R) MRI scanners and additional upgrades are planned.

Cost of revenues as a percentage of the related revenues for our physician and diagnostic services management segment decreased from $9.0 million or 75.2% of related revenues for the year ended June 30, 2007 to $8.6 million, or 71.3% of related revenue for the year ended June 30, 2008. This resulted from our inability to benefit from reduced costs per scanner that would have resulted if there had been a higher volume of sales in fiscal 2008.

Operating results of this segment improved from an operating loss of $3.2 million in fiscal 2007 to operating loss of $2.8 million in fiscal 2008. We attribute the improvement to a slight increase in revenue along with a decrease in our cost of revenues.

Discussion of Certain Consolidated Results of Operations
Fiscal 2008 Compared to Fiscal 2007
--------------------------------------------------------

Interest and investment income decreased in 2008 compared to 2007. We recognized interest income of $728,711 in 2008 as compared to $819,637 in fiscal 2007, representing an decrease of 11.1%.

Interest expense of $535,322 was recognized in fiscal 2008, as compared to $279,912 in fiscal 2007, representing an increase of 91.2%.

Notwithstanding   that  revenue   increased  by  7.1%,   selling,   general  and
administrative expenses, decreased by 15.7% to $20.4 million in fiscal 2008 from $24.2 million in fiscal 2007.

Compensatory element of stock issuances also decreased from approximately $121,000 in fiscal 2007 to $370 in fiscal 2008. This reflected Fonar's decision not to use its stock bonus plans to pay employees and others, in order to prevent dilution of its outstanding stock.

The higher provision for bad debt of $2.2 million in fiscal 2008 as compared to $2.0 million in fiscal 2007, reflected an increase in reserves of certain indebtedness by our physician and diagnostic services management segment.

Service and repair fees also have steadily increased, as reflected by the increase in service and repair fees from $2.5 million in fiscal 2003 to $3.2 million in fiscal 2004 to $5.8 million in fiscal 2005 to $8.6 million in fiscal 2006 to $10.0 million in fiscal 2007 and to $11.0 million in fiscal 2008.

Continuing our tradition as the originator of MRI, we remain committed to maintaining our position as the leading innovator of the industry through aggressive investing in research and development. In fiscal 2008 we continued our investment in the development of our new MRI scanners, together with software and upgrades, with an investment of $5,463,963 in research and development, $457,372 of which was capitalized, as compared to $6,328,265, $636,167 of which was capitalized, in fiscal 2007. The research and development expenditures were approximately 23.2% of revenues attributable to our medical equipment segment, and 15.4% of total revenues, in 2008 and 29.8% of medical equipment segment revenues, and 19.1% of total revenues in fiscal 2007. This represented a 13.7% decrease in research and development expenditures in fiscal 2008 as compared to fiscal 2007.

The physician and diagnostic services management segment, HMCA, revenues decreased, from $13.4 million in fiscal 2006 to $11.9 in fiscal 2007 and then to $12.0 million in fiscal 2008. This is primarily attributable to the sale of HMCA's physical therapy and rehabilitation facility management business, which had generated revenues of $9.7 million in fiscal 2005.

We have been taking steps to improve HMCA revenues by closing unprofitable facilities and continuing our program of replacing the MRI scanners at the MRI facilities we manage with Upright(R) MRI scanners and opening new facilities equipped with Upright(R) MRI scanners.

Marketing expenditures are likely to increase, as the Company continues its efforts to promote sales.

In the beginning of fiscal 2006, in July of 2005, HMCA sold the portion of its business engaged in the management of physical therapy and rehabilitation facilities to Health Plus Management Services, L.L.C. for a purchase price of $6.6 million, payable pursuant to a promissory note payable in 120 monthly installments.

The first twelve installments were interest only and the remaining 108 payments were to consist of equal installments of principal and interest in the amount of $76,014 each. The note was secured by a first lien on all of the assets of Health Plus, including its accounts receivable. The note was subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing.

Pursuant to a Modification Agreement dated August 8, 2008, Health Plus made a prepayment of $2,000,000 on the note and received a discount of $1,000,000 in return. A new note was executed for the balance of the indebtedness remaining, in the amount of $2,378,130.25, providing for 60 consecutive equal monthly payments of principal and interest of $47,089.83 each. The security agreement and the mandatory prepayment provisions applicable to the original note are also applicable to the replacement note.

HMCA had recognized revenue from the management of physical therapy and rehabilitation facilities of approximately $9.7 million during both fiscal 2005 and 2004, but only $648,000 in fiscal 2006 due to the sale of this portion of HMCA's business in July, 2005. In fiscal 2007 and 2008, HMCA received no revenue from the physical therapy and rehabilitation business. HMCA recognized a diminimus loss during the quarter ended September 30, 2005. In addition, HMCA recorded a one time charge to earnings during the quarter ended September 30, 2005 of $1.6 million related to the termination of the employment contracts of the two principal individuals involved in the management of the physical therapy and rehabilitation facilities.

RESULTS OF OPERATIONS. FISCAL 2007 COMPARED TO FISCAL 2006

In fiscal 2007, we experienced net loss of $25.5 million on revenues of $33.2 million, as compared to a net loss of $30.0 million on revenues of $33.1 million for fiscal 2006. This represented an increase in revenues of 0.4%. This was due mostly to increased unrelated product sales and service revenues which increased by 36.1% and 19.8% respectively. Related party product sales and management fees decreased by 94.9% and 10.7% respectively. In addition, total cost and expenses decreased by only 6.6%. We were reluctant at the time to make drastic cuts because we anticipated that our sales results would improve and we wanted to maintain our manufacturing capacity. Our consolidated operating results improved by $4.2 million to an operating loss of $25.5 million for fiscal 2007 as compared to an operating loss of $29.7 million for fiscal 2006.

Discussion of Operating Results of Medical Equipment Segment Fiscal 2007 Compared to Fiscal 2006
--------------------------------------------------------------------------------

Revenues attributable to our medical equipment segment increased by 7.9% to $21.3 million in fiscal 2007 from $19.7 million in fiscal 2006, reflecting an increase in product sales revenues of 1.0%, from $11.1 million in fiscal 2006 to $11.3 million in fiscal 2007 and an increase in service revenue of 16.9%, from $8.6 million in fiscal 2006 to $10.0 million in fiscal 2007. This decline in revenues was attributable to a reduction in sales of our Upright(R) MRI. The increase in service revenue was a result primarily of our increased scanner base, as scanners sold in previous years became service customers after the warranty period expired.

Product sales to unrelated parties increased by 36.1% in fiscal 2007 from $8.2 million in fiscal 2006 to $11.1 million in fiscal 2007. Product sales to related parties decreased by 94.9% in fiscal 2007 from $3.0 million in fiscal 2006 to $152,000 in fiscal 2007.

The operating results for the medical equipment segment improved by $2.5 million from a loss of $24.7 million in fiscal 2006 to a loss of $22.2 million in fiscal 2007. This improvement was attributable most significantly to an increase in service of revenue and an increase in our scanner sales.

We recognized revenues of $11.0 million from the sale of our Upright(R) MRI scanners in fiscal 2007. In fiscal 2006, we recognized revenues of $10.5 million from the sale of Upright(R) MRI scanners and the balance of $383,589 from the sale of our first Fonar 360(TM) MRI Scanner.

Sales of MRI scanners to related parties, consisting of professional corporations and other entities in which Dr. Damadian or members of his family have an interest represented approximately 0.5%, or $152,000, of our revenues in fiscal 2007, as compared to 9.0%, or $3.0 million, of our revenues in fiscal 2006.

We had no license and royalty revenue in fiscal 2007 and fiscal 2006.

Research and development expenses, net of capitalized costs, decreased by 17.1% to $5.7 million in fiscal 2007 as compared to $6.9 million in fiscal 2006. Our expenses for fiscal 2007 represented continued research and development of Fonar's scanners, Fonar's new hardware and software product, Sympulse(R) and new surface coils to be used with the Upright(R) MRI scanner.

Discussion of Operating Results of Physician and Diagnostic Services Management Segment.
Fiscal 2007 Compared to Fiscal 2006
-------------------------------------------------------------------------------

Revenues attributable to the Company's physician and diagnostic services management segment, HMCA, decreased by 10.7% to $11.9 million in fiscal 2007 from $13.4 million in fiscal 2006.

The decrease in revenues reflected decreases resulting from sale of HMCA's physical therapy and rehabilitation facility management business and delayed collections. Following the sale, HMCA managed only MRI facilities.

Cost of revenues as a percentage of the related revenues for our physician and diagnostic services management segment increased from $9.4 million or 70.4% of related revenues for the year ended June 30, 2006 to $9.0 million, or 75.2% of related revenue for the year ended June 30, 2007. This resulted from our inability to benefit from reduced costs per scanner that would have resulted if there had been a higher volume of sales in fiscal 2007.

Operating results of this segment declined from an operating loss of $5.0 million in fiscal 2006 to an operating loss of $3.2 million in fiscal 2007. We attributed the decline to HMCA's sale of its physical therapy and rehabilitation facility management business.

Discussion of Certain Consolidated Results of Operations
Fiscal 2007 Compared to Fiscal 2006
--------------------------------------------------------

We recognized interest income of $819,637 in 2007 as compared to $809,691 in fiscal 2006, representing an increase of 1.2%.

Interest expense of $279,912 was recognized in fiscal 2007 increasing from $281,903 in fiscal 2006 and representing a increase of 0.7%. The increase was attributable primarily to new capital lease obligations.

Notwithstanding that revenue decreased by 0.4%, selling, general and administrative expenses, exclusive of compensatory element of stock issuances, increased by 0.9% to $24.2 million in fiscal 2007 from $24.0 million in fiscal 2006.

The decrease in compensatory element of stock issuances from approximately $1.9 million in fiscal 2006 to $121,000 in fiscal 2007 reflected the continued but reduced use of Fonar's stock bonus plans to pay certain highly compensated employees and others in stock rather than in cash.

The higher provision for bad debt of $2.0 million in fiscal 2007 as compared to $1.5 million in fiscal 2006, reflected an increase in reserves and write-offs of certain indebtedness by our physician and diagnostic services management segment.

Service and repair fees also increased, as reflected by the increase in service and repair fees from $2.2 million in fiscal 2002 to $2.5 million in fiscal 2003 to $3.2 million in fiscal 2004 to $5.8 million in fiscal 2005 to $8.6 million in fiscal 2006 and $10.0 million in fiscal 2007.

In fiscal 2007 we continued our investment in the development of our MRI scanners, together with software and upgrades, with an investment of $6,328,265 in research and development, $636,167 of which was capitalized, as compared to $7,581,898, $714,253 of which was capitalized, in fiscal 2006. The research and development expenditures were approximately 29.8% of revenues attributable to our medical equipment segment, and 19.1% of total revenues, in 2007 and 38.5% of medical equipment segment revenues, and 22.9% of total revenues in fiscal 2006. This represented a 17.1% decrease in research and development expenditures in fiscal 2007 as compared to fiscal 2006.

The physician and diagnostic services management segment, HMCA, revenues decreased from $13.4 million in fiscal 2006 to $11.9 million in fiscal 2007. This was primarily attributable to the sale by HMCA of the portion of its business engaged in the management of physical therapy and rehabilitation facilities in July of 2005 to Health Plus Management Services, L.L.C.

LIQUIDITY AND CAPITAL RESOURCES

Cash, cash equivalents and marketable securities decreased by 30.6% from $3.4 million at June 30, 2007 to $2.4 million at June 30, 2008.

Marketable securities approximated $1.1 million as of June 30, 2008, as compared to $2.0 million as of June 30, 2007. At June 30, 2008, we decreased our investments in U.S. Government obligations from approximately $539,000 at June 30, 2007 to approximately $0, decreased our investments in corporate and government agency bonds from approximately $1.3 million at June 30, 2007 to approximately $1.0 million and decreased our investments in certificates of deposits, notes and equivalents from $96,000 at June 30, 2007 to $0.

Cash used in operating activities for fiscal 2008 approximated $4.7 million. Cash used in operating activities was attributable substantially to the net loss of $13.5 million and an increase in customer advances of $4.2 million and an increase in billings in excess of costs and estimated earnings on uncompleted contracts of $2.3 million, offset by an increase in accounts and management fee receivable of $2.9 million.

Cash provided by investing activities for fiscal 2008 approximated $4.6 million. The principal uses of cash from investing activities were purchases of property and equipment of $366,000, costs of capitalized software development of $457,000 and costs of patents and copyrights of $230,000. The principal source of cash provided by investing activities was the proceeds of approximately $4.1 million from the sale of a consolidated subsidiary.

Cash used in financing activities for fiscal 2008 approximated $82,000. The principal sources of cash in financing activities were proceeds from the long term debt of $265,000 and proceeds of $130,000 from repayment of notes receivable from employee stockholders, offset by the repayment of borrowings and capital lease obligations of $349,000 and distributions to holders of minority interests of $128,000.

Total liabilities increased by 23.7% during fiscal 2008, from approximately $31.8 million at June 30, 2007 to approximately $39.3 million at June 30, 2008. The increase in total liabilities reflected principally an increase in billings in excess of costs and estimated earnings on uncompleted contracts of 65.9% from $3.5 million at June 30, 2007 to $5.8 million at June 30, 2008 and a increase in customer advances of 27.5% from $10.0 million at June 30, 2007 to $12.8 million at June 30, 2008, resulting from our increased backlog.

Our contractual obligations and the periods in which they are scheduled to become due are set forth in the following table:

Contractual                  Due in Less    Due in       Due in      Due after
Obligation         Total     than 1 Year   1-3 years    4-5 years     5 years
--------------  -----------  -----------  -----------  -----------  -----------
Long-term debt  $   705,855  $   173,050  $      -     $      -     $   532,805

Capital lease
Obligation      $   423,844  $   199,673  $   220,037  $     4,134  $      -

Operating
  leases        $ 6,143,282  $ 2,009,654  $ 1,899,953  $ 1,599,159  $   634,516
                -----------  -----------  -----------  -----------  -----------
Total cash
Obligations     $ 7,272,981  $ 2,382,377  $ 2,119,990  $ 1,603,293  $ 1,167,321
                ===========  ===========  ===========  ===========  ===========

As at June 30, 2008, our obligations included approximately $2.5 million in various state sales taxes.

At June 30, 2008, however, we had a working capital deficit of approximately $16.0 million as compared to a working capital deficit of $7.6 million at June 30, 2007 and a stockholders' deficiency of 44.2 million at June 30, 2008 as compared to a stockholders' equity of $8.9 million at June 30, 2007. For the year ended June 30, 2008, we incurred a net loss of $13.5 million, which included non-cash charges of approximately $5.9 million.

Our principal source of liquidity has been derived from revenues, as well as cash provided by previous debt and equity financing. In addition we have funded our cash flow deficit for fiscal 2008 through cash provided by the sale of marketable securities, other assets and debt financing.

In July 2007, we sold our 50% interest in a consolidated  subsidiary and our 20%
interest  in  a   non-consolidated   subsidiary,   and   received   proceeds  of
approximately $4.8 million.

Effective September 30, 2008, subsequent to the end of fiscal 2008, a wholly-owned subsidiary of HMCA sold its 92.3% equity interest in an entity providing management services to a scanning center in Bensonhurst, New York for approximately $2.3 million.

In August 2008, the Company entered into a modification agreement with regards to the asset purchase agreement with Health Plus Management Services, LLC. The Company received a $2,000,000 payment on the note issued by Health Plus.

Our business plan includes an aggressive program for manufacturing and selling our Upright(R) MRI scanners. In addition, we are enhancing our revenue by participating in the physician and diagnostic services management business through our subsidiary, HMCA and are upgrading the facilities which it manages, most significantly by the replacement of existing MRI scanners with new Upright(R) MRI scanners. Presently, of the 10 MRI facilities managed by HMCA, 9 are equipped with Upright(R) MRI scanners.

Our business plan also calls for a continuing emphasis on providing our customers with enhanced equipment service and maintenance capabilities and delivering state-of-the-art, innovative and high quality equipment upgrades at competitive prices. Fees for on-going service and maintenance from our installed base of scanners were $10.0 million for the year ended June 30, 2007 and $11.0 million for the year ended June 30, 2008.

In order to reduce our net losses and demands on our cash and other liquid reserves, we instituted an aggressive program of cost cutting during and following the end of fiscal 2008. These measures included consolidating HMCA's office space with Fonar's office space, reductions in the size of our workforce, compensation and benefits, as well as across the board reduction of expenses. The cost reductions were intended to enable us to withstand periods of low volumes of MRI scanner sales, such as we have experienced in fiscal 2007 and 2008, by keeping expenditures at levels which, if necessary, can be supported by service revenues and HMCA revenues. The effect of these measures will be reflected for the most part in fiscal 2009 and are for the most part not reflected in the results for fiscal 2008 and estimates that the annualized savings related to these cost-cutting measures approximates $5 million. We are also seeking equity and debt financing and have been engaged in discussions with several possible sources.

Although sales levels remained weak in fiscal 2008, we are continuing to focus our efforts on increased advertising and marketing campaigns, and distribution programs to strengthen the demand for our products and services. Management anticipates that Fonar's capital resources will improve if Fonar's MRI scanner products gain wider market recognition and acceptance resulting in increased product sales. If we are not successful with our marketing efforts to increase sales and weak demand continues, we will experience a shortfall in cash, and it will be necessary to further reduce operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail our operations subsequent to June 30, 2009. Current economic credit conditions have contributed to a slowing business environment. Given such liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that we would be able to secure additional funds if needed and that if such funds were available, whether the terms or conditions would be acceptable to us. In such case, the reduction in operating expenses might need to be substantial in order for us to generate positive cash flow to sustain our operations.

If we are unable to meet expenditures with revenues or financing then it will be necessary to reduce expenses further, or seek other sources of funds through the issuance of debt or equity financing in order to conduct operations as now conducted subsequent to fiscal 2009.

Capital expenditures for fiscal 2008 approximated $367,000. Capitalized software costs were $457,000, and capitalized patent costs were $230,000.

Fonar has not committed to making capital expenditures in the 2009 fiscal year other than its plans to continue research and development expenditures at current levels. We believe that the above mentioned financial resources, anticipated cash flows from operations and potential financing sources, will provide the cash flows needed to achieve the sales, service and production levels necessary to support our operations.

ITEM 7A. QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

Fonar's investments in fixed rate instruments. None of the fixed rate instruments in which we invest extend beyond June 30, 2010. Below is a tabular presentation of the maturity profile of the fixed rate instruments held by us at June 30, 2008.

INTEREST RATE SENSITIVITY
PRINCIPAL AMOUNT BY EXPECTED MATURITY
WEIGHTED AVERAGE INTEREST RATE

                            Investments
                            in Fixed Rate    Weighted Average
                  Date      Instruments      Interest Rate
                 -------    -------------    ----------------
                 6/30/09     $   300,000          3.84%
                 6/30/10     $   800,000          2.56%
                             -----------
             Total:          $ 1,100,000

             Fair Value
             at 6/30/08      $ 1,040,085

All of our revenue, expense and capital purchasing activities are transacted in United States dollars.

See Note 12 to the consolidated Financial Statements for information on long-term debt.

Item 8.

                             FINANCIAL STATEMENTS

                      FONAR CORPORATION AND SUBSIDIARIES

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                            Page No.
                                                            -------

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS
  At June 30, 2008 and 2007

CONSOLIDATED STATEMENTS OF OPERATIONS
  For the Three Years Ended June 30, 2008, 2007 and 2006

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIENCY) EQUITY
  For the Three Years Ended June 30, 2008, 2007 and 2006

CONSOLIDATED STATEMENTS OF CASH FLOWS
  For the Three Years Ended June 30, 2008, 2007 and 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
FONAR Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of FONAR Corporation and Subsidiaries (the "Company") as of June 30, 2008 and 2007, and the related consolidated statements of operations, stockholders' (deficiency)/equity and cash flows for each of the three years in the period ended June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FONAR Corporation and Subsidiaries at June 30, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

During each of the three years in the period ended June 30, 2008, a significant portion of the Company's revenues was from related parties.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
October 6, 2008

                       FONAR CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS
                                     ------

                                                               June 30,
                                                      --------------------------
                                                          2008           2007
                                                      ------------  ------------


Current Assets:
  Cash and cash equivalents                           $ 1,325,512   $ 1,469,821
  Marketable securities                                 1,068,168     1,979,309
  Accounts receivable - net of allowances for
    doubtful accounts of $1,401,028 and $1,306,209
    at June 30, 2008 and 2007, respectively             4,688,803     3,527,699
  Accounts receivable - related parties - net of
    allowances for doubtful accounts of
    $619,180 and $646,621 at June 30, 2008 and
  2007,  respectively                                     468,791       444,541
  Medical receivables - net of allowances for
    doubtful accounts of $769,000 and $190,000
    at June 30, 2008 and 2007, respectively             1,227,858     2,781,014
  Management fee receivable - net of allowances for
    doubtful accounts of $3,958,733 and $2,110,306
    at June 30, 2008 and 2007, respectively             5,040,523     5,095,280
  Management fee receivable - related medical
    practices - net of allowances for doubtful
    accounts of $2,413,483 and $2,093,180 at
    June 30, 2008 and 2007, respectively                1,372,261     1,354,185
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                       6,285          -
  Inventories                                           3,255,915     4,465,924
  Current portion of advances and notes to related
    medical practices                                     214,004       215,832
  Current portion of note receivable less discount
    for below market interest                           2,508,306       578,823
  Prepaid expenses and other current assets               810,772     1,103,349
                                                      ------------  ------------
      Total Current Assets                             21,987,198    23,015,777

Property and Equipment - Net                            3,932,533     5,159,085

Advances and Notes to Related Medical Practices -
  net of allowances for doubtful accounts of
  $264,791 and $364,791 at June 30, 2008
  and 2007, respectively                                  263,363       473,822

Notes Receivable less discount for below market
interest - net of allowance for doubtful
accounts of $65,000 and $0 at June 30, 2008 and
  2007, respectively                                    2,296,560     5,527,845

Other Intangible Assets - Net                           4,809,564     5,345,445

Other Assets                                            1,936,415     1,688,201
                                                      ------------  ------------
      Total Assets                                    $35,225,633   $41,210,175
                                                      ============  ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                   LIABILITIES
                                   -----------
                                                              June 30,
                                                      --------------------------
                                                          2008          2007
                                                      ------------  ------------
Current Liabilities:
  Current portion of long-term debt and capital
    leases                                            $   372,722   $   257,639
  Accounts payable                                      4,019,993     3,939,797
  Other current liabilities                             8,316,263     7,755,392
  Unearned revenue on service contracts                 4,732,061     4,606,867
  Unearned revenue on service contracts -
    related parties                                       461,584       460,422
  Customer advances                                    12,804,311    10,039,072
  Customer advances - related party                     1,472,000        41,566
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                   5,773,286     3,480,689

                                                      ------------  ------------
      Total Current Liabilities                        37,952,220   30,581,444
                                                      ------------  ------------
Long-Term Liabilities:
  Due to related medical practices                         97,663        92,663
  Long-term debt and capital leases, less
    Current portion                                       756,976       955,563
  Other liabilities                                       496,837       150,539
                                                      ------------  ------------
      Total Long-Term Liabilities                       1,351,476     1,198,765
                                                      ------------  ------------
      Total Liabilities                                39,303,696    31,780,209
                                                      ------------  ------------
Commitments, Contingencies and Other Matters

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                        STOCKHOLDERS' (DEFICIENCY) EQUITY
                        ---------------------------------

                                                              June 30,
                                                      --------------------------
                                                          2008          2007
                                                      ------------  ------------
Minority Interest                                     $   166,966   $   531,938
                                                      ------------  ------------
Stockholders' (Deficiency) Equity:
  Class A non-voting preferred stock - $.0001
    par value; authorized - 1,600,000 shares;
    issued and outstanding - 313,451 shares
    at June 30, 2008 and 2007                                  31            31
  Preferred stock - $.001 par value;
    authorized - 2,000,000 shares; issued
    and outstanding - none                                   -             -
  Common stock - $.0001 par value; authorized -
    30,000,000 shares at
    June 30, 2008 and 2007, respectively;
    issued - 4,915,918 and 4,885,850 shares
    at June 30, 2008 and 2007, respectively;
    outstanding - 4,904,275 and 4,874,207
    shares at June 30, 2008 and 2007, respectively            490           487
  Class B common stock (10 votes per share) -
    $.0001 par value; authorized - 800,000
    shares; issued and outstanding - 158
shares at June 30, 2008 and 2007                             -             -
  Class C common stock (25 votes per share) -
$.0001 par value; authorized - 2,000,000
    shares; issued and outstanding - 382,513
    shares at June 30, 2008 and 2007                           38            38
  Paid-in capital in excess of par value              172,276,540   172,071,727
  Accumulated other comprehensive loss                    (72,723)     (103,604)
  Accumulated deficit                                (175,379,874) (161,871,507)
  Notes receivable from employee stockholders            (394,141)     (523,754)
  Treasury stock, at cost - 11,643 shares
    of common stock at June 30, 2008 and 2007            (675,390)     (675,390)
                                                      ------------  ------------
      Total Stockholders' (Deficiency) Equity          (4,245,029)    8,898,028
                                                      ------------  ------------
      Total Liabilities and Stockholders'
        (Deficiency) Equity                           $35,225,633   $41,210,175
                                                      ============  ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       For the Years Ended June 30,
                                              -----------------------------------------
                                                   2008         2007          2006
                                              ------------- ------------- -------------
Revenues
  Product sales - net                         $ 11,326,388  $ 11,103,374  $  8,161,158
  Product sales - related parties - net               -          152,237     2,983,281
  Service and repair fees - net                  9,992,413     9,081,043     7,581,674
  Service and repair fees - related
    parties - net                                1,047,918       933,335       981,942
  Management and other fees                      8,337,000          -          647,999
  Management and other fees - related
    medical practices - net                      3,706,636    11,941,943    12,720,275
  License fees and royalties                     1,158,478        -             -
                                              ------------- ------------- -------------
      Total Revenues - Net                      35,568,833    33,211,932    33,076,329
                                              ------------- ------------- -------------
Costs and Expenses
  Costs related to product sales                11,143,826    12,267,225     9,132,140
  Costs related to product sales - related
    parties                                           -          155,618     2,820,472
  Costs related to service and repair fees       4,669,508     4,767,790     4,948,870
  Costs related to service and repair fees
    - related parties                              489,698       490,026       640,954
  Costs related to management and other fees     5,548,605          -          527,392
  Costs related to management and other fees
    - related medical practices                  3,041,828     8,979,821     8,879,688
  Research and development                       5,006,591     5,692,098     6,867,645
  Selling, general and administrative,
    inclusive of compensatory element of stock
    issuances of $360, $120,818, and
    $1,895,462 for the years ended June 30,
    2008, 2007 and 2006, respectively           20,386,748    24,309,803    25,873,719
  Provision for bad debts                        2,208,820     2,002,122     1,472,635
  Termination costs paid with common stock           -             -         1,600,000
  Amortization of management agreements              -             -            37,300
                                              ------------- ------------- -------------
      Total Costs and Expenses                  52,495,624    58,664,503    62,800,815
                                              ------------- ------------- -------------
      Loss from Operations                     (16,926,791)  (25,452,571)  (29,724,486)

Other Income and (Expenses):
  Interest expense                                (535,322)     (279,912)     (281,903)
  Investment income                                694,910       777,628       796,517
  Interest income - related parties                 33,801        42,009        13,174
  Other income - net                               129,368       289,929       327,000
  Minority interests in income of partnerships  (  219,058)   (  915,950)   (1,039,625)
  Gain on sale of investment                       571,161          -            -
  Gain on sale of consolidated subsidiary        3,394,975          -            -
  Loss on note receivable                       (  658,351)         -            -
                                              ------------- ------------- -------------
      Loss Before (Benefit from) Provision
        for Income Taxes                       (13,515,307)  (25,538,867)  (29,909,323)

(Benefit from) Provision for Income Taxes           (6,940)         -           54,034
                                              ------------- ------------- -------------
       Net Loss                               $(13,508,367) $(25,538,867) $(29,963,357)
                                              ============= ============= =============
Basic and Diluted Loss Per Common Share           $(2.76)       $(5.29)        $(6.78)
Weighted Average Number of Common                 =======       =======        =======
  Shares Outstanding
                                                 4,897,997     4,830,652     4,416,125
                                                 =========     =========     =========

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIENCY) EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2008

                                             Class A
                                           Non-Voting            Common Stock
                                            Preferred       --------------------
                                             Stock            shares     Amount
                                           ----------       ---------   --------
Balance  -  June  30,  2007                 $     31        4,874,207   $  487

Net loss                                         -               -         -

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax                  -               -         -
Stock issued to employees under
  stock bonus plans                              -                 68      -
Issuance of stock for goods and services         -             30,000         3
Payments on notes receivable
  from employee stockholders                     -               -          -
                                           ----------       ---------    -------

Balance - June 30, 2008                     $      31       4,904,275    $  490
                                           ==========       =========    =======

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIENCY) EQUITY
                       FOR THE YEAR ENDED JUNE 30, 2008


                                                                       Paid-in
                                             Class B     Class C     Capital in
                                             Common      Common      Excess of
                                             Stock       Stock       Par Value
                                             -------     -------    ------------
                                             Shares
                                             ------
Balance - June 30, 2007                        158        $  38     $172,071,727

Net loss                                      -             -               -

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    During the year, net of tax                -            -               -
Stock issued to employees under stock
    bonus plans                                -            -                360
Issuance of stock for goods and services       -            -            204,453
Payments on notes receivable from
  employee stockholders                        -            -               -
                                             -------     -------    ------------
Balance - June 30, 2008                         158       $  38     $172,276,540
                                             =======     =======    ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIENCY) EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2008

                                                     Notes
                                                     Receivable    Accumulated
                                                     From          Other
                                          Treasury   Employee      Comprehensive
                                            Stock    Stockholders  Loss
                                         ----------  ------------  -------------
Balance - June 30, 2007                  $(675,390)  $  (523,754)   $ (103,604)

Net loss                                      -             -             -

Other comprehensive loss, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax               -             -            30,881
Stock issued to employees under
    stock bonus plans                         -             -              -
Issuance of stock for goods and services      -             -              -
Payments on notes receivable from
    employee stockholders                     -          129,613           -
                                         ----------  ------------  -------------
Balance - June 30, 2008                  $(675,390)  $  (394,141)  $    (72,723)
                                         ==========  ============  =============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIENCY) EQUITY
                       FOR THE YEAR ENDED JUNE 30, 2008

                                      Accumulated                  Comprehensive
                                        Deficit          Total     Income (Loss)
                                     --------------  ------------  -------------
Balance - June 30, 2007              $(161,871,507)  $ 8,898,028   $     -

Net loss                               (13,508,367)  (13,508,367)  (13,508,367)

Other comprehensive loss, net of tax:
  Unrealized gains on securities
    arising during the year,
      net of tax                              -           30,881        30,881
Stock issued to employees under stock
  bonus plans                                 -              360          -
Issuance of stock for goods and
  services                                    -          204,456          -
Payments on notes receivable from
  employee stockholders                       -          129,613          -
                                     --------------  ------------  -------------
Balance - June 30, 2008              $(175,379,874)  $(4,245,029)  $(13,477,486)
                                     ==============  ============= =============

See accompanying notes to consolidated financial statements.

                     FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY *
                       FOR THE YEAR ENDED JUNE 30, 2007

                                             Class A
                                           Non-Voting            Common Stock
                                            Preferred       --------------------
                                             Stock            shares     Amount
                                           ----------       ---------   -------
Balance - June 30, 2006                     $     31        4,588,161    $ 459

Net loss                                        -                -        -
Other comprehensive gains, net of tax:
    Unrealized gains on securities arising
      during the year, net of tax               -                -        -
Cash surrender value of life insurance          -                -        -
Exercise of stock options                       -               3,680     -
Compensatory element of stock options           -                -        -
Stock issued to employees under stock
  bonus plans                                   -               5,030     -
Issuance of stock for goods and services        -             227,936       23
Issuance of stock for consulting services       -               7,000        1
Sale of stock for cash                          -              43,600        4
Cancel shares from notes receivable             -              (1,200)    -
Payments on notes receivable
  from employee stockholders                    -                -        -
                                           ----------       ---------   -------
Balance  -  June  30,  2007                 $     31        4,874,207    $ 487
                                           ==========       =========   =======


* On April 17, 2007, the Company effected a one-for twenty-five reverse split of its issued and outstanding Common Stock, treasury shares of the Common Stock, the Class B Common Stock, the Class C Common Stock, the Class A Non- Voting Preferred Stock and the Preferred Stock. The accompanying consolidated financial statements, notes and other references to share and per share data have been retroactively restated to reflect the reverse stock splits for all periods presented.

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE YEAR ENDED JUNE 30, 2007

                                                                      Paid-in
                                            Class B     Class C     Capital in
                                            Common      Common      Excess of
                                            Stock       Stock       Par Value
                                            -------     -------    -------------
                                            Shares
                                            ------
Balance - June 30, 2006                       158        $  38     $168,424,269

Net loss

Other comprehensive gains, net of tax:
  Unrealized gains on securities arising
    During the year, net of tax              -            -                -
Cash surrender value of life insurance       -            -           1,234,130
Exercise of stock options                    -            -              49,680
Compensatory element of stock options        -            -                 920
Stock issued to employees under stock
    bonus plans                              -            -              41,698
Issuance of stock for goods and services     -            -           1,912,375
Issuance of stock for consulting services    -            -              78,199
Sale of stock for cash                       -            -             372,756
Cancel shares from notes receivable          -            -             (42,300)
Payments on notes receivable from
    employee stockholders                    -            -                -
                                            -------     -------    -------------
Balance - June 30, 2007                       158        $  38     $172,071,727
                                            =======     =======    =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2007

                                                     Notes
                                                     Receivable    Accumulated
                                                     From          Other
                                          Treasury   Employee      Comprehensive
                                            Stock    Stockholders  Loss
                                         ----------  ------------  -------------
Balance - June 30, 2006                  $(675,390)   $ (751,890)   $ (246,080)

Net loss                                      -             -             -

Other comprehensive gains, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax               -             -          142,476
Cash surrender value of life insurance        -             -             -
Exercise of stock options                     -             -             -
Compensatory element of stock options         -             -             -
Stock issued to employees under stock bonus
  plans                                       -             -             -
Issuance of stock for goods and services      -             -             -
Issuance of stock for consulting services     -             -             -
Sale of stock for cash                        -             -             -
Cancel shares for notes receivable            -           42,300          -
Payments on notes receivable from employee
  stockholders                                -          185,836          -
                                         ----------  ------------  -------------
Balance - June 30, 2007                  $(675,390)   $ (523,754)   $ (103,604)
                                         ==========  ============  =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2007

                                      Accumulated                  Comprehensive
                                        Deficit          Total     Income (Loss)
                                     --------------  ------------  -------------
Balance - June 30, 2006              $(136,332,640)  $ 30,418,797   $      -

Net loss                               (25,538,867)   (25,538,867)  (25,538,867)

Other comprehensive gains, net of tax:
  Unrealized gains on securities arising
    during the year, net of tax               -           142,476       142,476
Cash surrender value of life insurance        -         1,234,130          -
Exercise of stock options                     -            49,680          -
Compensatory element of stock options         -               920          -
Stock issued to employees under stock
  bonus plans                                 -            41,698          -
Issuance of stock for goods and services      -         1,912,398          -
Issuance of stock for consulting services     -            78,200          -
Sale of stock for cash                        -           372,760          -
Cancel shares from notes receivable           -              -             -
Payments on notes receivable from employee
  stockholders                                -           185,836          -
                                     --------------  ------------  -------------
Balance - June 30, 2007              $(161,871,507)  $  8,898,028  $(25,396,391)
                                     ==============  ============  =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2006


                                             Class A
                                           Non-Voting            Common Stock
                                            Preferred       --------------------
                                             Stock            shares     Amount
                                           ----------       ---------   --------
Balance - June 30, 2005                     $     31        4,190,078    $  419

Net loss                                        -                -         -
Other comprehensive loss, net of tax:
    Unrealized losses on securities arising
      during the year, net of tax               -                -         -
Exercise of stock options                       -              68,193         7
Compensatory element of stock options           -                -         -
Stock issued to employees under stock
  bonus plans                                   -             117,202        12
Issuance of stock for goods and services        -             190,377        19
Issuance of stock for consulting services       -              22,311         2
Payments on notes receivable
  from employee stockholders                    -                -          -
                                           ----------       ---------   --------
Balance - June 30, 2006                     $     31        4,588,161    $  459
                                           ==========       =========   ========

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2006

                                                                      Paid-in
                                            Class B     Class C     Capital in
                                            Common      Common      Excess of
                                            Stock       Stock       Par Value
                                            -------     -------    -------------
                                            Shares
                                            ------
Balance - June 30, 2005                       158        $  38     $159,940,597

Net loss                                     -            -                -

Other comprehensive loss, net of tax:
  Unrealized losses on securities arising
    during the year, net of tax              -            -                -
Exercise of stock options                    -            -           1,206,906
Compensatory element of stock options        -            -             109,936
Stock issued to employees under stock
  bonus plans                                -            -           2,894,293
Issuance of stock for goods and services     -            -           3,781,319
Issuance of stock for consulting services    -            -             491,218
Payments on notes receivable from employee
  stockholders                               -            -                -
                                            -------     -------    -------------
Balance - June 30, 2006                        158       $  38     $168,424,269
                                            =======     =======    ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2006

                                                     Notes
                                                     Receivable    Accumulated
                                                     From          Other
                                          Treasury   Employee      Comprehensive
                                            Stock    Stockholders  Loss
                                         ----------  ------------  -------------
Balance - June 30, 2005                  $ (675,390) $  (845,641)  $   (182,250)

Net loss                                      -             -              -

Other comprehensive loss, net of tax:
  Unrealized losses on securities arising
    during the year, net of tax               -             -           (63,830)
Exercise of stock options                     -         (422,673)          -
Compensatory element of stock options         -             -              -
Stock issued to employees under stock
  bonus plans                                 -             -              -
Issuance of stock for goods and services      -             -              -
Issuance of stock for consulting services     -             -              -
Payments on notes receivable from
  employee stockholders                       -          516,424           -
                                         ----------  ------------  -------------
Balance - June 30, 2006                  $(675,390)  $  (751,890)  $   (246,080)
                                         ==========  ============  ============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        FOR THE YEAR ENDED JUNE 30, 2006

                                      Accumulated                  Comprehensive
                                        Deficit          Total     Income (Loss)
                                     --------------  ------------  -------------
Balance - June 30, 2005              $(106,369,283)  $51,868,521   $       -

Net loss                               (29,963,357)  (29,963,357)   (29,963,357)

Other comprehensive loss, net of tax:
  Unrealized losses on securities arising
    during the year, net of tax               -          (63,830)       (63,830)
Exercise of stock options                     -          784,240           -
Compensatory element of stock options         -          109,936           -
Stock issued to employees under stock
  bonus plans                                 -        2,894,305           -
Issuance of stock for goods and services      -        3,781,338           -
Issuance of stock for consulting services     -          491,220           -
Payments on notes receivable from employee
  stockholders                                -          516,424           -
                                     --------------  ------------  -------------
Balance - June 30, 2006              $(136,332,640)  $ 30,418,797  $(30,027,187)
                                     ==============  ============  =============

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       For the Years Ended June 30,
                                              -----------------------------------------
                                                   2008         2007          2006
                                              ------------- ------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                    $(13,508,367) $(25,538,867) $(29,963,357)

  Adjustments to reconcile net loss
    to net cash used in
    operating activities:
      Minority interest in income of
        partnerships                               219,058       915,950     1,039,625
      Depreciation and amortization              2,793,592     2,675,831     3,286,865
      Loss from sale of physical medicine
        management business                           -             -          143,598
      Gain on sale of equipment                       -             -           (2,839)
      Provision for bad debts                    2,208,820     2,002,122     1,472,635
      Compensatory element of stock
        issuances                                      360       120,819     3,495,462
      Stock issued for costs and expenses          204,456     1,912,397     3,781,337
      Gain on sale of consolidated
        subsidiary                              (3,394,975)         -             -
      Gain on sale of investment                (  571,161)         -             -
      Loss on note receivable                      658,351          -             -

  (Increase) decrease in operating
    assets, net:
      Accounts, management fee and
        Medical receivable                      (2,905,437)    2,028,501       659,240
      Notes receivable                             578,451        71,400        22,000
      Costs and estimated earnings
        In excess of billings on
        Uncompleted contracts                       (6,285)    2,957,679     7,580,484
      Inventories                                1,210,009     2,611,135     2,760,731
      Principal payments received on
        Sales-type lease                             -           279,028       173,751
      Prepaid expenses and other
        Current assets                             292,577       177,299       504,287
      Other assets                                (251,214)      (88,021)       39,716
      Advances and notes to related
        Parties medical practices                  200,528        76,591        36,986
  Increase (decrease) in operating
    Liabilities, net:
      Accounts payable                              80,196    (  946,884)   (3,569,204)
      Other current liabilities                    687,227     1,938,546      (420,720)
      Customer advances                          4,195,673     4,575,181     3,830,908
      Billings in excess of costs and
        Estimated earnings on uncompleted
        Contracts                                2,292,597       364,491     2,661,558
      Other liabilities                            346,298       (64,432)      (55,401)
      Due to related medical practices               5,000          -          (35,065)
      Income taxes payable                           -            (8,088)       (3,146)
                                              ------------- ------------- -------------
        NET CASH USED IN
          OPERATING ACTIVITIES                  (4,664,246)   (3,939,322)   (2,560,549)
                                              ------------- ------------- -------------

See accompanying notes to consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       For the Years Ended June 30,
                                              -----------------------------------------
                                                   2008         2007          2006
                                              ------------- ------------- -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of marketable securities          $   (765,203) $       -     $   (300,000)
  Sales of marketable securities                 1,707,225     3,101,009     4,709,559
  Purchases of property and equipment           (  366,574)   (  432,721)   (2,440,530)
  Costs of capitalized software development       (457,372)     (636,167)     (714,254)
  Proceeds from sale of equipment                   -               -           97,466
  Cost of patents                                 (229,886)     (514,570)     (443,431)
  Proceeds from sale of investment                 571,161          -             -
  Proceeds from sale of consolidated
     subsidiary                                  4,142,134          -             -
        NET CASH PROVIDED BY                  ------------- ------------- -------------
          INVESTING ACTIVITIES
                                                 4,601,485     1,517,551       908,810
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term Debt
 Repayment of borrowings and capital lease
    Obligations                                    265,000         -           555,152
 Net proceeds from exercise of stock
    Options and warrants                          (348,504)     (192,492)     (298,671)
 Distributions to holders of minority
    Interests                                       -             49,680       784,240
 Net proceeds from sale of stock
 Repayment of notes receivable from               (127,657)   (1,080,872)     (865,329)
    Employee stockholders                           -            372,760         -

        NET CASH (USED IN) PROVIDED BY             129,613       185,836       516,424
          FINANCING ACTIVITIES                ------------- ------------- -------------

NET DECREASE IN CASH AND CASH                   (   81,548)   (  665,088)      691,816
  EQUIVALENTS                                 ------------- ------------- -------------

CASH AND CASH EQUIVALENTS - BEGINNING OF        (  144,309)   (3,086,859)     (959,923)
  YEAR

CASH AND CASH EQUIVALENTS - END OF YEAR          1,469,821     4,556,680     5,516,603
                                              ------------- ------------- -------------
                                              $  1,325,512  $  1,469,821   $ 4,556,680
                                              ============= ============= =============

See accompanying notes to consolidated financial statements.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 1 - DESCRIPTION OF BUSINESS AND LIQUIDITY AND CAPITAL RESOURCES

Description of Business
-----------------------

FONAR Corporation (the "Company" or "FONAR") is a Delaware corporation, which was incorporated on July 17, 1978. FONAR is engaged in the research, development, production and marketing of medical scanning equipment, which uses principles of Magnetic Resonance Imaging ("MRI") for the detection and diagnosis of human diseases. In addition to deriving revenues from the direct sale of MRI equipment, revenue is also generated from its installed-base of customers through its service and upgrade programs.

FONAR, through its wholly-owned subsidiary Health Management Corporation of America ("HMCA") provides comprehensive management services to diagnostic imaging facilities. The services provided by the Company include development, administration, leasing of office space, facilities and medical equipment, provision of supplies, staffing and supervision of non-medical personnel, legal services, accounting, billing and collection and the development and implementation of practice growth and marketing strategies. As of June 30, 2008, HMCA manages 11 diagnostic imaging facilities located in the states of New York, Georgia and Florida.

Liquidity and Capital Resources
-------------------------------

In September 2008, the Company sold its 92.3% interest (to a related party) in an entity that provided management services to a scanning center in Bensonhurst, New York and received cash proceeds of approximately $2.3 million.

In August 2008, the Company signed a modification agreement with regards to the asset purchase agreement with Health Plus (See Note 23). The Company received a $2,000,000 payment on the note issued by Health Plus.

In July 2007, the Company sold its 50% interest (to an unrelated third party) in an entity that provided management services to a diagnostic center in Orlando, Florida and 20% interest in an unconsolidated entity and received proceeds of approximately $4.8 million.

At June 30, 2008, the Company had a working capital deficit of $15,965,022 and a stockholders' deficiency of $4,245,029. For the year ended June 30, 2008, the Company incurred a net loss of $13,508,367, which included non-cash charges of approximately $5,866,000. The Company has funded its cash flow deficit for the year ended June 30, 2008 through cash provided by the sale of marketable securities, other assets and debt financing. In addition, during June 2008, the Company implemented a restructuring program, including a reduction of its workforce, across the board salary reductions, elimination of manufacturing facilities and restructuring of its diagnostic imaging management service business. Management estimates that the annualized savings related to these cost-cutting measures approximates $5,000,000.

Although sales levels remained weak in fiscal 2008, we are continuing to focus our efforts on increased advertising and marketing campaigns, and distribution programs to strengthen the demand for our products and services. Management anticipates that Fonar's capital resources will improve if Fonar's MRI scanner products gain wider market recognition and acceptance resulting in increased product sales. If we are not successful with our marketing efforts to increase sales and weak demand continues, we will experience a shortfall in cash and it will be necessary to further reduce operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail our operations subsequent to June 30, 2009. Current economic credit conditions have contributed to a slowing business environment. Given such liquidity and credit constraints in the markets, the business may suffer, should the credit markets not improve in the near future. The direct impact of these conditions is not fully known. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available, whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain the operations of the Company.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of FONAR Corporation, its majority and wholly-owned subsidiaries and partnerships. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The most significant estimates relate to accounts receivable allowances, intangible assets, income taxes, useful lives of property and equipment, contingencies, revenue recognition and litigation. In addition, healthcare industry reforms and reimbursement practices will continue to impact the Company's operations and the determination of contractual and other allowance estimates. Actual results could differ from those estimates.

Investment in Marketable Securities
-----------------------------------

The Company accounts for its investments using Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). This standard requires that certain debt and equity securities be adjusted to market value at the end of each accounting period. Unrealized market value gains and losses are charged to operations if the securities are traded for short-term profit. Otherwise, such unrealized gains and losses are charged or credited to comprehensive income (loss).

Management determines the proper classifications of investments in obligations with fixed maturities and marketable equity securities at the time of purchase and re-evaluates such designations as of each balance sheet date. At June 30, 2008 and 2007, all securities covered by SFAS No. 115 were designated as available for sale. Accordingly, these securities are stated at fair market value, with unrealized gains and losses reported in comprehensive income (loss). Realized gains and losses on sales of investments, as determined on a specific identification basis, are included in investment income in the accompanying Consolidated Statements of Operations.

Inventories
-----------

Inventories consist of purchased parts, components and supplies, as well as work-in-process, and are stated at the lower of cost determined on the first-in, first-out method or market.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
----------------------

Property and equipment procured in the normal course of business is stated at cost. Property and equipment purchased in connection with an acquisition is stated at its estimated fair value, generally based on an appraisal. Property and equipment is being depreciated for financial accounting purposes using the straight-line method over the shorter of their estimated useful lives, generally five to seven years, or the term of a capital lease, if applicable. Leasehold improvements are being amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gains or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Maintenance and repair expenses totaled approximately $402,000, $423,000 and $434,000 for the years ended June 30, 2008, 2007 and 2006.

Other Intangible Assets
-----------------------

1) Capitalized Software Development Costs

Capitalization of software development costs begins upon the establishment of technological feasibility. Technological feasibility for the Company's computer software is generally based upon achievement of a detail program design free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized computer software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life and changes in software and hardware technology.

Amortization of capitalized software development costs commences when the related products become available for general release to customers. Amortization is provided on a product by product basis. The annual amortization is the greater of the amount computed using (a) the ratio that current gross revenue for a product bear to the total of current and anticipated future gross revenue for that product, or (b) the straight-line method over the remaining estimated economic life of the product.

The Company periodically performs reviews of the recoverability of such capitalized software development costs. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, any remaining capitalized amounts are written off.

2) Patents and Copyrights

Amortization is calculated on the straight-line basis over a period ranging from 15 to 17 years.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Lived Assets
-----------------

The Company periodically assesses the recoverability of long-lived assets, including property and equipment and intangibles, when there are indications of potential impairment, based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends, and future prospects, in addition to other economic factors.

Revenue Recognition
-------------------

Revenue on sales contracts for scanners, included in "product sales" in the accompanying consolidated statements of operations, is recognized under the percentage-of-completion method. The Company manufactures its scanners under specific contracts that provide for progress payments. Production and installation take approximately three to six months. The percentage of completion is determined by the ratio of costs incurred to date on completed sub-assemblies to the total estimated cost for each scanner. Contract costs include purchased parts and components, direct labor and overhead. Revisions in cost estimates and provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents amounts billed in excess of revenues recognized.

Revenue on scanner service contracts is recognized on the straight-line method over the related contract period, usually one year.

Revenue from sales of other items is recognized upon shipment.

Revenue under management and lease contracts is recognized based upon contractual agreements for management services rendered by the Company and leases of medical equipment primarily under various long-term agreements with various medical providers (the "PCs"). Through June 22, 2007, the PCs were primarily owned by Raymond V. Damadian, M.D., President and Chairman of the Board of FONAR. Commencing with June 23, 2007, all of the New York based PCs, consisting of six PC's and eight diagnostic imaging facilities, were acquired by an unrelated third party. Through June 30, 2007, the Company's agreements with the PCs stipulate fees for services rendered and equipment leased, are primarily calculated on activity based efforts at pre-determined rates per unit of activity. Commencing July 1, 2007, the contractual fees for services rendered to the New York based PCs were changed to fixed monthly fees per diagnostic imaging facility ranging from approximately $45,000 to $125,000. All fees are re-negotiable at the anniversary of the agreements and each year thereafter.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development Costs
------------------------------

Research and development costs are charged to expense as incurred. The costs of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses (either in research and development, marketing or production), are classified as property and equipment and depreciated over their estimated useful lives.

Advertising Costs
-----------------

Advertising costs are expensed as incurred. Advertising expense approximated $1,293,000, $1,082,000 and $936,000 for the years ended June 30, 2008, 2007 and
2006, respectively.

Shipping Costs
--------------

The Company's shipping and handling costs are included under costs related to product sales.

Income Taxes
------------

Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Customer Advances
-----------------

Cash advances and progress payments received on sales orders are reflected as customer advances until such time as revenue recognition begins.

Minority Interest
-----------------

The Company records adjustments to minority interest for the allocable portion of income or loss that the minority interest holders are entitled based upon their portion of certain of the subsidiaries that they own. Distributions to holders of minority interests are adjusted to the respective minority interest holders' balance.

The Company suspends allocation of losses to minority interest holders when the minority interest balance for a particular minority interest holder is reduced to zero. Any excess loss above the minority interest holders' balance is not charged to minority interest as the minority interest holders have no obligation to fund such losses.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Options and Warrants and Similar Equity Instruments and Earnings (Loss) Per Share
--------------------------------------------------------------------------------

Basic earnings (loss) per share ("EPS") is computed based on weighted average shares outstanding and excludes any potential dilution. In accordance with Emerging Issues Task Force ("EITF 03-6"), "Participating Securities and the Two-Class Method under FASB Statement No. 128" ("EITF 03-6"), the Company uses the two-class method to calculate the effect of the Company's participating convertible securities on basic EPS, which include the Class A Non-voting Preferred stock, Class B common stock and Class C common stock, and the if-
converted method is used to calculate the effect of participating convertible securities on diluted EPS. In addition, these participating convertible securities were not included in the computation of basic EPS for the years ended June 30, 2008, 2007 and 2006 because the participating securities did not have a contractual obligation to share in the losses of the Company.

Diluted EPS reflects the potential dilution from the exercise or conversion of all dilutive securities into common stock based on the average market price of common shares outstanding during the period. The number of common shares potentially issuable upon the exercise of options and warrants or conversion of the participating convertible securities that were excluded from the diluted EPS calculation, because they are antidilutive as a result of the net losses, was as follows: 267,062, 278,932 and 284,328 as of June 30, 2008, 2007 and 2006,
respectively.

In December  2004, the Financial  Accounting  Standards  Board  ("FASB")  issued
Statement  of Financial  Accounting  Standards  (SFAS) No. 123  (revised  2004),
"Share-Based  Payment",  SFAS 123R.  SFAS 123R  requires the  compensation  cost relating to stock-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued on the grant date of such instruments, and will be recognized over the period during which an individual is required to provide service in exchange for the award (typically the vesting period). SFAS 123R covers a wide range of stock-based compensation arrangements including stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee stock purchase plans. SFAS 123R replaces SFAS 123 and supersedes APB Opinion 25.

On July 1, 2005, the Company adopted SFAS 123R using the modified prospective method, in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the fair value as measured under SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Options and Warrants and Similar Equity Instruments and Earnings (Loss) Per Share (Continued)
--------------------------------------------------------------------------------

The adoption of SFAS 123R's fair value method did not have a significant impact on our result of operations. SFAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. It is unlikely that the Company will have near term benefits from tax deductions. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. The Company cannot estimate what those amounts will be in the future because of various factors, including but not limited to the timing of employee exercises and whether the Company will be in a taxable position. At this time, there would be not tax impact related to the prior periods since the Company has a net loss.

For the period ending prior to July 1, 2005, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation Transactions and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", the Company had elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25 "Accounting for Stock Issued to Employees", and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. No stock-based employee compensation cost was reflected in operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Cash and Cash Equivalents
-------------------------

The Company considers all short-term highly liquid investments with a maturity of three months or less when purchased to be cash or cash equivalents.

Concentration of Credit Risk
----------------------------

Cash: The Company maintains its cash and cash equivalents with various financial institutions, which exceed federally insured limits throughout the year. At June 30, 2008, the Company had cash on deposit of approximately $638,000 in excess of federally insured limits.

Related Parties: Net revenues from related parties accounted for approximately 13%, 39% and 50% of the consolidated net revenues for the years ended June 30, 2008, 2007 and 2006, respectively.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
-----------------------------------

The financial statements include various estimated fair value information at June 30, 2008, 2007 and 2006, as required by SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value to the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents: The carrying amount approximates fair value because of the short-term maturity of those instruments.

Accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.

Investments and advances and notes to related medical practices: The carrying amount approximates fair value because the discounted present value of the cash flow generated by the related parties approximates the carrying value of the amounts due to the Company.

Long-term debt and notes payable: The carrying amounts of debt and notes payable approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company.

All of the Company's financial instruments are held for purposes other than trading.

Comprehensive Income (Loss)
---------------------------

Comprehensive  income (loss)  generally  includes all changes in equity during a
period,   except  those   resulting  from   investments  by   stockholders   and
distributions to stockholders.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
--------------------------------

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-An Amendment of FASB No. 133 and 140. The purpose of SFAS statement No. 155 is to simplify the accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No.155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of any entity's first fiscal year beginning after September 15, 2006. The adoption of this standard on July 1, 2007 did not have a material effect on the Company's consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, an Amendment of SFAS No. 140. SFAS No. 156 requires separate recognition of a servicing asset and a servicing liability each time an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently adjusted to the fair value at the end of each reporting period. This statement is effective in fiscal years beginning after September 15, 2006. The adoption of this standard on July 1, 2007 did not have a material effect on the Company's consolidated financial statements.

In June 2006, the EITF reached a consensus on Issue No. 06-3 ("EITF 06-3") "Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions". The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the company collects taxes on behalf of a governmental authority, such as sales tax. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006 with early adoption is permitted. The adoption of this standard on July 1, 2007 did not have a material effect on the Company's consolidated financial statements.

In September, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This standard applies under other accounting pronouncements that require or permit fair value measurements, but does not require any new fair value measurements. SFAS No. 157 will become effective for the Company in fiscal 2009. We are currently assessing the impact of SFAS No. 157; however, we do not believe the adoption of this standard will have a material effect on the Company's consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
--------------------------------------------

Effective   January  1,  2007,  the  Company  adopted  the  provisions  of  FASB
Interpretation   No.  48,   "Accounting  of   Uncertainty  in  Income   Taxes-an
interpretation of FASB Statement No. 109" (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a corporate tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits". A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of FIN 48. In accordance with FIN 48, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as "Interest expense, net". Penalties if incurred would be recognized as a component of "General and administrative" expenses. The Company files corporate income tax returns in the United States (federal) and in various state and local jurisdictions. In most instances, the Company is no longer subject to federal, state and local income tax examinations by tax authorities for years prior to 2004. The adoption of the provisions of FIN 48 did not have a material impact on the Company's consolidated financial position and results of operations. As of June 30, 2008, no liability for unrecognized tax benefits was required to be recorded. (See
Note 13)

In February 2007, the FASB issued SFAS No. 159, "Fair Value Option for Financial Assets and Financial Liabilities". SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company's choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of Statement 157. The Company did not early adopt SFAS No. 159. We are currently assessing the impact of SFAS No. 159; however we do not believe the adoption of this standard will have a material effect on our consolidated financial statements.

                     FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
--------------------------------------------

In March 2007, the FASB ratified the Emerging Issues Task Force (EITF) consensus on EITF Issue No. 06-10. "Accounting for Collateral Assignment Split Dollar Life Insurance". This EITF indicates that an employer should recognize a liability for postretirement benefits related to collateral assignment split- dollar life insurance arrangements. In addition, the EITF provides guidance for the recognition of an asset related to a collateral assignment split-dollar life insurance arrangement. The EIFT is effective for fiscal years beginning after December 15, 2007. The Company will adopt the EITF as required and management does not expect it to have any impact on the Company's results of operations, financial condition and liquidity.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations" ("SFAS 141R"), which replaces SFAS No. 141, "Business Combinations". SFAS 141R establishes principles and requirements for determining how an enterprise recognizes and measures the fair value of certain assets and liabilities acquired in a business combination, including noncontrolling interests, contingent consideration, and certain acquired contingencies. SFAS 141R also requires acquisition-related transaction expenses and restructuring costs be expensed as incurred rather than capitalized as a component of the business combination. SFAS 141R will be applicable prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS 141R would have an impact on accounting for any businesses acquired after the effective date of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary (previously referred to as minority interests). SFAS 160 also requires that a retained noncontrolling interest upon the deconsolidation of a subsidiary be initially measured at its fair value. Upon adoption of SFAS 160, the Company will be required to report its noncontrolling interests as a separate component of stockholders' equity. The Company will also be required to present net income allocable to the noncontrolling interest and net income attributable to the stockholders of the Company separately in its consolidated statements of income. Currently, minority interests are reported as a liability in the Company's consolidated balance sheets and the related income attributable to the minority interests is reflected as an expense in arriving at net loss. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. SFAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements of SFAS 160 shall be applied prospectively.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
-------------------------------------------

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No 133" ("SFAS No. 161"). SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged item affect an entity's financial position, financial performance and cash flows. The guidance in SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company doe not believe that the implementation of SFAS No. 161 will have any impact on the Company's consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The adoption of this statement in not expected to have a material effect on our consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - An Interpretation of FASB Statement No. 60". SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise's risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of the statement is not expected to have a material effect on our consolidated financial statements.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment At Cost
------------------

The Company had a 20% equity interest in an unconsolidated entity. The income on this investment is included under other income. This equity interest was sold to an unrelated third party on July 31, 2007 (See Note 24).

Reclassifications
-----------------

Certain prior year amounts have been reclassified to conform to the current year presentation. The reclassifications did not have any effect on reported net losses for any periods presented.


NOTE 3 - MANAGEMENT AGREEMENTS

In connection with two acquisitions completed in June of 1997 and August of 1998, a portion of the purchase price was allocated to various long-term management agreements. These management agreements were sold on July 28, 2005 (see Note 23). Amortization of management agreements for the years ended June 30, 2008, 2007 and 2006 was $0, $0 and $37,300, respectively.

On May 23, 2005, HMCA and its subsidiary Dynamic Management Services, LLC ("Dynamic") terminated their management agreements with three related physical medicine practices, under which HMCA and Dynamic were managing six physical medicine facilities. Commensurate with this termination, HMCA and Dynamic entered into new management agreements with four unrelated medical practices to manage five of the same physical medicine facilities. Pursuant to the Termination and Replacement Agreements, the related medical practices assigned to HMCA and Dynamic medical receivables valued at $11,775,000 in consideration of management fees outstanding of $7,669,993 and termination fees of $4,105,007. The balance of the medical receivables as of June 30, 2008 is $1,227,858. The $4,105,007 was accounted for as a recovery of the capitalized management agreements.

On July 28, 2005, the Replacement Management Agreements, along with certain related assets, were sold (see Note 23).

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 4 - MARKETABLE SECURITIES

The following is a summary of marketable securities at June 30, 2008 and 2007:

                                                     June 30, 2008
                                      -----------------------------------------
                                                     Unrealized     Fair Market
                                         Cost            Loss          Value
                                      -----------    -----------    -----------
Corporate and government agency bonds $ 1,100,000    $ ( 59,915)    $ 1,040,085
Equities - other                           40,891       (12,808)         28,083
                                      -----------    -----------    -----------
                                      $ 1,140,891    $ ( 72,723)    $ 1,068,168
                                      ===========    ===========    ===========

                                                     June 30, 2007
                                      -----------------------------------------
                                                     Unrealized     Fair Market
                                         Cost            Loss          Value
                                      -----------    -----------    -----------
Certificate of deposits               $   100,000    $  ( 4,035)    $   95,965
U.S. Government Obligations               548,062       ( 8,610)       539,452
Corporate and government agency bonds   1,400,000      ( 90,496)     1,309,504
Equities - other                           34,851       (   463)        34,388
                                      -----------    -----------    -----------
                                      $ 2,082,913    $ (103,604)    $ 1,979,309
                                      ===========    ===========    ===========

All debt securities are due within two years. At June 30, 2008, the amount of cost due within one year was $300,000.


NOTE 5 - MANAGEMENT FEE RECEIVABLE AND ACCOUNTS RECEIVABLE

The Company's customers are concentrated in the healthcare industry.

Management Fee Receivable
-------------------------

The Company's receivable from the related and non-related professional corporations ("P.C.s") substantially consists of fees outstanding under management agreements. Payment of the outstanding fees is dependent on collection by the P.C.s of fees from third party medical reimbursement organizations, principally insurance companies and health management organizations.

As of June 22, 2007, an unrelated third party purchased the stock of the professional corporations owning the eight New York sites managed by the Company, previously owned by Dr. Raymond V. Damadian, the President, Chairman of the Board and principal stockholder of Fonar. In connection with the sale, new management agreements were substituted for the existing management agreements, providing, however, for the same management services. The fees in fiscal 2008, however, are currently fixed monthly fees in amounts ranging from $45,000 to $125,000 per month. Dr. Damadian still owns the four MRI facilities in Georgia and Florida managed by the Company. No MRI facilities or other medical facilities are owned by the Company.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 5 - MANAGEMENT FEE RECEIVABLE AND ACCOUNTS RECEIVABLE (Continued)

Management Fee Receivable (Continued)
-------------------------------------

Collection by the Company of its management fee receivable may be impaired by the uncollectibility of the PC's medical fees from third party payors, particularly insurance carriers covering automobile no-fault and workers compensation claims due to longer payment cycles and rigorous informational requirements and certain other disallowed claims. Approximately 44%, 38% and 47%, respectively, of the PC's 2008, 2007 and 2006 net revenues were derived from no-fault and personal injury protection claims. The Company considers the aging of its accounts receivable in determining the amount of allowance for doubtful accounts and contractual allowances. The Company generally takes all legally available steps to collect its receivables. Credit losses associated with the receivables are provided for in the consolidated financial statements and have historically been within management's expectations.

On February 8, 2006, the Deficit Reduction Act of 2005 ("DRA") was signed into law by President George W. Bush. The DRA would result in caps on Medicare and Medicaid payment rates for most imaging services, including MRI and CT, furnished in physicians' offices and other non-hospital based settings. Under the cap, payments for these imaging services could not exceed the hospital outpatient payment rates for those services. This change applied to services furnished by the P.C.'s on or after January 1, 2007. Although the professional corporations managed by the Company bill for scans on a "global basis", which means a single fee per scan, the limitation is applicable only to the technical component of the services, which is the payment or portion of the payment attributable to the non-professional services. If the fee for the technical component of the service (without including geographic adjustments) exceeds the hospital outpatient payment amount for the service (also without including geographic adjustments), under the Physician Fee Schedule, then the payment would be limited to the Physician Fee Schedule rate.

Currently, a statute in the State of Florida requires all drivers, licensed in the State of Florida, to carry a $10,000 no-fault insurance policy covering personal injury protection benefits. This statute expired in October 2007 but will be in effect again in a slightly revised form on January 1, 2008. Management does not believe that the expiration of this statute will have a material impact on the Company's consolidated financial position or results of consolidated operations in the future.

While the Company has prepared certain estimates of the impact of the above discussed changes and possible changes, it is not possible to fully quantify their impact on its business. There can be no assurance that the impact of these changes will not be greater than estimated or that any future health care legislation or reimbursement changes will not adversely affect the Company's business.

Net revenues from management and other fees charged to the related PC's accounted for approximately 10%, 36% and 38%, of the consolidated net revenues for the years ended June 30, 2008, 2007 and 2006, respectively.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 5 - MANAGEMENT FEE RECEIVABLE AND ACCOUNTS RECEIVABLE (Continued)

Management Fee Receivable (Continued)
-------------------------------------

HMCA entered into a management agreement in September 2007 with Integrity Healthcare Management Inc ("Integrity"). Under the terms of the agreement, Integrity provided the billings and collections for HMCA's facilities as well as assist in the management of the facilities. Integrity was to receive as compensation an annual fee equal to one-half of the increase in the consolidated cash flow of HMCA and the facilities over the period from July 1, 2006 through June 30, 2007. The original term of the agreement was one year with an automatic year to year renewal, but may be terminated by either party without cause at the end of any year. During June 2008, HMCA terminated the agreement and no management fees were earned by Integrity. Integrity is a subsidiary of Health Diagnostics, LLC. The director of Health Diagnostics, LLC, Timothy Damadian, is a son of the President and Chief Executive Officer of Fonar, Dr. Raymond Damadian. Commencing with June 2008, however, the Company hired Health Diagnostics, LLC, the parent company of Integrity, to perform all billing and collection procedures on our behalf. The Company has agreed to pay 6% of all adjusted deposits for these services.

Unaudited Financial Information of Unconsolidated Managed Medical Practices
---------------------------------------------------------------------------

Audited financial information related to the unconsolidated twelve diagnostic imaging facilities owned by PC's and managed by the Company is not available. Substantially all of these medical practices' books and records are maintained on a cash basis, their assets are depreciated on an accelerated tax basis and have a December 31 year end.

Summarized unaudited income statement data for the years ended December 31, 2007 and 2006 related to the unconsolidated medical practices managed by the Company are as follows:

                                 (000's omitted)

                                              2007        2006
                                           ---------    ---------
              Patient Revenue - Net        $ 16,490     $ 18,244
                                           =========    =========
              (Loss) Income from
                Operations (Income Tax
                - Cash Basis)              $   (385)    $    496
                                           =========    =========
              Net Income (Loss)
              (Income Tax - Cash Basis)    $    131     $   (312)
                                           =========    =========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 5 - MANAGEMENT FEE RECEIVABLE AND ACCOUNTS RECEIVABLE (Continued)

Accounts Receivable
-------------------

Credit risk with respect to the Company's accounts receivable related to product sales and service and repair fees is limited due to the customer advances received prior to the commencement of work performed and the billing of amounts to customers as sub-assemblies are completed. Service and repair fees are billed on a monthly or quarterly basis and the Company does not continue providing these services if accounts receivable become past due. The Company controls credit risk with respect to accounts receivable from service and repair fees through its credit evaluation process, credit limits, monitoring procedures and reasonably short collection terms. The Company performs ongoing credit authorizations before a product sales contract is entered into or service and repair fees are provided. Bad debt expense has been within management's expectations and, generally, the Company does not require collateral or other security to support accounts receivable.


NOTE 6 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS AND CUSTOMER ADVANCES

1) Information relating to uncompleted contracts as of June 30, 2008 and 2007 is as follows:

                                   As of June 30,
                             ---------------------------
                                 2008           2007
                             ------------   ------------
Costs incurred on uncompleted
  Contracts                  $ 4,031,388    $ 2,136,262
Estimated earnings             1,297,111        938,549
                             ------------   ------------
                               5,328,499     3,074,811
Less: Billings to date        11,095,500     6,555,500
                             ------------   ------------
                             $(5,767,001)   $(3,480,689)
                             ============   ============

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 6 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS AND CUSTOMER ADVANCES (Continued)

Included in the accompanying consolidated balance sheets under the following captions:

                                                 As of June 30,
                                          ----------------------------
                                              2008            2007
                                          ------------    ------------
         Costs and estimated earnings
           in excess of billings on
           uncompleted contracts          $     6,285     $       -
         Less:  Billings in excess
           of costs and estimated
           earnings on uncompleted
           contracts                        5,773,286       3,480,689
         Less:  Billings in excess of
           costs and estimated earnings
           on uncompleted contracts -
           related party                         -               -
                                          ------------    ------------
                                          $(5,767,001)    $(3,480,689)
                                          ============    ============


2) Customer advances consist of the following:

                                              As of June 30, 2008
                                    -------------------------------------
                                                   Related
                                       Total       Parties       Other
                                    -----------  -----------  -----------
       Total advances               $25,371,811  $ 1,472,000  $23,899,811
       Less: Advances on contracts
               under construction    11,095,500          -    11,095,500
                                    -----------  -----------  -----------
                                    $14,276,311  $ 1,472,000  $12,804,311
                                    ===========  ===========  ===========

2) Customer advances consist of the following (continued):

                                             As of June 30, 2007
                                  -----------------------------------------
                                                 Related
                                     Total       Parties        Other
                                  ------------  ------------  -------------
     Total advances               $16,636,138    $   41,566    $16,594,572
     Less: Advances on contracts
             under construction     6,555,500         -          6,555,500
                                  ------------  ------------  -------------
                                  $10,080,638    $   41,566    $10,039,072
                                  ============  ============  =============

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 7 - INVENTORIES

Inventories included in the accompanying consolidated balance sheets consist of:

                                                      As of June 30,
                                                 ------------------------
                                                    2008         2007
                                                 -----------  -----------

      Purchased parts, components and supplies   $ 1,847,381  $ 3,284,569
      Work-in-process                              1,408,534    1,181,355
                                                 -----------  -----------
                                                 $ 3,255,915  $ 4,465,924
                                                 ===========  ===========


NOTE 8 - PROPERTY AND EQUIPMENT

Property and equipment, at cost, less accumulated depreciation and amortization, at June 30, 2008 and 2007, is comprised of:

                                                     As of June 30,
                                              ---------------------------
                                                  2008          2007
                                              ------------   ------------
         Diagnostic equipment under capital
           leases                             $   780,150     $  780,150
         Diagnostic equipment                   2,783,397      2,816,325
         Research, development and
           demonstration equipment              9,605,961      9,368,963
         Machinery and equipment                3,582,539      3,582,539
         Furniture and fixtures                 2,164,373      2,155,818
         Equipment under capital leases         1,504,123      1,504,123
         Leasehold improvements                 5,201,350      5,453,829
         Building                                 939,614        939,614
                                              ------------   ------------
                                               26,561,507     26,601,361
         Less: Accumulated depreciation
                 and amortization              22,628,974     21,442,276
                                              ------------   ------------
                                               $3,932,533     $5,159,085
                                              ============   ============

Depreciation and amortization of property and equipment for the years ended June 30, 2008, 2007 and 2006 was $1,570,453, $1,941,056 and $2,518,116, respectively.

Equipment under capital leases has a net book value of $295,073 and $484,889 at June 30, 2008 and 2007, respectively.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 9 - OTHER INTANGIBLE ASSETS

Other intangible assets, net of accumulated amortization, at June 30, 2008 and 2007 are comprised of:

                                                    As of June 30,
                                              ------------------------
                                                 2008           2007
                                              ----------    ----------
     Capitalized software development Costs   $5,606,350    $5,148,979
     Patents and copyrights                    3,885,919     4,093,673
                                              ----------    ----------
                                               9,492,269     9,242,652
          Less: Accumulated amortization       4,682,705     3,897,207
                                              ----------    ----------
                                              $4,809,564    $5,345,445
                                              ==========    ==========


Information related to the above intangible assets for the years ended June 30, 2008, 2007 and 2006 is as follows:

                                        2008        2007         2006
                                    -----------  -----------  -----------
      Balance - Beginning of Year   $5,345,445   $4,929,483   $4,503,247
      Amounts capitalized              687,258    1,150,737    1,157,685
      Amortization                  (1,223,139)    (734,775)    (731,449)
                                    -----------  -----------  -----------
      Balance - End of Year         $4,809,564   $5,345,445   $4,929,483
                                    ===========  ===========  ===========

Amortization of patents and copyrights for the years ended June 30, 2008, 2007 and 2006 amounted to $592,059, $124,015 and $110,493, respectively.

Amortization of capitalized software development costs for the years ended June 30, 2008, 2007 and 2006 was $631,080, $610,760 and $620,956, respectively.

The estimated amortization of patents and copyrights and capitalized software development costs for the five years ending June 30, 2013 is as follows:

                                                         Capitalized
                                                          Software
              For the Years                 Patents and  Development
             Ending June 30,      Total     Copyrights      Costs
             ---------------   ----------   -----------  -----------
                  2009         $  699,816   $  158,304   $  541,512
                  2010            627,319      139,816      487,503
                  2011            583,910      145,246      438,664
                  2012            512,679      156,908      355,771
                  2013            446,744      164,975      281,769
               Thereafter       1,939,096    1,818,772      120,324
                               ----------   ----------   ----------
                               $4,809,564   $2,584,021   $2,225,543
                               ==========   ==========   ==========

The weighted average am ortization period for other intangible assets is 9.1 years and has no residual value.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008


NOTE 10 - NOTES RECEIVABLE


Notes receivable as of June 30, 2008 and 2007 consist of the following:

                             June 30,2008    June 30, 2007
                             ------------    -------------
Note Receivable - Sale of
  assets (Note 23 & 25)      $ 4,484,674     $  6,105,662
Note Receivable - (a)             65,000           65,000
Note Receivable - (b)            334,276          375,000
Note Receivable - Other             -               5,000
                               ---------       ----------

Total Notes Receivable         4,883,950        6,550,662

Discount of note receivable
  (Note 23 & 25)              (   14,084)      (  443,994)
Allowance                     (   65,000)           -
                              ----------      -----------
Net Notes Receivable         $ 4,804,866     $  6,106,668
                              ==========      ===========
Current Portion              $ 2,508,306     $    578,823
Long-Term Portion            $ 2,296,560     $  5,527,845


a) The note receivable represents a note due from a customer for the purchase of a system. The note is payable over two years. The balance of this note receivable is $65,000 as of June 30, 2008 and 2007.

b) The note receivable represents a note due from a customer for the purchase of an Upright MRI system. The note is payable in 48 consecutive equal monthly payments.


NOTE 11 - CAPITAL STOCK

Common Stock
------------

Cash dividends payable on the common stock shall, in all cases, be on a per share basis, one hundred twenty percent (120%) of the cash dividend payable on shares of Class B common stock and three hundred sixty percent (360%) of the cash dividend payable on a share of Class C common stock.

On April 17, 2007, the Company amended its certificate of incorporation decreasing the number of authorized shares of Common Stock from 150,000,000 to 30,000,000, Class B Common Stock from 4,000,000 to 800,000, Class C Common Stock from 10,000,000 to 2,000,000, Class A Non-voting Preferred Stock from 8,000,000 to 1,600,000 and Preferred stock from 10,000,000 to 2,000,000.

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008


NOTE 11 - CAPITAL STOCK (Continued)

Class B Common Stock
--------------------

Class B common stock is convertible into shares of common stock on a one-for-one basis. Class B common stock has 10 votes per share. There were 158 of such shares outstanding at June 30, 2008 and 2007.

Class C Common Stock
--------------------

On April 3, 1995, the stockholders ratified a proposal creating a new Class C common stock and authorized the exchange offering of three shares of Class C common stock for each share of the Company's outstanding Class B common stock. The Class C common stock has 25 votes per share, as compared to 10 votes per share for the Class B common stock and one vote per share for the common stock. The Class C common stock was offered on a three-for-one basis to the holders of the Class B common stock. Although having greater voting power, each share of Class C common stock has only one-third of the rights of a share of Class B common stock to dividends and distributions. Class C common stock is convertible into shares of common stock on a three-for-one basis.

Class A Non-Voting Preferred Stock
----------------------------------

On April 3, 1995, the stockholders ratified a proposal consisting of the creation of a new class of Class A non-voting preferred stock with special dividend rights and the declaration of a stock dividend on the Company's common stock consisting of one share of Class A non-voting preferred stock for every five shares of common stock. The stock dividend was payable to holders of common stock on October 20, 1995. Class A non-voting preferred stock issued pursuant to such stock dividend approximates 313,000 shares.

The Class A non-voting preferred stock is entitled to a special dividend equal to 3-1/4% of first $10 million, 4-1/2% of next $20 million and 5-1/2% on amounts in excess of $30 million of the amount of any cash awards or settlements received by the Company in connection with the enforcement of five of the Company's patents in its patent lawsuits, less the revised special dividend payable on the common stock with respect to one of the Company's patents.

The Class A non-voting preferred stock participates on an equal per share basis with the common stock in any dividends declared and ranks equally with the common stock on distribution rights, liquidation rights and other rights and preferences (other than the voting rights).

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008


NOTE 11 - CAPITAL STOCK (Continued)

Options
-------

The Company has stock option plans, which provide for the awarding of incentive and non-qualified stock options to employees, directors and consultants who may contribute to the success of the Company. The options granted vest either immediately or ratably over a period of time from the date of grant, typically three or four years, at a price determined by the Board of Directors or a committee of the Board of Directors, generally the fair value of the Company's common stock at the date of grant. The options must be exercised within ten years from the date of grant.

FONAR's 1993 Incentive Stock Option Plan (the "FONAR 1993 Plan"), adopted on March 26, 1993, was intended to qualify as an incentive stock option plan under
Section 422A of the Internal Revenue Code of 1954, as amended. The FONAR 1993 Plan permitted the issuance of stock options covering an aggregate of 60,000 shares of common stock of FONAR. The FONAR 1993 Plan terminated on March 25, 2003. No options to purchase shares of common stock remained available for grant under the FONAR 1993 Plan at that time. During the year ended June 30, 2008, 2,360 options expired, therefore, there are no options that were issued under the FONAR 1993 Plan that remain outstanding.

FONAR's 1997 Nonstatutory Stock Option Plan, adopted on May 9, 1997, permits the issuance of stock options covering an aggregate of 200,000 shares of common stock of FONAR. The options may be issued at such prices and upon such terms and conditions as are determined by FONAR. The 1997 Plan terminated on May 8, 2007. During the year ended June 30, 2008, 6,012 options were forfeited, therefore of the options granted under this plan 78,166 remain outstanding.

FONAR's 2002 Incentive Stock Option Plan (the "FONAR 2002 Plan"), adopted on July 1, 2002, is intended to qualify as an incentive stock option plan under
Section 422A of the Internal Revenue Code of 1954, as amended. The FONAR 2002 Plan permits the issuance of stock options covering an aggregate of 100,000 shares of common stock of FONAR. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The FONAR 2002 Plan will terminate on June 30, 2012. As of June 30, 2008, options to purchase 50,943 shares of common stock of FONAR were available for future grant under this plan. During the year ended June 30, 2008, 3,497 options were forfeited, therefore 19,233 shares remain outstanding.

FONAR's 2005 Incentive Stock Option Plan (the "FONAR 2005 Plan"), adopted on February 16, 2005, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The FONAR 2005 Plan permits the issuance of stock options covering an aggregate of 80,000 shares of common stock of FONAR. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are non-transferable, are exercisable for a period not exceeding ten years, and expire upon the voluntary termination of employment. The FONAR 2005 Plan will terminate on February 14, 2015. As of June 30, 2008, 80,000 shares of common stock of FONAR were available for future grant under this Plan.

                    FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008

NOTE 11 - CAPITAL STOCK (Continued)

Options (Continued)
-------

Stock option activity and weighted average exercise prices under these plans and grants for the years ended June 30, 2008, 2007 and 2006 were as follows:

                                                     Weighted
                                                     Average    Aggregate
                                      Number of      Exercise   Intrinsic
                                       Options        Price       Value
                                      ----------    ---------   --------
         Outstanding, June 30, 2005      113,426      30.50        -
         Granted                          71,633      17.75        -
         Exercised                      ( 68,193)     17.75        -
         Forfeited                      (  2,200)     28.50        -
                                      ----------    ---------
         Outstanding, June 30, 2006      114,666      30.00        -
         Granted                             240      13.50        -
         Exercised                      (  3,680)     13.50        -
         Forfeited                      (  1,956)     28.44        -
                                      ----------    ---------
         Outstanding, June 30, 2007      109,270      30.55        -
         Granted                               -        -          -
         Exercised                             -        -          -
         Forfeited / Expired            ( 11,869)     29.70        -
                                      ----------    ---------
         Outstanding, June 30, 2008       97,401      30.66        -
                                      ==========    =========

         Exercisable at:
           June 30, 2006                 114,666     $30.00
           June 30, 2007                 109,270     $30.55
           June 30, 2008                  97,401     $30.66

During the year ended June 30, 2007, 240 options were granted and exercised by a consultant. The compensatory element of the options granted was $920. During the year ended June 30, 2006, 71,633 options were granted, of which, 2,000 were granted to an employee and 69,633 were granted to consultants. The compensatory element of the options granted was $109,936. During the year ended June 30, 2006, 68,193 of the options granted in 2006 were exercised. The fair value of the options granted in 2007 and 2006 to the consultants was calculated under the Black Scholes pricing method factoring in the short-term exercise period. The value of the employee options granted during the year ended June 30, 2006 was determined to be deminimus, as calculated using the Black Scholes pricing method. The calculation was based on an expected life of three years, interest rate of 4% and a 34% volatility.

                      FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008

NOTE 11 - CAPITAL STOCK (Continued)

Options (Continued)
-------

The range of exercise prices for options outstanding as of June 30, 2008 was as follows:

                                                         Weighted
                                                         Average
                                         Number of       Remaining
                                          Options       Contractual
             Range of Exercise Price    Outstanding    Life in Years
             -----------------------    -----------    -------------
             $18.75 - $28.13                69,105         2.8
             $29.00 - $42.18                20,479         3.8
             $46.88                          7,817         3.1
                                        -----------
                                            97,401
                                        ===========


On March 10, 1997, HMCA adopted the 1997 Incentive Stock Option Plan, pursuant to which HMCA authorized the issuance of up to 2,000,000 shares of the common stock of HMCA. Options to purchase 1,600,000 shares at an option price of $0.10 per share were granted on March 10, 1997. As of June 30, 2008, there were no shares of HMCA common stock available for future grant under this plan.

On December 16, 1998, HMCA adopted the 1998 Non-Statutory Stock Option Plan, pursuant to which HMCA authorized the issuance of up to 500,000 shares of the common stock of HMCA. Options to purchase 400,000 shares at an option price of $1.00 per share were granted on December 16, 1998. During the year ended June 30, 2003, the Company issued 45,000 shares of FONAR common stock at a value of $1,226,251 to a related party in exchange for the options outstanding under the HMCA 1997 Incentive and 1998 Non-Statutory Stock Option Plans. As of June 30, 2008, 100,000 shares of HMCA common stock were available for future grant under this plan.

On December 16, 1998, HMCA adopted the 1998 Incentive Stock Option Plan, pursuant to which HMCA authorized the issuance of up to 2,000,000 shares of the common stock of HMCA. Options to purchase 670,000 shares at an option price of $1.00 per share were granted on December 16, 1998. 470,000 of the options granted will not become exercisable unless and until such time as HMCA successfully completes a public offering of its securities, and 200,000 of the options will not become exercisable until one year thereafter. The options will expire on December 15, 2008. No options have vested as of June 30, 2008. As of June 30, 2008, options to purchase 1,330,000 shares of HMCA common stock were available for future grant under this plan.

Stock option share activity and weighted average exercise prices under the HMCA plans and grants for the three years ended June 30, 2008, 2007 and 2006 were as follows:

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 11 - CAPITAL STOCK (Continued)

Options (Continued)
--------
                                         Weighted
                                         Average      Aggregate
                              Number of  Exercise     Intrinsic
                               Options   Price         Value
                              ---------  ---------     ---------
Outstanding, June 30, 2006     660,000    $1.00            -
Forfeited                         -                        -
                              ---------
Outstanding, June 30, 2007     660,000    $1.00            -
Forfeited                         -                        -
                              ---------
Outstanding, June 30, 2008     660,000    $1.00            -
                              =========

          Exercisable at:
            June 30, 2006         -
            June 30, 2007         -
            June 30, 2008         -

Stock Bonus Plans
-----------------

On August 9, 2007, the Company filed a registration statement on Form S-8 to register 100,000 shares under FONAR's 2007 Stock Bonus Plan. As of June 30, 2008, 69,932 shares of common stock of FONAR were available for future grant under this plan.

Warrants
--------

As of June 30, 2008, 42,000 warrants remain outstanding, which expire on May 24, 2009. The exercise price is $19.75. The holder of the warrants has anti-dilution rights which provide for proportionate adjustments of the exercise price and number of underlying shares in the event of stock splits, stock dividends or reverse stock splits and sales of the Company's common stock below the warrant exercise price.

Reverse Stock Split
-------------------

On April 17, 2007, the Company effected a one-for-twenty-five reverse split of its issued and outstanding Common Stock, treasury shares of the Common Stock, the Class B Common Stock, the Class C Common Stock, the Class A Non-Voting Preferred Stock and the Preferred Stock. The accompanying consolidated financial statements, notes and other references to share and per share data have been retroactively restated to reflect the reverse stock splits for all periods presented.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 12 - LONG-TERM DEBT, NOTES PAYABLE AND CAPITAL LEASES

Long-term debt, notes payable and capital leases consist of the following:

                                                                June 30,
                                                       -------------------------
                                                           2008          2007
                                                       -----------   -----------
Capital lease requiring monthly payments of $13,623,
including  interest  at a rate of  10.51%  per annum
through July 2010. The loan is collateralized by the
related equipment.                                     $  315,545    $  428,954

Capital lease requiring  monthly payments of $2,997,
including  interest  at a rate of  8.36%  per  annum
through October 2008. The loan is  collateralized by
the related equipment.                                     11,704        47,572

Note payable  requiring monthly payments of interest
at a rate of 7% until May 2009  followed  by monthly
payments of $3,908 through May 2026. A final payment
of $532,805 will be due on May 29, 2026. The loan is
collateralized by the related building.                   532,805       545,237

Other  (including  capital  leases for  property and
equipment).                                               269,644       191,439
                                                      ------------   -----------
                                                        1,129,698     1,213,202
Less:  Current portion                                    372,722       257,639
                                                      ------------   -----------
                                                      $   756,976    $  955,563
                                                      ============   ===========

The maturities of long-term debt over the next four years are as follows:

                            Years Ending
                              June 30,
                            ------------
                               2009        $  372,722
                               2010           183,450
                               2011            36,587
                               2012             4,134
                             Thereafter       532,805
                                           ----------
                                           $1,129,698
                                           ==========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 13 - INCOME TAXES

Components of the current (benefit from) provision for income taxes are as follows:

                                      Years Ended June 30,
                             ----------------------------------
                                2008        2007        2006
                             ----------  ----------  ----------
                  Current:
                    Federal  $     -     $     -     $   33,546
                    State      ( 6,940)        -         20,488
                             ----------  ----------  ----------
                             $ ( 6,940)  $     -     $   54,034
                             ==========  ==========  ==========

A reconciliation of the federal statutory income tax rate to the Company's effective tax rate as reported is as follows:

                                                   Years Ended June 30,
                                          ----------------------------------
                                             2008        2007        2006
                                          ----------  ----------  ----------
    Taxes at federal statutory rate         (34.0)%     (34.0)%     (34.0)%
    State and local income taxes
       (benefit), net of federal benefit      0.0          0.0         0.2
    Permanent differences                     0.9          2.0         1.7
    Increase in the valuation allowance      33.1         32.0        32.3
                                          ----------  ----------  ----------
    Effective income tax rate                 0.0%         0.0%        0.2%
                                          ==========  ==========  ==========

As of June 30, 2008, the Company has net operating loss ("NOL") carryforwards of approximately $166,295,000 that will be available to offset future taxable income. The utilization of certain of the NOLs is limited by separate return limitation year rules pursuant to Section 1502 of the Internal Revenue Code. The expiration dates of NOL carryforwards are as follows:

                              June 30,
                              --------
                                2012  $  4,848,000
                                2013       845,000
                                2019    15,801,000
                                2020    18,718,000
                                2021    19,657,000
                                2022    19,667,000
                                2023    16,114,000
                                2024     9,257,000
                                2025        44,000
                                2026    27,001,000
                                2027    22,698,000
                                2028    11,645,000
                                      ------------
                                      $166,295,000
                                      ============

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008

NOTE 13 - INCOME TAXES (Continued)

The Company has, for federal income tax purposes, research and development tax credit carryforwards aggregating $3,870,239, which are accounted for under the flow-through method. The tax credit carryforwards expire as follows:

                              June 30,
                              --------
                                2012    $   70,145
                                2013       402,590
                                2019       432,195
                                2020       378,193
                                2021       448,221
                                2022       441,865
                                2023       444,970
                                2024       440,499
                                2025       285,564
                                2026       245,053
                                2027        62,208
                                2028       218,736
                                        ----------
                                        $3,870,239
                                        ==========

In addition, for New York State income tax purposes, the Company has tax credit carryforwards, aggregating approximately $1,100,000, which are accounted for under the flow-through method. The tax credit carryforwards expire during the years ending June 30, 2006 to June 30, 2024.

Significant components of the Company's deferred tax assets and liabilities at June 30, 2008 and 2007 are as follows:
                                                        June 30,
                                            ---------------------------
                                                 2008            2007
                                            ------------   ------------
Deferred tax assets:
  Allowance for doubtful accounts           $ 3,596,865    $ 2,624,314
  Non-deductible accruals                       383,359        328,943
  Net operating carryforwards                66,518,124     62,478,267
  Tax credits                                 4,970,084      4,732,454
  Inventory capitalization for tax purposes     113,101        157,378
  Property and equipment and depreciation     1,217,280      1,090,958
  Capital losses carryforwards                    -            536,845
  Charitable contributions                        4,500          3,200
                                            ------------   ------------
                                             76,803,313     71,952,359
Valuation allowance                         (75,915,772)   (70,992,657)
                                            ------------   ------------
Net deferred tax assets                         887,541        959,702
                                            ------------   ------------

Deferred tax liabilities:
  Capitalized software development costs       (887,541)      (959,702)
                                            ------------   ------------
Gross deferred tax liabilities                 (887,541)    (  959,702)
                                            ------------   ------------
Net deferred tax liabilities                $    -         $      -
                                            ============   ============

The net change in the valuation allowance for deferred tax assets increased by approximately $4,923,000 and $9,991,000, respectively, for the years ended June 30, 2008 and 2007.

                      FONAR CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2008

NOTE 14 - OTHER CURRENT LIABILITIES

Included in other current liabilities are the following:

                                                         June 30,
                                               --------------------------
                                                   2008           2007
                                               -----------    -----------
       Royalties                               $   622,780    $   635,338
       Accrued salaries, commissions and
         Payroll taxes                             900,934      1,105,655
       Accrued interest                            876,389        573,461
       Litigation accruals                         193,349        193,349
       Sales tax payable                         2,543,795      2,579,345
       Legal and other professional fees           633,659        509,245
       Accounting fees                             502,594        480,000
       Insurance premiums                          409,928        196,518
       Penalty - Sales tax                         632,500        457,500
       Penalty - 401k plan                         250,000        250,000
       Other                                       750,335        774,981
                                               -----------    -----------
                                               $ 8,316,263    $ 7,755,392
                                               ===========    ===========

NOTE 15 - COMMITMENTS AND CONTINGENCIES

Leases
------

The Company rents its operating facilities and certain equipment, pursuant to operating lease agreements expiring at various dates through December 2013. The leases for certain facilities contain escalation clauses relating to increases in real property taxes as well as certain maintenance costs.

In May 2002,  HMCA  entered  into a sub-lease  agreement  (as amended in January
2003) with an entity owned by a relative of Raymond V. Damadian. The sub-lease agreement expired on May 31, 2008. As of June 1, 2008, the sub-lease tenant occupies the entire space and paid the monthly rent of $ 39,064 on a month to month basis. Rental income under the sub-lease agreement for the years ended June 30, 2008, 2007 and 2006 amounted to $99,371, $112,197 and $102,329, respectively. The amount due from the related party at June 30, 2008 was $26,199 and is included in current portion of advances and notes to related medical practices (see Note 18).

During 2003, HMCA entered into a sub-lease agreement with a third party. The sub-lease agreement expired on June 30, 2006. Rental income under the sub- lease agreement for the years ended June 30, 2008, 2007 and 2006 amounted to approximately $0, $0 and $87,000, respectively. The rental income is included in the consolidated statements of operations under costs related to management and other fees - related medical practices.

In March 2008, HMCA entered into a s sub-lease agreement with a third party. The sub-lease agreement expires on February 28, 2009 but can be renewed for one additional year. Rental income under the sub-lease agreement for the year ended June 30, 2008 amounted to $48,493. The rental income is included in the consolidated statements of operations under costs related to management and other fees - unrelated medical practices.

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008


NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

Future  minimum  operating  lease  commitments,   along  with  sub-lease  income
consisted of the following at June 30, 2008:

                                   Facilities
                                      And
                                    Equipment
                   Year Ending     (Operating     Sub-Lease
                    June 30,          Lease)       (Income)
                   -----------    ------------    ----------
                      2009        $ 2,106,640     $ (96,986)
                      2010          1,092,193          -
                      2011            807,760          -
                      2012            832,110
                      2013            767,049          -
                   Thereafter         634,516          -
                                  ------------    ----------
      Total minimum obligations   $ 6,240,268     $( 96,986)
                                  ============    ==========

Rent expense for operating leases approximated $3,078,000, $2,841,000 and $2,923,000 for the years ended June 30, 2008, 2007 and 2006, respectively.

License Agreements
------------------

The Company has a license agreement which requires the Company to pay a royalty on the Company's future sales of certain MRI imaging apparatus. Royalty expense charged to operations for the years ended June 30, 2008, 2007 and 2006 approximated $67,000, $67,000 and $65,000, respectively. In April 2008 BTG International Ltd. commenced action in Superior Court, New Castle County,
Delaware for the outstanding royalties of $666,734 plus interest and other costs. The Company answered the complaint raising affirmative defenses including duress, failure of consideration and violation of United States Antitrust Laws. As of June 30, 2008, the Company has accrued $710,461 for royalties and interest. The Company plans to vigoursly defend this complaint.

In July 2000, the Company entered into a license agreement, pursuant to which it licensed certain of its intellectual assets on a non-exclusive basis. Remuneration payable to the Company under this agreement was $11.7 million, of which $9.0 million was received in September of 2000 and $2.7 million in January of 2001. The license fee of $11.7 million was recognized as income ratably over the five-year period ended June 30, 2005. The Company also entered into a non-exclusive sales representative agreement. The agreement requires the third party to sell at least two Fonar MRI scanners or if it does not, pay an amount equal to the Company's gross margin on the unsold MRI scanners. As the third party did not sell any scanners in the past contract year, the Company received the gross margin payment on two scanners of $1,158,478 in November 2007. The amount is shown in the Company's consolidated statements of operations as revenue, license fees and royalties for the year ended June 30, 2008.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

Employee Benefit Plans
----------------------

The Company has a non-contributory 401(k) Plan (the "401(k) Plan"). The 401(k) Plan covers all non-union employees who are at least 21 years of age with no minimum service requirements. There were no employer contributions to the Plan for the years ended June 30, 2008, 2007 and 2006. (see Other Matters below)

The stockholders of the Company approved the 2000 Employee Stock Purchase Plan ("ESPP") at the Company's annual stockholders' meeting in April 2000. The ESPP provides for eligible employees to acquire common stock of the Company at a discount, not to exceed 15%. This plan has not been put into effect as of June 30, 2008.

Litigation
----------

The Company is subject to legal proceedings and claims arising from the ordinary course of its business, including personal injury, customer contract and employment claims. In the opinion of management, the aggregate liability, if any, with respect to such actions, will not have a material adverse effect on the consolidated financial position or results of operations of the Company.


NASDAQ Notice of Non-compliance
-------------------------------

The Company received a letter from The NASDAQ Stock Market LLC indicating the Company is not in compliance with Marketplace Rules 4350(e) and 4350(g) due to the fact that is has not yet solicited proxies and held its annual meeting for the fiscal year end June 30, 2007. As a result, the notice indicated that the Company's securities would be subject to delisting from The NASDAQ Capital
Market unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel. On July 15, 2008, the Company requested a hearing with the NASDAQ Listing Qualifications Panel. The request was granted. The hearing was held on August 28, 2008 with no decision rendered. The Company is scheduled to hold a joint two-year annual meeting on November 17, 2008.

Other Matters
-------------

In March 2007, the Company and New York State taxing authorities conducted a conference to discuss a sales tax matter to determine if certain sales transactions are subject to sales tax withholdings. At the present time, such discussions are ongoing and the Company cannot yet determine the outcome. Management is of the belief the resolution of this matter will not materially impact the consolidated financial statements. The Company has recorded a provision of $250,000 to cover any potential tax liability including interest.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 15 - COMMITMENTS AND CONTINGENIES (Continued)

Other Matters (Continued)
-------------------------

The Company is also delinquent in filing sales tax returns for certain states, for which the Company has transacted business. The Company has recorded tax obligations of $1,941,000 plus interest and penalties of approximately $1,370,000. The Company is in the process of determining is regulatory requirements in order to become compliant.

The Company has determined they may not be in compliance with the Department of Labor and Internal Revenue Service regulations concerning the requirements to file Form 5500 to report activity of its 401K Employee Benefit Plan and Flex Plan. The filings do not require the Company to pay tax, however they may be subject to penalty for non-compliance. The Company has recorded provisions for any potential penalties totaling $250,000. The Company has engaged outside counsel to handle such matters to determine the necessary requirements to ensure compliance. Such non-compliance could impact the eligibilty of the plan. At this time the outcome cannot be determined.


NOTE 16 - OTHER INCOME

Other income consists of:

                              For the Years Ended June 30,
                          ------------------------------------
                             2008         2007         2006
                          ----------   ----------   ----------
Income from investment    $    5,000   $  142,000   $  156,000
Other income (expense)       124,368      147,929      171,000
                          ----------   ----------   ----------
                          $  129,368   $  289,929   $  327,000
                          ==========   ==========   ==========



NOTE 17 - SUPPLEMENTAL CASH FLOW INFORMATION

During the years ended June 30, 2008, 2007 and 2006, the Company paid $214,394, $241,661 and $281,903 for interest, respectively. During the years ended June 30, 2008, 2007 and 2006, the Company paid $0, $8,088 and $57,180 for income taxes, respectively.

Non-Cash Transactions
---------------------

- During the Year Ended June 30, 2007:

a) The Company paid premiums for life insurance on its Chief Executive Officer. The insurance policies are owned by a life insurance trust. The cash surrender value of the life insurance policies of $1,234,000 was contributed to capital during the first quarter of fiscal 2007 pursuant to a split dollar agreement.

                       FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008


NOTE 17 - SUPPLEMENTAL CASH FLOW INFORMATION (Continued)

Non-Cash Transactions (Continued)
---------------------------------

- During the Year Ended June 30, 2006:

a) The Company acquired equipment of $132,262 under capital lease obligations.

b) The Company received notes receivable from employee stockholders of $422,673 in connection with issuance of 674,339 shares of its common stock.

c) In connection with the Company's sale of it's subsidiary in January 2006, an equipment loan totaling $374,565 was assumed by the purchaser.


NOTE 18 - ADVANCES AND NOTES TO RELATED MEDICAL PRACTICES

Canarsie MRI Associates ("Canarsie"), a joint venture partnership, of which MRI Specialties, Inc. ("Specialties") is an owner, is a party to a service agreement for its scanner with the Company at an annual fee of $85,000. In addition, during fiscal 2001, Canarsie purchased a QUAD MRI scanner from the Company, for a purchase price of $850,000, payable as follows: (1) $400,000 downpayment (received April 2001); (2) $450,000 in 84 equal monthly installments, including interest at 6%, pursuant to a promissory note to be executed upon acceptance of the scanner. Timothy Damadian, the son of Raymond V. Damadian, is the sole stockholder, Director and President of Specialties. The balance due under this note as of June 30, 2008 is $32,382. Interest income on this note for the years ended June 30, 2008, 2007 and 2006 amounted to $3,852, $9,249 and $12,791, respectively.

The Company has cumulative advances due from a former subsidiary, Tallahassee Magnetic Resonance Imaging, P.A., totaling $546,183. This balance is payable as follows: (1) Monthly payments of interest only of $2,730 until August 2007 (2) $546,183 in 40 monthly installments, including interest at 6%, pursuant to a promissory note. The balance due under this note as of June 30, 2008 is $414,724. Interest income on this note for the years ended June 30, 2008 and 2007 amounted to $29,949 and $32,760, respectively.

The maturities of advances and notes to related medical practices over the next three years are as follows:

                             Years Ending
                               June 30,
                             ------------
                                 2009       $214,004
                                 2010        170,268
                                 2011         93,095
                                            --------
                                            $477,367
                                            ========

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 19 - SALE OF SUBSIDIARY

On January 31, 2006, the Company sold 100% of the stock of Tallahassee Magnetic Resonance Imaging, P.A. to Raymond V. Damadian for a deminimus amount since the liabilities exceeded the assets. No gain or loss was recognized on this sale. Revenue recognized from this entity totaled $590,883 and $1,272,859 for the year ended June 30, 2006 and 2005, respectively.


NOTE 20 - SEGMENT AND RELATED INFORMATION

The Company provides segment data in accordance with the provisions of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information".

The Company operates in two industry segments - manufacturing and the servicing of medical equipment and management of diagnostic imaging services.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. All intersegment sales are market-based. The Company evaluates performance based on income or loss from operations.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 20 - SEGMENT AND RELATED INFORMATION (Continued)

Summarized financial information concerning the Company's reportable segments is shown in the following table:

                                                 Management of
                                    FONAR          Diagnostic
                                   Medical           Imaging
                                  Equipment          Centers          Totals
                                 ------------    --------------    -----------
Fiscal 2008:
-----------
Net revenues from external
  customers                      $ 23,525,197    $ 12,043,636     $ 35,568,833
Intersegment net revenues        $    889,167    $    -           $    889,167
Loss from operations             $(14,133,689)   $ (2,793,102)    $(16,926,791)
Depreciation and amortization    $  1,851,746    $    941,846     $  2,793,592
Compensatory element of stock
  issuances                      $        360    $    -           $        360
Total identifiable assets        $ 19,203,367    $ 16,022,266     $ 35,225,633
Capital expenditures             $    943,197    $    110,635     $  1,053,832

Fiscal 2007:
-----------
Net revenues from external
  customers                      $ 21,269,989    $ 11,941,943     $ 33,211,932
Intersegment net revenues        $  1,053,106    $     -          $  1,053,106
Loss from operations             $(22,219,240)   $ (3,233,331)    $(25,452,571)
Depreciation and amortization    $  1,562,393    $  1,113,438     $  2,675,831
Compensatory element of stock
  issuances                      $    116,068    $      4,750     $    120,818
Total identifiable assets        $ 21,098,416    $ 20,111,759     $ 41,210,175
Capital expenditures             $  1,370,227    $    213,231     $  1,583,458

Fiscal 2006:
-----------
Net revenues from external
  customers                      $ 19,708,055    $ 13,368,274     $ 33,076,329
Intersegment net revenues        $    587,465    $    -           $    587,465
Loss from operations             $(24,742,622)   $ (4,981,864)    $(29,724,486)
Depreciation and amortization    $  2,028,332    $  1,258,533     $  3,286,865
Compensatory element of stock
  issuances                      $  1,172,254    $    723,208     $  1,895,462
Termination costs paid with
  common stock                   $     -         $  1,600,000     $  1,600,000
Total identifiable assets        $ 31,264,366    $ 25,965,178     $ 57,229,544
Capital expenditures             $  1,552,275    $  2,045,940     $  3,598,215

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 20 - SEGMENT AND RELATED INFORMATION (Continued)

Export Product Sales
--------------------

The Company's areas of operations are principally in the United States. The Company had export sales of medical equipment amounting to 0.0%, 15.8% and 23.2% of product sales revenues to third parties for the years ended June 30, 2008, 2007 and 2006, respectively.

The foreign product sales, as a percentage of product sales to unrelated parties, were made to customers in the following countries:

                               For the Years Ended June 30,
                               -----------------------------
                                 2008       2007       2006
                               -------     ------     ------
                    Kuwait      (0.5)%     (7.9)%      9.7%
                    England       -          .2        7.6
                    Holland       -        11.7         -
                    Germany       -        11.8        5.9
                    Greece       0.5         -          -
                               -------     ------     ------
                                 0.0%      15.8%      23.2%
                               =======     ======     ======

Foreign Service and Repair Fees
-------------------------------
The Company's areas of service and repair are principally in the United States. The Company had foreign revenues of service and repair of medical equipment amounting to 7.8%, 6.8% and 8.2% of consolidated net service and repair fees for the years ended June 30, 2008, 2007 and 2006, respectively. The foreign service and repair fees, as a percentage of total service and repair fees, were provided principally to the following countries:

                                For the Years Ended June 30,
                               -----------------------------
                                 2008       2007       2006
                               -------     ------     ------
                  Korea            -%         .1%        .9%
                  Spain           1.6        1.7        2.0
                  Puerto Rico     1.3        1.1        1.1
                  Saudi Arabia     -        ( .1)        .9
                  Poland           -          .4         .9
                  Switzerland     1.0        1.1         .7
                  Germany         1.0         .3         .2
                  England         1.2         .9         .2
                  Holland          .7         .2         -
                  Scotland        1.0        1.1        1.3
                               -------     ------     ------
                                  7.8%       6.8%       8.2%
                               =======     ======     ======


The Company does not have any material assets outside of the United States.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 21 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                     (000's omitted, except per share data)

                                     For the Quarters Ended
                     ------------------------------------------------
                     September 30,  December 31,  March 31,  June 30,
                         2007           2007        2008       2008     Total
                     -------------  ------------  ---------  --------  --------
Total Revenues
  - Net                $  8,669       $ 10,680    $  8,071   $ 8,149   $35,569
Total Costs and
  Expenses               12,775         14,556      10,792    14,373    52,496

Net Loss                 (  209)        (3,838)     (2,695)   (6,766)  (13,508)

Basic and Diluted
  Net Loss Per Share     $(0.04)        $(0.78)     $(0.55)   $(1.38)   $(2.76)



                     (000's omitted, except per share data)

                                     For the Quarters Ended
                     ------------------------------------------------
                     September 30,  December 31,  March 31,  June 30,
                         2007           2007        2008       2008     Total
                     -------------  ------------  ---------  --------  --------
Total Revenues
  - Net                $  7,783       $  7,672    $  8,782   $ 8,975   $33,212
Total Costs and
  Expenses               13,874         13,071      14,097    17,623    58,665

Net Loss                 (6,105)        (5,470)     (5,401)   (8,563)  (25,539)

Basic and Diluted
  Net Loss Per Share      (1.29)        $(1.13)     $(1.11)   $(1.76)   $(5.29)

Loss per share from operations for each quarter was computed independently using the weighted-average number of shares outstanding during the quarter. However, loss per share for the year was computed using the weighted-average number of shares outstanding during the year. As a result, the sum of the loss per share for the four quarters may not equal the full year loss per share.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008


NOTE 22 - ALLOWANCE FOR DOUBTFUL ACCOUNTS

The following represents a summary of allowance for doubtful accounts for the years ended June 30, 2008, 2007 and 2006, respectively:

                                 Balance                              Balance
Description                  June 30, 2007   Additions  Deductions June 30, 2008
-----------                  ------------- ------------ ---------- -------------
Receivables from equipment
  sales and service contracts  $1,306,209   (1)$ 169,820  $  75,001  $ 1,401,028
Receivables from equipment
  sales and service contracts
  - related parties               646,621           -        27,441      619,180
Management fee
  receivable                    2,110,306   (1)1,848,427               3,958,733
Management fee receivable from
  related medical practices     2,093,180   (1)  320,303       -       2,413,483
Medical receivables               190,000   (1)  579,000       -         769,000
Advance and notes to related
  parties                         364,791           -       100,000      264,791
Notes receivable                    -       (1)   65,000       -          65,000


                                 Balance                              Balance
Description                  June 30, 2006   Additions  Deductions June 30, 2007
-----------                  ------------- ------------ ---------- -------------
Receivables from equipment
  sales and service contracts  $  644,087   (1)$ 662,122  $    -      $1,306,209
Receivables from equipment
  sales and service contracts
  - related parties               646,621           -          -         646,621
Management fee receivable from
  related medical practices     3,053,486   (1)1,150,000       -       4,203,486
Medical receivables                  -      (1)  190,000       -         190,000
Advance and notes to related
  parties                         364,791           -          -         364,791


                                 Balance                              Balance
Description                  June 30, 2005   Additions  Deductions June 30, 2006
-----------                  ------------- ------------ ---------- -------------
Receivables from equipment
  sales and service contracts  $  498,452   (1)$ 145,635  $    -     $   644,087
Receivables from equipment
  sales and service contracts
  - related parties               646,621           -          -         646,621
Management fee receivable from
  Related medical practices     2,017,163   (1)1,327,000    290,677    3,053,486
Advance and notes to related
  Parties                         364,791           -          -         364,791

(1)  Included in provision for bad debts.

                       FONAR CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2008

NOTE 23 - SALE OF PHYSICAL MEDICINE MANAGEMENT BUSINESS

On July 28, 2005, FONAR, HMCA and Dynamic entered into an Asset Purchase Agreement with Health Plus Management Services, L.L.C. ("Health Plus"), pursuant to which HMCA and its subsidiary Dynamic sold to Health Plus the portion of their business which was engaged in the business of managing physical therapy and rehabilitation facilities, together with the assets used in the conduct of such business.

The assets sold consisted principally of the management agreements with the physical therapy and rehabilitation facility management business, the physical therapy equipment, a portion of the accounts receivable and furniture and fixtures the Company provided to the physical therapy and rehabilitation facilities.

The two principals of Health Plus were employed by HMCA and Dynamic up to the time of the closing of the business. In consideration for the termination of their employment agreement, these two individuals each became entitled to receive $800,000. In addition, each became entitled to receive $200,000 for collection services to be provided on behalf of HMCA and Dynamic with respect to a portion of the accounts receivable of certain physical therapy and rehabilitation facilities which arose during the period when HMCA was engaged in the management of those facilities. The $1,000,000 payable to each of these individuals was satisfied in shares of FONAR common stock in 2006.

The purchase price under the Asset Purchase Agreement was $6,600,000, payable pursuant to a promissory note (the "Note") in 120 monthly installments commencing on August 28, 2005. The first twelve installments are interest only and the remaining 108 payments will consist of equal installments of principal and interest in the amount of $76,014 each. The Note is secured by a first lien on all of the assets of Health Plus, including its accounts receivable. The Note is subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing. The note provides for interest at 5% per annum. The fair value assigned to the note was $6,078,068 reflecting a discount of $521,932 for the below market interest rate. The Company recorded a loss of $143,598 on this transaction during the year ended June 30, 2006. The note was modified in August 2008 (see Note 25).

NOTE 24 - SALE OF INVESTMENT AND CONSOLIDATED SUBSIDIARY

Sale of Investment
------------------

On July 31, 2007, the Company sold its 20% equity interest in an unconsolidated entity (management company for a diagnostic center) to an unrelated third party. The selling price was $629,195. The Company realized a gain on the sale of the equity interest of $571,161.

The gain was calculated as follows:

      Selling Price:                             $ 629,195
            Less: Closing costs                   ( 58,034)
                                                 ----------
      Selling Price - Net                          571,161
      Basis                                              0
                                                 ----------
      Gain on sale of investment                 $ 571,161
                                                 ==========

                     FONAR CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JUNE 30, 2008


NOTE 24 - SALE OF INVESTMENT AND CONSOLIDATED SUBSIDIARY (Continued)

Sale of Consolidated Subsidiary
-------------------------------

On July 31, 2007, the Company sold its 50% interest (to an unrelated third party) in an entity which provided management services to a diagnostic center in Orlando, FL. The Company continues to manage other diagnostic centers in the Florida region.

The unrelated third party purchased all assets and assumed all liabilities of the diagnostic center which included cash, the management fee receivable, furniture and fixtures and other miscellaneous assets. The purchase price under the for the 50% interest was $4,499,768 and after closing costs the amount received was $4,256,372.

The following is the calculation of the gain on sale of the 50% interest in a consolidated subsidiary:

      Selling Price:                                    $ 4,499,768
      Less: Closing costs                                ( 243,396)
                                                        -----------
      Selling Price - Net:                             $ 4,256,372

      Assets sold:
        Cash                               $   114,238
        Management fee receivable            1,166,100
        Property and equipment - net           22,673
        Other Assets                            14,759
        Minority Interest                    ( 456,373)
                                           -----------
      Subtotal                                             861,397
                                                        -----------

      Gain on sale of consolidated entity               $ 3,394,975
                                                        ===========

NOTE 25 - SUBSEQUENT EVENTS

On July 25, 2008, the Company entered into a settlement agreement with regards to property the Company leased and has vacated at 405 Smith Street, Farmingdale, New York. The Company has agreed to pay $270,740 plus interest at 7.5% per annum in 36 monthly installments.

On August 8, 2008, the Company signed a modification agreement with regards to the Asset Purchase Agreement with Health Plus (see Note 23). Under the modification agreement Health Plus made a $2,000,000 principal payment on the promissory note in exchange for a discount on the original note of $1,000,000.

The original promissory note ("Note") was modified to $2,378,130 payable in 60 consecutive months in equal installments of principal and interest of $47,090. The Note is secured by a first lien on all of the assets of Health Plus, including its accounts receivable and is subject to prepayment provisions to the extent Health Plus resells all or part of the assets and business or utilizes the assets sold as collateral in any debt financing. The note provides for interest at 7% per annum. The Company recorded a change to earnings representing the net discount on this note of $658,351 on this transaction during the quarter ended June 30, 2008.

On September 30, 2008, the Company sold to a related party its 92.3% interest (to a related party) in an entity which provided management services to a scanning center in Bensonhurst, NY. The Company continues to manage other diagnostic centers in the New York region.

The buyer purchased all assets and assumed all liabilities of the scanning center which included cash, the management fee receivable, furniture and fixtures and other miscellaneous assets. The purchase price for the 92.3% interest was $2,307,500 all of which was paid in cash at the time of the closing.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There have been no disagreements with our independent registered public accounting firm or other matters requiring disclosure under Regulation S-K, Item 304(b).

ITEM 9A(T). CONTROLS AND PROCEDURES

We maintain disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed in reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our principal financial officer, as appropriate, to allow timely decisions regarding the required disclosures. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

Our principal executive and financial officers have concluded that our disclosure controls and procedures over financial reporting were effective as of June 30, 2008. Management's assessment is that our internal control over financial reporting for the year ended June 30, 2008 is effective. There has been no change in our internal control over financial reporting that occurred during the fourth quarter of fiscal year 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

This annual report does not include an attestation report of the company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management's report in this annual report.

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Directors serve from the date of their election until the next annual meeting of stockholders and until their successors are elected and qualify. With the exception of Dr. Raymond V. Damadian, who does not receive any fees for serving as a director, each director receives $20,000 per annum for his or her service as a director. Officers serve at the discretion of the Board of Directors.

A majority  of our board of  directors  is composed  of  independent  directors:
Robert J. Janoff, Charles N. O'Data and Robert Djerejian. These three individuals also serve as the three members of the audit committee, which is a standing committee of board of directors having a charter describing its responsibilities. Mr. O'Data has been designated as the audit committee financial expert. His relevant experience is described in his biographical information. We have adopted a code of ethics applicable to, among other personnel, our principal executive officer, principal financial officer, controllers and persons performing similar functions. The code is designed to deter wrongdoing and to promote: 1. honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; 2. full, fair, accurate, timely and understandable disclosure in reports and documents that we file or submit to the Securities and Exchange Commission and in other public communications we make;
3. compliance with applicable governmental laws, rules and regulations; 4. the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and 5. accountability for adherence to the code. We will provide a copy of the code to any person who requests a copy. A person may request a copy by writing to Fonar Corporation, 110 Marcus Drive, Melville, New York 11747, to the attention of the Legal Department or Investor Relations.

The officers and directors of the Company are set forth below:

      Raymond V. Damadian, M.D.       72         President, Treasurer,
                                                 Chairman of the Board
                                                 and a Director

      Claudette J.V. Chan             70         Director and Secretary

      Robert J. Janoff                81         Director

      Charles N. O'Data               72         Director

      Robert Djerejian                77         Director


Raymond V. Damadian, M.D. has been the Chairman of the Board and President of Fonar since its inception in 1978 and Treasurer since February, 2001. Dr. Damadian was employed by the State University of New York, Downstate Medical Center, New York, as an Associate Professor of Biophysics and Associate Professor of Internal Medicine from 1967 until September 1979. Dr. Damadian received an M.D. degree in 1960 from Albert Einstein College of Medicine, New York, and a B.S. degree in mathematics from the University of Wisconsin in 1956. In addition, Dr. Damadian conducted post-graduate work at Harvard University, where he studied extensively in the fields of physics, mathematics and electronics. Dr. Damadian is the author of numerous articles and books on the nuclear magnetic resonance effect in human tissue, which is the theoretical basis for the Fonar MRI scanners. Dr. Damadian is a 1988 recipient of the National Medal of Technology and in 1989 was inducted into the National Inventors Hall of Fame, for his contributions in conceiving and developing the application of magnetic resonance technology to medical applications including whole body scanning and diagnostic imaging. Dr. Damadian is the President, Treasurer and director of HMCA.

Claudette J.V. Chan has been a Director of Fonar since October 1987 and Secretary of Fonar since January 2008. Mrs. Chan was employed from 1992 through 1997 by Raymond V. Damadian, M.D. MR Scanning Centers Management Company and since 1997 by HMCA, as "site inspector," in which capacity she is responsible for supervising and implementing standard procedures and policies for MRI scanning centers. From 1989 to 1994 Mrs. Chan was employed by St. Matthew's and St. Timothy's Neighborhood Center, Inc., as the director of volunteers in the "Meals on Wheels" program, a program which cares for the elderly. In approximately 1983, Mrs. Chan formed the Claudette Penot Collection, a retail mail-order business specializing in women's apparel and gifts, of which she was the President until she stopped operating the business in approximately 1989. Mrs. Chan practiced and taught in the field of nursing until 1973, when her son was born. She received a bachelor of science degree in nursing from Cornell University in 1960. Mrs. Chan is the sister of Raymond V. Damadian.

Robert J. Janoff has been a Director of Fonar since February 1989. Mr. Janoff has been a self-employed New York State licensed private investigator for more than thirty-five years and was a Senior Adjustor in Empire Insurance Group for more than 15 years until retiring from that position on July 1, 1997. Mr. Janoff also served, from June 1985 to June 1991, as President of Action Data Management Strategies, Ltd., a supplier of computer programs for use by insurance companies. Mr. Janoff was a member of the Board of Directors of Harmony Heights of Oyster Bay, New York for over 25 years, which is a nonprofit residential school for girls with learning disabilities.

Charles N. O'Data has been a Director of Fonar since February 1998. From 1968 to 1997, Mr. O'Data was the Vice President for Development for Geneva College, a liberal arts college located in western Pennsylvania. In that capacity, he acted as the College's chief investment officer. His responsibilities included management of the College's endowment fund and fund raising. In July 1997, Mr. O'Data retired from Geneva College after 36 years of service to assume a position of National Sales Executive for SC Johnson Company's Professional Markets Group, a unit of SC Johnson Wax, and specialized in healthcare and education sales, a position he held until the spring of 1999. In his capacity with SC Johnson he was responsible for sales to the nation's three largest Group Purchasing Organizations which included some 4,000 hospitals. Mr. O'Data presently acts as an independent financial consultant to various entities. Mr. O'Data served on the board of the Medical Center, Beaver, Pennsylvania, now a part of Heritage Valley Health System, a 500 bed acute care facility, for 22 years, three as its Chair. Mr. O'Data also served on the board of the Hospital Council of Western Pennsylvania, a shared-services and group purchasing organization covering seven states. He founded The Beaver County Foundation, a Community Foundation, in 1992, and serves as its President. Mr. O'Data is listed as a finance associate in the Middle States Association, Commission on Higher Education. The commission is the formal accrediting body for higher education in the eastern region of the country. In this capacity he evaluates the financial aspects of educational organizations. Mr. O'Data is a graduate of Geneva College, where he received a B.S. degree in Economics in 1958.

Robert Djerejian has been a Director for Fonar since June 2002. Since 1996 he has served as a senior consultant for Haines, Lundberg & Waehler International (HLW International), an architectural, engineering, planning interior design firm, which among other hi-tech specialties designs hospitals and laboratories. Prior to that time he was the Senior Managing Partner of HLW International for a period of 22 years where he received numerous design awards including the National Honor Award from the Endowment for the Arts and The Design Excellence Award from the NY Society of the American Institute of Architects. During his management of the firm he brought the firm to international prominence with offices in London, Shanghai and Saudi Arabia. He currently consults to private clientele in design management in planning, design and construction services. Mr. Djerejian is an Emeritus member of the Board of Trustees of Pratt Institute since 1992, where he chaired the Nominations Committee and was the Vice Chairman of the Executive Committee. He served as a Board Member coordinating the joint venture of Corcoran College of Art & Design in Washington DC with Pratt Institute as one of the founding directors forming the Delaware College of Art and Design. He is a member of the American institute of Architects and the NY Society of Architects. Mr. Djerejian is a graduate of Pratt Institute School of Architecture, where he received his B.A. in Architecture in 1955.

ITEM 11. EXECUTIVE COMPENSATION.

With the exception of the Chief Executive Officer, the compensation of the Company's executive officers is based on a combination of salary and bonuses based on performance. The Chief Executive Officer's compensation consists of a salary.

The Chief Executive Officer's salary varies only slightly and is by his own decision relatively low. It is not expected to increase materially in the near future. At such time as we become consistently and sufficiently profitable or there is a reconsideration of our compensation policy, the compensation payable to the Chief Executive Officer may be reconsidered. As presently existing, the Chief Executive Officer's compensation package includes no understandings with respect to bonuses, options or other incentives; as such, it is not subject to our general policy later discussed.

The Board of Directors does not have a compensation Committee. Dr. Raymond V. Damadian, President, Chief Executive Officer and Chairman of the Board, controls over 50% of the voting power of our capital stock. Dr. Damadian is the only executive officer who is a member of the Board of Directors. Dr. Damadian participates in the determination of executive compensation for our officers.

The Board of Directors has established an audit committee. The members of the committee are Robert J. Janoff, Charles N. O'Data and Robert Djerejian.

Our compensation policy includes a combination of salary, commissions, bonuses, stock bonuses and stock options, designed to incentivize our employees. There is no universal plan applicable to all of our employees. The fixed and variable components of our employees' compensation tend to be individualized, based on a combination of the employees' performance, responsibilities and position, our assessment of how best to motivate a person in such a position and the needs and preferences of the particular employees, as negotiated between employees and their supervisors or management.

There is set forth in the following Summary Compensation Table the compensation provided by us during fiscal 2008 to our Chief Executive Officer, who also serves as our acting Principal Financial Officer. There is set forth in the following Outstanding Equity Awards Table and Director Compensation Table the required information.

The Company paid premiums for life insurance on its Chief Executive Officer. The insurance policies are owned by a life insurance trust. The cash surrender value of the life insurance policies in the approximate amount of $1.2 million was contributed to capital during the first fiscal quarter of fiscal 2007 pursuant to a split dollar agreement.

I.  SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
Name and                                              All
All Other                                            Other        Total
Principal                                           Compen-       Compen-
Total                       Salary        Bonus      sation        sation
Position        Year          ($)          ($)         ($)           ($)
    (a)          (b)          (c)          (d)         (i)           (j)
----------      ----      ----------      -----      -------      ----------
Raymond V.      2008      $90,087.83        -           -         $90,087.83
Damadian,       2007      $90,162.36        -           -         $90,162.36
President       2006      $93,059.68        -           -         $93,059.68
and CEO
--------------------------------------------------------------------------------

II. OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name           Number of       Option       Option
               Securities      Exercise     Expiration
               Underlying      Price        Date
               Unexercised     ($)
               Options
               (#)
               Exercisable
                   (a)            (b)           (c)
----------     -----------     --------     -----------
Raymond V.
Damadian,
CEO/CFO              463        28.125        12/26/10
--------------------------------------------------------------------------------

III. DIRECTOR COMPENSATION


Name                         Fees Earned or              Total
                            Paid in Cash ($)              ($)
        (a)                       (b)                     (c)
-------------------         ----------------         -----------
Raymond V. Damadian                     0                      0

Claudette J.V. Chan           $ 20,160.00            $ 20,160.00

Robert J. Janoff              $ 20,000.24            $ 20,000.24

Charles N. O'Data             $ 20,000.24            $ 20,000.24

Robert Djerejian              $ 19,999.98            $ 19,999.98

EMPLOYEE COMPENSATION PLANS

Equity Compensation Plan Information as of June 30, 2008

                    (a)                  (b)              (c)
Plan                Number of            weighted-        Number of securities
category            securities           average          remaining available
                    to be issued         exercise         for future issuance
                    upon exercise        price of         under equity
                    of outstanding       outstanding      compensation plans
                    options,             options,         (excluding securities
                    warrants             warrants         reflected in
                    and rights           and rights       column (a)
--------------      ---------------      -----------      ---------------------
Equity
compensation
plans approved
by security
holders                  97,400            $ 30.66             $ 130,943

Equity
compensation
plans not
approved by
security
holders                    -                  N/A                   -
                    ===============      ===========      =====================
Total                    97,400            $ 30.66             $ 130,943

Fonar's 1993 Incentive Stock Option Plan, adopted on March 26, 1993, terminated on March 25, 2003. During the year ended June 30, 2008, 2,360 options expired, therefore, there are no options that were issued under the FONAR 1993 plan that remain outstanding.

Fonar's 1997 Nonstatutory Stock Option Plan, adopted on May 9, 1997 terminated on May 8, 2007. Of the options granted under this plan, 78,166 remain outstanding.

Fonar's 2002 Incentive Stock Option Plan, adopted on July 1, 2002, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The 2002 Incentive Stock Option Plan permits the issuance of stock options covering an aggregate of 100,000 shares of Common Stock of Fonar. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The 2002 Stock Option Plan will terminate on June 30, 2012. As of June 30, 2008, options to purchase 50,943 shares of Common Stock of Fonar were available for future grant under the plan. Of the options granted under this plan 19,234 remain outstanding.

Fonar's 2005 Incentive Stock Option Plan, adopted on February 15, 2005, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue code of 1954, as amended. The Plan permits the issuance of stock options covering an aggregate of 80,000 shares of common stock of Fonar. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are non-transferable, are exercisable for a period not exceeding ten years, and expire upon the voluntary termination of employment. The Plan will terminate on February 14, 2015. As of June 30, 2008, 80,000 shares of common stock of Fonar were available for future grant under this plan.

Fonar adopted its 2007 Stock Bonus Plan, on August 7, 2007. This Plan permits Fonar to issue an aggregate of 100,000 shares of common stock of Fonar as bonus or compensation. As of September 24, 2008, 69,932 shares were available for issuance.

HMCA's 1997 Incentive Stock Option Plan, adopted on March 10, 1997, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The 1997 Incentive Stock Option Plan permits the issuance of stock options covering an aggregate of 2,000,000 shares of Common Stock of HMCA. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The exercisability of the options granted to date is contingent upon the successful completion by HMCA of a public offering of its securities or the recognition by HMCA of at least $10 million in revenues for at least two consecutive fiscal quarters. The 1997 Stock Option Plan terminated on March 9, 2007.

HMCA's 1998 Incentive Stock Option Plan, adopted on December 16, 1998, is intended to qualify as an incentive stock option plan under Section 422A of the Internal Revenue Code of 1954, as amended. The 1998 Incentive Stock Option Plan permits the issuance of stock options covering an aggregate of 2,000,000 shares of Common Stock of HMCA. The options have an exercise price equal to the fair market value of the underlying stock on the date the option is granted, are nontransferable, are exercisable for a period not exceeding ten years and expire upon the voluntary termination of employment. The excerciseability of the options granted to date is contingent upon the successful completion by HMCA of a public offering of its securities. The 1998 Stock Option Plan will terminate on December 15, 2008.

HMCA's 1998 Nonstatutory Stock Option Plan, adopted on December 16, 1998, permits the issuance of stock options covering an aggregate of 500,000 shares of Common Stock of HMCA. The options may be issued at such prices and upon such terms and conditions as are determined by HMCA. The exercisability of the options granted to date is contingent upon the successful completion by HMCA of a public offering of its securities. The 1998 Nonstatutory Stock Option Plan will terminate on December 15, 2008.


ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth the number and percentage of shares of Fonar's securities held by each director, by each person known by us to own in excess of five percent of Fonar's voting securities and by all officers and directors as a group as of September 15, 2008.

Name and Address of                      Shares            Percent
Beneficial Owner (1)                Beneficially Owned     of Class
-------------------------------     ------------------     --------
Raymond V. Damadian, M.D.
c/o Fonar Corporation
Melville, New York
 Director, President, Treasurer
 CEO, 5% + Stockholder
    Common Stock                         120,302             2.46%
    Class C Stock                        382,447            99.98%
    Class A Preferred                     19,093             6.09%

Claudette Chan
Director and Secretary
    Common Stock                             106              *
    Class A Preferred                         32              *

Robert J. Janoff
Director
    Common Stock                           3,600              *
    Class A Preferred                         80              *

Charles N. O'Data
Director
    Common Stock                              28              *

Robert Djerejian
Director
    Common Stock                                0             *

All Officers and Directors
as a Group (5 persons)
    Common Stock                          124,036            2.54%
    Class C Stock                         382,447           99.98%
    Class A Preferred                      19,205            6.13%
___________________________
*   Less than one percent

1. Address provided for each beneficial owner owning more than Five percent of the voting securities of Fonar.


ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Background.

Between 1990 and 1996, Raymond V. Damadian, M.D. MRI Scanning Centers Management Company, also referred to as "RVDC", a Delaware corporation of which Dr. Damadian was the sole stockholder, director and President, purchased and leased scanners from Fonar to establish a network of professional corporations operating MRI scanning centers, also referred to as the "Centers", in New York, Florida, Georgia and other locations. Dr. Raymond V. Damadian is the Chairman, President and principal stockholder of Fonar and was also the owner, director and President of each of these professional corporations. RVDC provided the necessary management and the scanners to the Centers, although in certain situations, a Center would acquire the scanner directly from Fonar.

ACQUISITION OF RVDC.

Effective June 30, 1997, Fonar's wholly-owned subsidiary, Health Management Corporation of America, also referred to as "HMCA", formerly known as U.S. Health Management Corporation, acquired RVDC by purchasing all of the issued and outstanding shares of RVDC from Dr. Damadian for 400 shares of the Common Stock of Fonar. The transactions can be rescinded by Dr. Damadian, however, in the event of a change of control in Fonar or the bankruptcy of Fonar. There is no time limit on the right to rescind. In connection with the transaction, Fonar granted RVDC a nonexclusive royalty free license to Fonar's patents and software. These licenses may be terminated by Fonar in the event of the bankruptcy of RVDC or a change in control of RVDC.

AGREEMENTS WITH HMCA

Effective July 1, 1997, new management agreements were entered into by the Centers and HMCA. Since that time certain of the original Centers have been closed and new Centers opened. Each new Center also entered into a management agreement with HMCA.

Pursuant to the management agreements, HMCA is providing comprehensive management and administrative services and office facilities, including billing and collection of accounts, payroll and accounts payable processing, supplies and utilities to the Centers. Under the management agreements, HMCA provides service through Fonar for the scanners at the Centers. In total, 11 MRI Centers have management agreements with HMCA. Dr. Damadian was the sole stockholder, director and president of each of the Centers.

The fees to HMCA under the management agreements with the MRI Centers were based on the number of procedures performed.

At the end of fiscal 2007, Dr. Damadian sold all of his stock in the MRI Centers located in New York State. The new owner is one of the radiologists who has been reading and interpreting scans performed at those facilities. In connection with the sale, HMCA entered into new management agreements with the MRI Centers under which HMCA performs essentially the same services for the MRI Centers as prior to the sale. The fees charged, however, are flat fees charged on a monthly basis.

Dr. Damadian remains the owner of three MRI Centers in Florida and one in Georgia. The fees payable to HMCA for its services to these MRI Centers remain based on the number of procedures performed, ranging between $300 and $400 per procedure.

During the fiscal years ended June 30, 2008 and June 30, 2007 the net revenues received by HMCA from the MRI Centers owned by Dr. Damadian were approximately $3.7 million and $11.9 million respectively.

OTHER TRANSACTIONS

Robert Janoff, a director of the Company, was a limited partner in a partnership in which we had a 92% partnership interest. The partnership manages an MRI scanning center in Bensonhurst, Brooklyn, New York and was party to a service contract at an annual rate of $110,000 on its scanner for the period of July 1, 2007 through June 30, 2008. We sold our interest in the partnership at the end of September, 2008.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Audit Fees

The aggregate fees billed by Marcum & Kliegman LLP for the audit of our annual consolidated financial statements for the fiscal year ended June 30, 2008 and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended June 30, 2008 were $574,674. An audit of internal controls was not required this year.

The aggregate fees billed by Marcum & Kliegman LLP for the audit of our annual financial statements for the fiscal year ended June 30, 2007 and our internal controls, and the reviews of the financial information included in our Forms 10-Q for the fiscal year ended June 30, 2007 were $679,052.

Audit Related Fees

No fees were billed by Marcum & Kliegman LLP for the fiscal years ended June 30, 2008 or June 30, 2007 for services related to the audit or review of our financial statements that are not included under the caption "Audit Fees".

No fees were billed by Marcum & Kliegman LLP for the fiscal years ended June 30, 2008 or June 30, 2007 for designing, operating, supervising or implementing any of our financial information systems or any hardware or software systems for our financial information.

Tax Fees

The aggregate fees billed by Marcum & Kliegman LLP for tax compliance, tax advice and tax planning in the fiscal year ended June 30, 2008 were $115,668.

The aggregate fees billed by Marcum & Kliegman LLP for tax compliance, tax advice and tax planning in the fiscal year ended June 30, 2007 were $153,337.

All Other Fees

The aggregate fees billed by Marcum & Kliegman LLP for all other services rendered by them during the fiscal years ended June 30, 2008 and June 30, 2007 were $6,125 and $49,878, respectively, which included services in connection with the registration of securities, employee benefit plan audits and reviews and procedures that we requested Marcum & Kliegman to undertake to provide assurances on matters not required by laws or regulations.

Since January 1, 2003, the audit committee has adopted policies and procedures for pre-approving all non-audit work performed by the auditors. Specifically, the committee must pre-approve the use of the auditors for all such services. The audit committee has pre-approved all non-audit work since that time and in making its determination has considered whether the provision of such services was compatible with the independence of the auditors.

Our audit committee believes that the provision by Marcum & Kliegman LLP of services in addition to audit services in fiscal 2008 and 2007 were compatible with maintaining their independence.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

a) FINANCIAL STATEMENTS AND SCHEDULES

The following consolidated financial statements are included in Part II, Item 8.

     Report of Independent Registered Public Accounting Firm

     Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting.

     Consolidated Balance Sheets as at June 30, 2008 and 2007.

     Consolidated Statements of Operations for the Three Years Ended June 30, 2008, 2007 and 2006.

     Consolidated Statements of Stockholders' Equity for the Three Years Ended June 30, 2008, 2007 and 2006.

     Consolidated Statements of Cash Flows for the Three Years Ended June 30, 2008, 2007 and 2006.

     Notes to Consolidated Financial Statements.

     Information required by schedules called for under Regulation S-X is either not applicable or is included in the consolidated financial statements or notes to the financial statements.


b) REPORTS ON FORM 8-K

     None.

c) EXHIBITS

     3.1   Certificate  of   Incorporation,   as  amended,   of  the  Registrant
incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-1,Commission File No. 33-13365.

     3.2 Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     3.3 Section A of Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 4.3 to the Registrant's registration statement on Form S-3, Commission File No. 333-63782.

     3.4 Section A of Article Fourth of the Certificate of Incorporation, as amended, of the Registrant incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Commission File No. 0-10248.

     3.5 By-Laws,  as amended,  of the Registrant  incorporated  by reference to
Exhibit 3.2 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     4.1 Specimen Common Stock Certificate  incorporated by reference to Exhibit
4.1 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.

     4.2 Specimen Class B Common Stock Certificate  incorporated by reference to
Exhibit 4.2 to the Registrant's registration statement on Form S-1, Commission File No. 33-13365.


     4.3 Form of 4% Convertible Debentures due June 30, 2002 incorporated by reference to Exhibit 4.1 of the Registrant's current report on Form 8-K filed on June 11, 2001. Commission File No. 0-10248.

     4.4 Form of Purchase Warrants incorporated by reference to Exhibit 4.2 of the Registrant's current report on Form 8-K filed on June 11, 2001. Commission File No. 0-10248.

     4.5 Form of Callable Warrants incorporated by reference to Exhibit 4.3 of the Registrant's current report on Form 8-K filed on June 11, 2001. Commission File No. 0-10248.

     4.6 Form of  Replacement  Callable  Warrants  incorporated  by reference to
Exhibit 4.7 of the Registrant's registration statement on Form S- 3, Commission File No. 333-10677.

     4.7 Form of Amended and Restated Purchase Warrant for The Tail Wind Fund, Ltd. incorporated by reference to Exhibit 4.7 of the Registrants registration statement on Form S-3, Commission File No. 333-116908.

     4.8 Form of Amended and Restated  Purchase  Warrant for Placement Agent and
Designees   incorporated  by  reference  to  Exhibit  4.8  of  the  Registrant's registration statement on Form S-3, Commission File No. 333- 116908.

     10.1 License Agreement between the Registrant and Raymond V. Damadian incorporated by reference to Exhibit 10 (e) to Form 10-K for the fiscal year ended June 30, 1983, Commission File No. 0-10248.

     10.2 1983  Nonstatutory  Stock  Option Plan  incorporated  by  reference to
Exhibit 10 (a) to Form 10-K for the fiscal year ended June 30, 1983, Commission File No. 0-10248, and amendments thereto dated as of March 7, 1984 and dated August 22, 1984, incorporated by referenced to Exhibit 28 (a) to Form 10-K for the year ended June 30, 1984, Commission File No. 0-10248.

     10.3 1984 Incentive Stock Option Plan incorporated by reference to Exhibit 28 (c) to Form 10-K for the year ended June 30, 1984, Commission File No. 0-10248.

     10.4 1986  Nonstatutory  Stock  Option Plan  incorporated  by  reference to
Exhibit 10.7 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.5 1986 Stock Bonus Plan incorporated by reference to Exhibit 10.8 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.6 1986 Incentive Stock Option Plan  incorporated by reference to Exhibit
10.9 to Form 10-K for the fiscal year ended June 30, 1986, Commission File No. 0-10248.

     10.7 Lease Agreement, dated as of August 18, 1987, between the Registrant and Reckson Associates incorporated by reference to Exhibit 10.26 to Form 10-K for the fiscal year ended June 30, 1987, Commission File No. 0-10248.

     10.8 1993 Incentive Stock Option Plan  incorporated by reference to Exhibit
28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.9 1993  Non-Statutory  Stock  Option Plan  incorporated  by reference to
Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.10 1993 Stock Bonus Plan incorporated by reference to Exhibit 28.3 to the Registrant's registration statement on Form S-8, Commission File No. 33-60154.

     10.11 1994  Non-Statutory  Stock Option Plan  incorporated  by reference to
Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-81638.

     10.12 1994 Stock Bonus Plan incorporated by reference to Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-81638.

     10.13 1995  Non-Statutory  Stock Option Plan  incorporated  by reference to
Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     10.14 1995 Stock Bonus Plan incorporated by reference to Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No. 33-62099.

     10.15 1997  Non-Statutory  Stock Option Plan  incorporated  by reference to
Exhibit 28.1 to the Registrant's registration statement on Form S-8, Commission File No.: 333-27411.

     10.16 1997 Stock Bonus Plan incorporated by reference to Exhibit 28.2 to the Registrant's registration statement on Form S-8, Commission File No: 333-27411.

     10.17 Stock Purchase Agreement, dated July 31, 1997, by and between U.S. Health Management Corporation, Raymond V. Damadian, M.D. MR Scanning Centers Management Company and Raymond V. Damadian, incorporated by reference to Exhibit
2.1 to the Registrant's Form 8-K, July 31, 1997, commission File No: 0-10248.

     10.18 Merger Agreement and Supplemental Agreement dated June 17, 1997 and Letter of Amendment dated June 27, 1997 by and among U.S. Health Management Corporation and Affordable Diagnostics Inc. et al., incorporated by reference to
Exhibit 2.1 to the  Registrant's  8-K,  June 30,  1997,  Commission  File No: 0-
10248.

     10.19 Stock Purchase Agreement dated March 20, 1998 by and among Health Management Corporation of America, Fonar Corporation, Giovanni Marciano, Glenn Muraca et al., incorporated by reference to Exhibit 2.1 to the Registrant's 8-K, March 20, 1998, Commission File No: 0-10248.

     10.20 Stock Purchase Agreement dated August 20, 1998 by and among Health Management Corporation of America, Fonar Corporation, Stuart Blumberg and Steven Jonas, incorporated by reference to Exhibit 2 to the Registrant's 8-K, September 3, 1998, Commission File No. 0-10248.

     10.21 2000 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration Statement on Form S-8, Commission File No.: 333-66760.

     10.22 2002 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No.: 333-89578.

     10.23 2002 Incentive Stock Option Plan incorporated by reference to Exhibit
99.1 to the  Registrant's  registration  statement on Form S-8,  Commission File
No.: 333-96557.

     10.24 2003 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No: 333-106626.

     10.25 2003  Supplemental  Stock Bonus Plan  incorporated  by  reference  to
Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No: 333-106626.

     10.26 2004 Stock Bonus Plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No. 333-112577.

     10.27 2005 Stock Bonus plan incorporated by reference to Exhibit 99.1 to the Registrant's registration statement on Form S-8, Commission File No. 333-122859.

     10.28 2005  Supplemental  Stock Bonus plan  incorporated  by  reference  to
Exhibit 99.1 to the Registrant's registration statement on Form S- 8, Commission File No. 333-126658.

     10.29 Purchase Agreement dated May 24, 2001 by and between the Registrant and The Tail Wind Fund Ltd. incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed June 11, 2001. Commission File No. 0-10248.

     10.30 Registration Rights Agreement dated May 24, 2001 by and among the Registrant, The Tail Wind Fund Ltd. and Roan Meyers, Inc. incorporated herein by reference to Exhibit 10.2 to the Registrant's current report on Form 8-K filed June 11, 2001. Commission File No. 0-10248.

     10.31 Amendment to Callable Warrant dated April 28, 2004 by and between The Tail Wind Fund, Ltd. and the Registrant incorporated by reference to Exhibit
10.17 to the Registrant's registration statement on Form S-3, Commission File No. 333-116908.

     10.32 First Amendment to Purchase Warrant dated April 28, 2004 by and between The Tail Wind Fund, Ltd. and the Registrant incorporated by reference to
Exhibit 10.18 to the Registrant's registration statement on Form S-3, Commission File No. 333-116908.

     10.33 Form of First Amendment to Purchase Warrant dated June 1, 2004 by and between each of Roan/Meyers Associates, L.P. and its designees and the Registrant, incorporated by reference to Exhibit 10.19 to the Registrant's registration statement on Form S-3, Commission File No. 333- 116908.

     10.34 Asset Purchase Agreement dated July 28, 2005 among Health Plus Management Services, L.L.C., Health Management Corporation of America, Dynamic Healthcare Management, Inc. and Fonar Corporation, incorporated by reference to
Exhibit 2 to the Registrant's Form 8-K, August 2, 2005, Commission File No. 0-10248.

     10.35 Partnership Interest Purchase Agreement dated September 29, 2008 by and between Diagnostic Management, LLC and Raymond V. Damadian, M.D. MR Scanning Centers Management Company. See Exhibits.

     14.1 Code of Ethics, incorporated by reference to Exhibit 14.1 of registrant's Form 10-K for the fiscal year ended June 30, 2004, Commission File
No.: 0-10248.

     21.1 Subsidiaries of the Registrant. See Exhibits.

     23.1 Independent Registered Public Accounting Firm's Report See Exhibits.

     31.1 Section 302 Certification. See Exhibits.

     32.1 Section 906 Certification. See Exhibits.

     99.1  Press  Release  on  Sale  to  Largest  Orthopedic   Hospital  in  the
Netherlands, incorporated by reference to Exhibit 99.1 of registrant's Form 10-K for the fiscal year ended June 30, 2006, Commission File No.: 0-10248.

SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               FONAR CORPORATION

Dated:  October 6, 2008

                               By: /s/ Raymond Damadian
                               Raymond V. Damadian, President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    Signature                 Title                  Date

/s/ Raymond Damadian     Chairman of the        October 6, 2008
Raymond V. Damadian      Board of Directors,
                         President, Director
                         Principal Executive
                         Officer and Acting
                         Principal Financial
                         Officer)

/s/ Claudette J.V. Chan  Director and           October 6, 2008
Claudette J.V. Chan      Secretary


/s/ Robert J. Janoff     Director               October 6, 2008
Robert J. Janoff

/s/ Charles N. O'Data    Director               October 6, 2008
Charles N. O'Data

/s/ Robert Djerejian     Director               October 6, 2008
Robert Djerejian

                              CORPORATE INFORMATION

Corporate Headquarters

110 Marcus Drive
Melville, NY  11747
(631) 694-2929

Investor Relations

FONAR Corporation
110 Marcus Drive
Melville, NY  11747
(631) 694-2929

Stock Transfer Agency

Computershare Trust Company, Inc.
350 Indiana Street, Suite 800
Golden, Colorado  80401

Auditors

Marcum & Kliegman, LLP
New York, New York

Board of Directors

Raymond V. Damadian, M.D.
Chairman of the Board

Claudette Chan, Director

Robert Janoff, Director

Charles O'Data, Director

Robert Djerejian, Director

Officers

Raymond V. Damadian, M.D.
President, Chief Executive Officer and Treasurer

Claudette J.V. Chan
Secretary